Exhibit 10.14

$150,000,000

CREDIT AGREEMENT

Dated as of September 22, 2008

among

CT TECHNOLOGIES INTERMEDIATE HOLDINGS, INC.,

as Borrower,

THE OTHER CREDIT PARTIES SIGNATORY HERETO,

as Credit Parties,

THE LENDERS SIGNATORY HERETO FROM TIME TO TIME,

as Lenders,

and

GENERAL ELECTRIC CAPITAL CORPORATION,

as Agent and Collateral Agent

NEWSTAR FINANCIAL, INC.,

as Co-Lead Arranger, Syndication Agent and Joint Bookrunner

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND,

MARANON CAPITAL, L.P., and

ARES CAPITAL CORPORATION,

each as a Co-Documentation Agent

¿¿¿

GE CAPITAL MARKETS, INC.,

as Co-Lead Arranger and Joint Bookrunner

(i)

Table of Contents

(continued)

(ii)

Table of Contents

(continued)

(iii)

INDEX OF APPENDICES

Annex A (Recitals)	-	Definitions
Annex B (Section 1.2)	-	Letters of Credit
Annex C	-	Intentionally Omitted
Annex D (Section 2.1(a))	-	Closing Checklist
Annex E (Section 4.1(a))	-	Financial Statements and Projections — Reporting
Annex F (Section 6.10)	-	Financial Covenants
Annex G (Section 9.9(a))	-	Lenders’ Wire Transfer Information
Annex H (Section 11.10)	-	Notice Addresses
Annex I (from Annex A Commitments definition)	-	Commitments as of Closing Date

Exhibit 1.1(a)(i)	-	Form of Notice of Revolving Credit Advance
Exhibit 1.1(a)(ii)	-	Form of Revolving Note
Exhibit 1.1(b)(i)	-	Form of Term Loan Note
Exhibit 1.1(c)(1)	-	Form of Notice of Incremental Facility Commitment
Exhibit 1.1(c)(2)	-	Form of Incremental Facility Note
Exhibit 1.1(d)(ii)	-	Form of Swing Line Note
Exhibit 1.5(e)	-	Form of Notice of Conversion/Continuation
Exhibit 9.1(a)	-	Form of Assignment Agreement

Disclosure Schedule 1.1(a)	-	Agent’s Representatives
Disclosure Schedule 1.4	-	Sources and Uses; Funds Flow Memorandum
Disclosure Schedule 3.1	-	Type of Entity; State of Organization
Disclosure Schedule 3.3	-	Approvals
Disclosure Schedule 3.6	-	Real Estate and Leases
Disclosure Schedule 3.7	-	Labor Matters
Disclosure Schedule 3.8	-	Ventures; Outstanding Stock
Disclosure Schedule 3.11	-	Tax Matters
Disclosure Schedule 3.12	-	ERISA Plans
Disclosure Schedule 3.13	-	Litigation
Disclosure Schedule 3.14	-	Brokers
Disclosure Schedule 3.15	-	Intellectual Property
Disclosure Schedule 3.16	-	Financing Statements
Disclosure Schedule 3.17	-	Environmental Matters
Disclosure Schedule 3.18	-	Insurance
Disclosure Schedule 3.19	-	Deposit and Disbursement Accounts
Disclosure Schedule 3.24	-	Bonding; Licenses
Disclosure Schedule 5.1	-	Corporate and Trade Names
Disclosure Schedule 5.8	-	Landlord’s Agreements, Mortgage Agreements, Bailee Letters and Real Estate Purchases
Disclosure Schedule 6.2	-	Investments

(iv)

Disclosure Schedule 6.3	-	Indebtedness
Disclosure Schedule 6.4	-	Transactions with Affiliates
Disclosure Schedule 6.7	-	Existing Liens

(v)

THIS CREDIT AGREEMENT (this “Agreement”), dated as of September 22, 2008, among CT TECHNOLOGIES INTERMEDIATE HOLDINGS, INC., a Delaware corporation, the other Credit Parties signatory hereto; GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, “GE Capital”), as a Lender, as Agent and as Collateral Agent for Lenders; and the other Lenders signatory hereto from time to time.

RECITALS

WHEREAS, Borrower has requested that Lenders extend revolving and term credit facilities to Borrower of up to One Hundred Fifty Million Dollars ($150,000,000) in the aggregate for the purpose of financing the Acquisition and the Refinancing, and to provide (a) working capital financing for Borrower, (b) funds for other general corporate purposes of Borrower, including permitted investments, acquisitions and capital expenditures, and (c) funds for fees and other expenses associated with the making of the Loans hereunder and the Related Transactions; and for these purposes, Lenders are willing to make certain loans and other extensions of credit to Borrower of up to such amount upon the terms and conditions set forth herein; and

WHEREAS, Borrower may, from time to time, request certain incremental term credit facilities pursuant to the terms and conditions set forth herein in an amount not to exceed Twenty Million Dollars ($20,000,000) in the aggregate; and

WHEREAS, Borrower has agreed to secure all of its obligations under the Loan Documents by granting to Collateral Agent, for the benefit of itself and the other Lenders, security interests in and liens upon substantially all of its existing and after-acquired personal and fee-owned real property, including, without limitation, a pledge of all of the Stock (as defined herein) of each of Borrower’s Subsidiaries, subject to the limitations set forth herein; and

WHEREAS, Borrower is a direct wholly-owned Subsidiary of CT Technologies Intermediate Holdings (Topco), Inc., a Delaware corporation (“Holdings”) and Holdings has agreed to guarantee all the obligations of Borrower under the Loan Documents pursuant to the Holdings Guaranty and by granting to Collateral Agent, for the benefit of itself and the other Lenders, security interests in and liens upon all of its existing and after-acquired property including, without limitation, a pledge of all of the Stock of Borrower to secure such guaranty; and

WHEREAS, all Domestic Subsidiaries of Borrower are willing to guarantee all of the obligations of Borrower to Agent and Lenders under the Loan Documents pursuant to the Subsidiary Guaranty and by granting to Collateral Agent, for the benefit of itself and the other Lenders, security interests in and liens upon substantially all of its existing and after-acquired personal and certain of its fee-owned real property to secure such guaranty; and

WHEREAS, capitalized terms used in this Agreement shall have the respective meanings ascribed to them in Annex A and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Annex A shall govern. All Annexes, Disclosure Schedules, Exhibits and other attachments (collectively, “Appendices”) hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together with this Agreement, shall constitute but a single agreement. These Recitals shall be construed as part of the Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I.	AMOUNT AND TERMS OF CREDIT

1.1 Credit Facilities.

(a) Revolving Credit Facility.

(i) Subject to the terms and conditions hereof, each Revolving Lender agrees to make available to Borrower from time to time until the Revolving Credit Maturity Date its Pro Rata Share of advances (each, a “Revolving Credit Advance”). The Pro Rata Share of the Revolving Loan of any Revolving Lender shall not at any time exceed its separate Revolving Loan Commitment. The obligations of each Revolving Lender hereunder to make its share of the Revolving Credit Advances shall be several and not joint. Until the Revolving Credit Maturity Date, Borrower may from time to time borrow, repay and reborrow under this Section 1.1(a); provided, however, that after giving effect to each Revolving Credit Advance, the aggregate principal amount of all outstanding Revolving Loans and outstanding Swing Line Loans shall not exceed the Maximum Amount. Each Revolving Credit Advance shall be made on notice by Borrower to one of the representatives of Agent identified in Disclosure Schedule (1.1(a)) at the address specified therein. Any such notice must be given no later than (1) 10:00 a.m. (New York time) on the Business Day of the proposed Revolving Credit Advance, in the case of an Index Rate Loan, or (2) 10:00 a.m. (New York time) on the date which is three (3) Business Days prior to the proposed Revolving Credit Advance, in the case of a LIBOR Loan. Each such notice (a “Notice of Revolving Credit Advance”) must be given in writing or by telephonic notice confirmed in writing, each such writing or confirmation shall be sent by telecopy or overnight courier and be substantially in the form of Exhibit 1.1(a)(i), and shall include the information required in such exhibit. If Borrower desires to have the Revolving Credit Advances bear interest by reference to LIBOR, Borrower must comply with Section 1.5(e).

(ii) Except as provided in Section 1.10, Borrower shall execute and deliver to Agent for each Revolving Lender that requests a note a note to evidence the Revolving Loan Commitment of that Revolving Lender. Each note shall be in the principal amount of the Revolving Loan Commitment of the applicable Revolving Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(a)(ii) (each a “Revolving Note” and, collectively, the “Revolving Notes”). Each Revolving Note shall represent the obligation of Borrower to pay the amount of the applicable Revolving Lender’s Revolving Loan Commitment or, if less, such Revolving Lender’s Pro Rata Share of the aggregate unpaid principal amount of all Revolving Credit Advances together with interest thereon as prescribed in Section 1.5. The entire unpaid balance of the aggregate Revolving Loan and all other non-contingent Obligations relating to the Revolving Loan shall be immediately due and payable in full in immediately available funds on the Revolving Credit Maturity Date.

(iii) Each payment of principal with respect to the Revolving Credit Advances shall be paid to Agent for the ratable benefit of each Revolving Lender, ratably in proportion to each such Revolving Lender’s respective Revolving Loan Commitment.

(b) Term Loans.

(i) Term Loan.

(A) Subject to the terms and conditions hereof, each Term Loan Lender agrees to make a term loan (collectively, the “Term Loan”) on the Closing Date to Borrower in the original principal amount of that Lender’s Term Loan Commitment. The obligations of each Term Loan Lender hereunder to make its share of the Term Loan shall be several and not joint. Except as provided in Section 1.10, each Term Loan Lender’s Pro Rata Share of the Term Loan shall be evidenced by a promissory note substantially in the form of Exhibit 1.1(b)(i) executed by Borrower in favor of such Term Loan Lender (each a “Term Loan Note” and collectively the “Term Loan Notes”). Each Term Loan Note shall represent the obligation of Borrower to pay the Term Loan made by the applicable Term Loan Lender, together with interest thereon as prescribed in Section 1.5.

(B) The outstanding principal balance of the Term Loan shall be repaid in consecutive quarterly installments on the last Business Day of each Fiscal Quarter in the respective amounts during the periods set forth below, subject to Section 1.3:

Payment Period	Amount
March 31, 2009 through and including December 31, 2009	$2,437,500
March 31, 2010 through and including December 31, 2010	$3,250,000
March 31, 2011 through and including December 31, 2011	$4,062,500
March 31, 2012 through, but not including, September 22, 2013	$4,875,000

Payment Period	Amount
September 22, 2013	Remaining aggregate principal balance of the Term Loan

(C) No payment with respect to the Term Loan may be re-borrowed.

(D) Each payment of principal with respect to the Term Loan shall be paid to Agent for the ratable benefit of each Term Loan Lender, ratably in proportion to such Term Loan Lender’s respective Term Loan Commitment.

(c) Incremental Facility.

(i) Subject to the terms and conditions of this Agreement, Borrower may, from time to time, request that the Lenders or other financial institutions that would be Qualified Assignees provide additional commitments up to an aggregate amount not in excess of Twenty Million Dollars ($20,000,000) (the “Incremental Facility”); provided, however, that (A) Borrower shall have given Agent at least fifteen (15) days’ advance written notice of its intention to obtain the Incremental Facility, the desired amount of the Incremental Facility and the intended Incremental Facility Effective Date (as hereinafter defined), (B) all conditions precedent set forth in Section 2.2 shall have been satisfied as of the Incremental Facility Effective Date, (C) Agent shall have received on or prior to the Incremental Facility Effective Date (1) a Certificate certifying the resolutions of such Person’s board of directors (or equivalent governing body) approving and authorizing the Incremental Facility to the extent of the stated desired amount of such Incremental Facility, (2) a Notice of Incremental Facility Commitment in the form of Exhibit 1.1(c)(1) attached hereto, duly executed by Borrower and the other Credit Parties (a “Notice of Incremental Facility Commitment”), (3) except as provided in Section 1.10, Notes duly executed by Borrower in favor of each of the Lenders with an Incremental Facility Commitment dated the applicable Incremental Facility Effective Date and substantially in the form of Exhibit 1.1(c)(2) (each, an “Incremental Facility Note” and, collectively, the “Incremental Facility Notes”), (4) an opinion of counsel to the Credit Parties in form and substance and from counsel reasonably satisfactory to Agent and addressed to Agent dated the Incremental Facility Effective Date and addressing such matters as Agent may reasonably request, and (5) to the extent any of the proceeds are to be used for purposes other than Permitted Acquisitions or investments by Borrower or any Guarantor as expressly permitted under Section 6.2 hereof, the prior written consent of the Requisite Lenders, (D) each Incremental Facility Advance shall be in a minimum principal amount of $5,000,000, (E) the Total Leverage Ratio for Holdings and its Subsidiaries on a consolidated basis for the most recently ended Rolling Period shall be equal to or less than 5.00 to 1.00 before and after giving effect to such Incremental Facility Advances and the application of the proceeds thereof, including any related acquisition and (F) Borrower shall be in pro forma compliance with all Financial Covenants both before and after giving effect to such Incremental Facility Advances and the application of the proceeds thereof, including any related acquisition. An Incremental Facility Commitment shall take the form of (i) an increase of the Term Loan, and/or (ii) a new term loan which new term loan may be structured as a delayed draw term loan (“New Term Loan”).

(ii) The maturity date for the Incremental Facility Advances shall be no earlier than the Term Loan Maturity Date. The average life to maturity of any New Term Loan shall be no shorter than the remaining average life to maturity of the existing Term Loan. Any Incremental Facility Commitment shall be governed by the related Notice of Incremental Facility Commitment, this Agreement and the other Loan Documents and in the case of New Term Loans, the interest rate margins shall not be more than 0.25% greater than the interest rate margins for any other existing Term Loan. In the event that interest rate margins on the New Term Loans is more than 0.25% greater than the interest rate margins for any other existing Term Loan, then the interest rate margins on such existing Term Loan shall be adjusted on a mark-to-market basis to the interest rate margins on the New Term Loan to maintain not more than 0.25% difference. Except for maturity and interest rate margins of a New Term Loan as described in the preceding two sentences, the terms and conditions of any New Term Loan shall be consistent with the terms of the existing Term Loan and otherwise reasonably satisfactory to the Agent. Amendments to this Agreement that are required to give effect to an Incremental Facility that is an increase of the Term Loan Commitment and Term Loan shall only require the consent of Borrower and Agent, except to the extent that a specific Lender’s consent is otherwise required with respect to an issuance by such Lender of any Incremental Facility Commitment.

(iii) Borrower shall offer the Incremental Facility to (A) first, the Lenders, and each Lender will have the right, but not any obligation, to commit to all or a portion of the proposed Incremental Facility up to an amount no greater than its Pro Rata share of the existing Loans and Commitments hereunder; provided that any Lender that does not accept such offer within five (5) days shall be deemed to have rejected the offer and (B) next, any institution that would be a Qualified Assignee; and any Lender or institution that would be a Qualified Assignee that accepts such offer must (x) be approved by Agent (which approval shall not be unreasonably withheld or delayed) and (y) execute the applicable Notice of Incremental Facility Commitment pursuant to which such Lender or Qualified Assignee shall agree to commit to all or a portion of such Incremental Facility and, in the case of such a Qualified Assignee that is not then a Lender, to be bound by the terms of this Agreement as a Lender. On the effective date provided for in a Notice of Incremental Facility Commitment (each a “Incremental Facility Effective Date”), the Commitments in question will be increased, as appropriate, by the additional amount(s) committed to by each Lender and each such Qualified Assignee on the Incremental Facility Effective Date in regard thereto. In the event there are Lenders and Qualified Assignees that have committed to the Incremental Facility in excess of the maximum amount requested (or permitted), then Agent and Borrower shall allocate such commitments (subject to clause (A) above). Subject to Sections 1.3(b), (c) and (d), the Incremental Facility Loans that are New Term Loans shall be repaid as set forth in the related Notice of Incremental Facility Commitment.

(d) Swing Line Facility.

(i) Agent shall notify the Swing Line Lender upon Agent’s receipt of any Notice of Revolving Credit Advance. Subject to the terms and conditions hereof, the Swing Line Lender may, in its discretion, make available from time to time until the Termination Date advances (each, a “Swing Line Advance”) in accordance with any such notice. The provisions of this Section 1.1(d) shall not relieve Revolving Lenders of their obligations to make Revolving Credit Advances under Section 1.1(a); provided that if the Swing Line Lender makes a Swing Line Advance pursuant to any such notice, such Swing Line Advance shall be in lieu of any Revolving Credit Advance that otherwise may be made by Revolving Credit Lenders pursuant to such notice. The aggregate amount of Swing Line Advances outstanding shall not exceed at any time the lesser of (A) the Swing Line Commitment and (B) the Maximum Amount less the outstanding balance of the Revolving Loan at such time (“Swing Line Availability”). Until the Termination Date, Borrower may from time to time borrow, repay and reborrow under this Section 1.1(d). Each Swing Line Advance shall be made pursuant to a Notice of Revolving Credit Advance delivered by Borrower to Agent in accordance with Section 1.1(a); provided that any such notice must be given no later than 1:00 p.m. (New York time) on the Business Day of the proposed Swing Line Advance. The Swing Line Lender shall, subject to the conditions precedent set forth in Sections 2.2, be entitled to fund Swing Line Advances, and to have such Revolving Lender make Revolving Credit Advances in accordance with Section 1.1(d)(iii) or purchase participating interests in accordance with Section 1.1(d)(iv). Notwithstanding any other provision of this Agreement or the other Loan Documents, the Swing Line Loan shall constitute an Index Rate Loan.

(ii) Borrower shall execute and deliver to the Swing Line Lender a promissory note to evidence the Swing Line Commitment. Such note shall be in the principal amount of the Swing Line Commitment of the Swing Line Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(d)(ii) (the “Swing Line Note”). The Swing Line Note shall represent the obligation of Borrower to pay the amount of the Swing Line Commitment or, if less, the aggregate unpaid principal amount of all Swing Line Advances made to Borrower together with interest thereon as prescribed in Section 1.5. The entire unpaid balance of the Swing Line Loan shall be immediately due and payable in full in immediately available funds on the Termination Date if not sooner paid in full.

(iii) The Swing Line Lender, at any time and from time to time no less frequently than once weekly, shall on behalf of Borrower (and Borrower hereby irrevocably authorizes the Swing Line Lender to so act on its behalf) and Borrower may, at any time and from time to time, request each Revolving Lender (including the Swing Line Lender) to make a Revolving Credit Advance to Borrower (which shall be an Index Rate Loan) in an amount equal to that Revolving Lender’s Pro Rata Share of the principal amount of the Swing Line Loan (the “Refunded Swing Line Loan”) outstanding on the date such notice is given. Unless any of the events described in Sections 8.1(h) or 8.1(i) has occurred (in which event the procedures of Section 1.1(d)(iv) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Credit Advance are then satisfied, each Revolving Lender shall disburse directly to Agent, its Pro Rata Share of a Revolving Credit Advance on behalf of the Swing Line Lender, prior to 2:00 p.m. (New York time), in immediately available funds on the Business Day next succeeding the date that notice is given. The proceeds of those Revolving Credit Advances shall be immediately paid to the Swing Line Lender and applied to repay the Refunded Swing Line Loan.

(iv) If, prior to refunding a Swing Line Loan with a Revolving Credit Advance pursuant to Section 1.1(d)(iii), one of the events described in Sections 8.1(h) or 8.1(i)

has occurred, then, subject to the provisions of Section 1.1(d)(v) below, each Revolving Lender shall, on the date such Revolving Credit Advance was to have been made for the benefit of Borrower, purchase from the Swing Line Lender an undivided participation interest in the Swing Line Loan in an amount equal to its Pro Rata Share of such Swing Line Loan. Upon request, each Revolving Lender shall promptly transfer to the Swing Line Lender, in immediately available funds, the amount of its participation interest.

(v) Each Revolving Lender’s obligation to make Revolving Credit Advances in accordance with Section 1.1(d)(iii) and to purchase participation interests in accordance with Section 1.1(d)(iv) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender may have against the Swing Line Lender, Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Default or Event of Default; (C) any inability of Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement at any time; or (D) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Revolving Lender does not make available to Agent or the Swing Line Lender, as applicable, the amount required pursuant to Sections 1.1(d)(iii) or 1.1(d)(iv), as the case may be, the Swing Line Lender shall be entitled to recover such amount on demand from such Revolving Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Rate for the first two Business Days and at the Index Rate thereafter.

(e) Reliance on Notices. Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Revolving Credit Advance, Notice of Conversion/Continuation, Notice of Incremental Facility Commitment or similar notice believed by Agent to be genuine. Agent may assume that each Person executing and delivering any notice in accordance herewith was duly authorized, unless the responsible individual acting thereon for Agent has actual knowledge to the contrary.

1.2 Letters of Credit. Subject to and in accordance with the terms and conditions contained herein and in Annex B, Borrower shall have the right to request, the L/C Issuer agrees to issue, and Revolving Lenders agree to incur, or purchase participations in, Letter of Credit Obligations in respect of Borrower.

1.3 Prepayments.

(a) Voluntary Prepayments; Reductions in Revolving Loan Commitments. Borrower may at any time, without premium or penalty (but subject to any applicable LIBOR funding breakage costs in accordance with Section 1.11(b)), on at least three (3) Business Days’ prior written notice by Borrower to Agent (i) voluntarily prepay all or any part of the Revolving Loans then outstanding or the Term Loan then outstanding and/or (ii) permanently reduce (but not terminate) the Revolving Loan Commitments or Swing Line Commitment; provided that (A) any such prepayments of Term Loans or reductions of Revolving Loan Commitments shall be in a minimum amount of $1,000,000 and integral multiples of $100,000 in excess of such amount, (B) any such prepayments of Revolver Loans shall be in a minimum amount of $100,000 (other than Swing Line Loans for which prior written notice is not required and for which no minimum shall apply), (C) the Revolving Loan Commitments shall not be reduced to an amount less than the amount of the Revolving Loan then outstanding, and (D) after giving effect to such reductions, Borrower shall be in compliance with Section 1.3(b)(i). In addition, Borrower may at any time on at least three (3) Business Days’ (or such shorter period acceptable to Agent) prior written notice by Borrower to Agent terminate the Revolving Loan Commitments; provided that upon the termination of the Revolving Loan Commitments, all other Commitments then in effect shall terminate and all Loans and other Obligations shall be immediately due and payable in full and all Letter of Credit Obligations shall be cash collateralized or otherwise satisfied in accordance with Annex B hereto. Any voluntary prepayment must be accompanied by payment of any applicable LIBOR funding breakage costs in accordance with Section 1.11(b). Upon any such reduction or termination of the Revolving Loan Commitments, Borrower’s right to request Revolving Credit Advances, or request that Letter of Credit Obligations be incurred on its behalf, or request Swing Line Advances, shall simultaneously be permanently reduced or terminated, as the case may be; provided that a permanent reduction of the Revolving Loan Commitments shall not require a corresponding pro rata reduction in the L/C Sublimit. Each notice of partial prepayment shall designate the Loans or other Obligations to which such prepayment is to be applied; provided that any partial prepayments of the Term Loan pursuant to this Section 1.3(a) shall be applied, subject to Section 1.9(a) to prepay the scheduled installments of such Term Loan as indicated by the Borrower. Prepayments of the Incremental Facility Loans pursuant to this Section 1.3(a) shall be applied as set forth in the related Notice of Incremental Facility Commitment.

(b) Mandatory Prepayments.

(i) If at any time the outstanding balance of the Revolving Loan and the Swing Line Loan exceeds the Maximum Amount, subject to Section 1.9(a), Borrower shall immediately repay the aggregate outstanding Revolving Credit Advances to the extent required to eliminate such excess. If any such excess remains after repayment in full of the aggregate outstanding Revolving Credit Advances, Borrower shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in Annex B to the extent required to eliminate such excess.

(ii) On the first Business Day following the receipt by any Credit Party of Net Cash Proceeds of any asset disposition (excluding any proceeds from any insurance or condemnation proceedings and proceeds of Excluded Asset Dispositions) in excess of $1,000,000 in any twelve month period commencing after the Closing Date (when taken together with all other proceeds of asset dispositions (excluding any insurance or condemnation proceeds and proceeds of Excluded Asset Dispositions)), Borrower shall prepay the Obligations (including cash collateralizing the Letter of Credit Obligations), in an amount equal to all such Net Cash Proceeds. Any such prepayment shall be applied in accordance with Section 1.3(c). Notwithstanding the foregoing, in the case of any asset disposition, if Borrower delivers to Agent at the time of the receipt of such Net Cash Proceeds, a Certificate stating that the applicable Credit Party intends to use all or any portion of the Net Cash Proceeds from such asset disposition within two hundred ten (210) days of receipt thereof to invest in Similar Assets or to make a Permitted Acquisition pursuant to Section 6.1 hereof, the applicable Credit Party may use such proceeds in the manner set forth in such Certificate; provided that (x) such Similar Assets or acquired assets will be owned by Borrower or a Guarantor (other than Holdings) or Person that becomes a Guarantor (other than Holdings), (y) no Default or Event of Default is then in existence or would result from such use, and (z) if such proceeds are not reinvested or used to consummate Permitted Acquisitions within two hundred ten (210) days as permitted hereunder, on the first Business Day immediately following such period, any amounts not so used within such period shall be applied to prepay Obligations as provided in Section 1.3(c).

(iii) If any Credit Party or Parent issues any Stock (other than Stock of Parent issued to another Credit Party, to the Equity Investors or their Affiliates or co-investors, or Persons exercising preemptive rights in connection with an issuance of Stock to the Equity Investors or, so long as no Change of Control would occur after giving effect thereto, to employees in the ordinary course of business, or so long as no Default or Event of Default exists or would exist after giving effect thereto (x) to finance the repurchase of management equity or (y) to fund Capital Expenditures and Permitted Acquisitions pursuant to Section 6.1), or issues debt securities or incurs any Funded Debt (other than Indebtedness permitted by Section 6.3 hereof), no later than the Business Day following the date of receipt of the Net Cash Proceeds thereof, Borrower shall prepay the Obligations and/or cash collateralize the Letter of Credit Obligations in an amount equal to, with respect to any Stock issuances, 50% of all Net Cash Proceeds, and with respect to debt securities issuances or the incurrence of any Funded Debt, 100% of all such Net Cash Proceeds. Any such prepayment shall be applied in accordance with Section 1.3(c).

(iv) Until the Termination Date, Borrower shall prepay the Obligations and/or cash collateralize the Letter of Credit Obligations on or prior to May 5 of each Fiscal Year (commencing on May 5, 2010 for the Fiscal Year ending December 31, 2009) in an amount equal to (A) for such Fiscal Years when Borrower has delivered to Agent evidence reasonably satisfactory to Agent that the Total Leverage Ratio of Borrower shall have been less than 3.50 to 1.0 for two (2) consecutive Fiscal Quarters during the immediately preceeding Fiscal Year, fifty percent (50%) of Excess Cash Flow for such Fiscal Year, and (B ) at all other times, seventy-five percent (75%) of Excess Cash Flow for the immediately preceding Fiscal Year. Any prepayments made pursuant to this clause (iv) shall be applied in accordance with Section 1.3(c). Each such prepayment shall be accompanied by a Certificate attaching the supporting calculations for such Excess Cash Flow prepayment.

(c) Application of Certain Mandatory Prepayments. Subject to Section 1.9(a), any prepayments made by Borrower pursuant to Section 1.3(b)(ii), (b)(iii), (b)(iv) or 1.3(d) hereof shall be applied as follows: first, to repay the scheduled principal installments of the Term Loan and the New Term Loan, on a pro rata basis; second, to the principal balance of the Swing Line Loan until the same has been repaid in full; third, to the outstanding principal balance of Revolving Credit Advances until the same shall have been paid in full; fourth, with respect to any Letter of Credit Obligations, to provide cash collateral therefor in the manner set forth in Annex B, until all such Letter of Credit Obligations shall have been fully cash collateralized in the manner set forth in Annex B; and fifth, to any other Obligations that are then due and payable until all such Obligations shall have been paid in full. The Revolving Loan Commitments and the Swing Line Commitment shall be permanently reduced by the amount of any such prepayments unless otherwise agreed to by Agent.

(d) Application of Prepayments from Insurance Proceeds and Condemnation Proceeds. Prepayments from casualty insurance or condemnation Net Cash Proceeds, including business interruption insurance Net Cash Proceeds in excess of $12,500,000 in the aggregate, in accordance with Section 5.4(c), shall be applied as set forth in Section 1.3(c). Notwithstanding the foregoing, if Borrower delivers to Agent a Certificate stating that the applicable Credit Party intends to use all or any portion of such insurance or condemnation proceeds (excluding business interruption proceeds) within two hundred ten (210) days of receipt thereof to repair or replace the assets the loss, destruction, or condemnation of which gave rise to such proceeds or to invest in Similar Assets, the applicable Credit Party may use such proceeds in the manner set forth in such Certificate; provided that (x) such replacement assets or Similar Assets will be owned by Borrower or a Guarantor (other than Holdings), (y) no Default or Event of Default arising under Section 8.1(a), (b), (h) or (i) is then in existence or would result from such reinvestment, and (z) any Net Cash Proceeds not so used in the period set forth in such Certificate shall, on the first Business Day immediately following such period, be applied to prepay Obligations and/or cash collateralize the Letter of Credit Obligations as set forth in Section 1.3(c).

(e) No Implied Consent. Nothing in this Section 1.3 shall be construed to constitute Agent’s, Collateral Agent’s or any Lender’s consent to any transaction that is not permitted by other provisions of this Agreement or the other Loan Documents.

1.4 Use of Proceeds. Borrower shall utilize (a) the proceeds of the Term Loan solely for the Acquisition (and to pay any related transaction expenses) and the Refinancing, (b) the proceeds of Revolving Loans to finance the Credit Parties’ working capital and general corporate needs, including the payment of fees and expenses incurred hereunder, (c) the proceeds of the Loans to make any acquisitions, investments, loans or advances in each case permitted under Section 6.1 or Section 6.2 hereof and (d) subject to the requirements of Section 1.1(c)(i), the proceeds of any Incremental Facility Loans to finance Permitted Acquisitions, investments permitted under Section 6.2 and for other working capital and general corporate purposes of the Credit Parties. Disclosure Schedule (1.4) contains a description of Borrower’s sources and uses of funds as of the Closing Date, including Loans and Letter of Credit Obligations to be made or incurred on that date, and a funds flow memorandum detailing how funds from each source are to be transferred to particular uses. None of the Loan proceeds or Letters of Credit shall be used in violation of Section 3.10.

1.5 Interest and Applicable Margins.

(a) Borrower shall pay interest to Agent, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (i) with respect to the Revolving Credit Advances, the Index Rate plus 4.00% per annum or, at the election of Borrower, the applicable LIBOR plus 5.00% per annum; (ii) with respect to the Term Loan, subject to Section 1.1(c)(ii), the Index Rate plus 4.00% per annum or, at the election of Borrower, the applicable LIBOR plus 5.00% per annum; (iii) with respect to any Incremental Facility that is a New Term Loan, the interest rates set forth in the applicable Notice of Incremental Facility Commitment; and (iv) with respect to the Swing Line Loan, the Index Rate plus 4.00% per annum.

(b) If any payment of principal, interest, Fees or other amounts on or in respect of any of the Commitments, the Loans or the other Obligations becomes due and payable on a day other than a Business Day, the due date thereof will be extended to the next succeeding

Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal or interest thereon shall be payable at the then applicable rate during such extension. The foregoing shall not be given effect, however, in respect of the calculation of Financial Covenants relating to scheduled principal and interest payments.

(c) All computations of (i) Fees calculated on a per annum basis and interest with respect to LIBOR Loans shall be made by Agent on the basis of a 360-day year and (ii) interest with respect to Index Rate Loans shall be made by Agent on the basis of a 365/366-day year, in each case for the actual number of days occurring in the period for which such interest and Fees are payable. The Index Rate is a floating rate determined for each day. Each determination by Agent of an interest rate and Fees hereunder shall be final, binding and conclusive on all Credit Parties, absent manifest error.

(d) So long as an Event of Default has occurred and is continuing under Section 8.1(a), (h) or (i), or so long as any other Event of Default has occurred and is continuing and at the election of Agent (or upon the written request of the Requisite Lenders) confirmed by written notice from Agent or Collateral Agent to Borrower, the interest rates applicable to the Loans and the Letter of Credit Fees shall be increased by two percentage points (2%) per annum above the rates of interest or the rate of such Letter of Credit Fees otherwise applicable hereunder (“Default Rate”), and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations. Interest and Letter of Credit Fees at the Default Rate shall accrue from the initial date of such Event of Default until that Event of Default is cured or waived and shall be payable upon demand.

(e) So long as no Default or Event of Default is continuing and neither the Agent nor the Requisite Lenders shall have determined in their sole discretion to suspend the Borrower’s LIBOR Loan option (if requested), Borrower shall have the option to (i) request that any Revolving Credit Advance or Incremental Facility Advance be made as a LIBOR Loan, (ii) convert at any time all or any part of outstanding Loans (other than the Swing Line Loan) from Index Rate Loans to LIBOR Loans, (iii) convert any LIBOR Loan to an Index Rate Loan, subject to payment of LIBOR breakage costs in accordance with Section 1.11(b) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (iv) continue all or any portion of any Loan (other than the Swing Line Loan) as a LIBOR Loan upon the expiration of the applicable LIBOR Period, in which event the succeeding LIBOR Period of that continued Loan shall commence on the first day after the last day of the LIBOR Period of the Loan to be continued. Any Loan or group of Loans having the same proposed LIBOR Period to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of $250,000 and integral multiples of $50,000 in excess of such amount. Any such election must be made by 1:00 p.m. (New York time) on the 3rd Business Day prior to (1) the date of any proposed Revolving Credit Advance, Term Loan or Incremental Facility Advance which is to bear interest at LIBOR, (2) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or (3) the date on which Borrower wishes to convert any Index Rate Loan to a LIBOR Loan for a LIBOR Period designated by Borrower in such election, as applicable. If no election is received with respect to a LIBOR Loan by 1:00 p.m. (New York time) on the 3rd Business Day prior to the end of the LIBOR Period with respect thereto (or if a Default or an Event of Default has occurred and is continuing), that LIBOR Loan shall be converted to an Index Rate Loan at the end of its LIBOR Period. Borrower must make such election by notice to Agent in writing, by telecopy or overnight courier; provided that any such notice may be made telephonically so long as the Agent receives written confirmation of such telephonic notice within three (3) Business Days thereafter. In the case of any conversion or continuation, such election must be made pursuant to a written notice (or written confirmation in the case of a telephonic notice) (a “Notice of Conversion/Continuation”) in the form of Exhibit 1.5(e).

(f) Notwithstanding anything to the contrary set forth in this Section 1.5, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the “Maximum Lawful Rate”), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, is equal to the total interest that would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in Section 1.5(a) through (e), unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount that such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this Section 1.5(f), a court of competent jurisdiction shall finally determine that a Lender has received interest hereunder in excess of the Maximum Lawful Rate, Agent shall, to the extent permitted by applicable law, promptly apply such excess in the order specified in Section 1.9 and thereafter shall refund any excess to Borrower or as a court of competent jurisdiction may otherwise order.

1.6 [Intentionally Omitted.]

1.7 Fees.

(a) Borrower shall pay to GE Capital and NewStar Financial, Inc., respectively, the Fees specified in the Arranger Fee Letter at the times specified for payment therein.

(b) As additional compensation for the Revolving Lenders, Borrower shall pay to Agent, for the ratable benefit of the Revolving Lenders, in arrears, on the last Business Day of each calendar quarter prior to the Revolving Credit Maturity Date, a Fee for Borrower’s non-use of the Revolving Loan Commitments in an amount equal to one-half of one percent (0.500%) per annum (in each case calculated on the basis of a 360 day year for the actual days elapsed) multiplied by the difference between (1) the Revolving Loan Commitment and (2) the average for the period of the daily closing balances of the Revolving Loan and the Swing Line Loan outstanding during the period for which such Fee is due.

(c) Borrower shall pay to Agent, for the ratable benefit of Revolving Lenders, the Letter of Credit Fee as provided in Annex B.

1.8 Receipt of Payments. Borrower shall make each payment under this Agreement not later than 2:00 p.m. (New York time) on the day when due in immediately available funds in Dollars to the Collection Account. For purposes of computing interest and Fees and determining Borrowing Availability as of any date, all payments shall be deemed received on the Business Day on which immediately available funds therefor are received in the Collection Account prior to 2:00 p.m. (New York time). Payments received after 2:00 p.m. (New York time) on any Business Day or on a day that is not a Business Day shall be deemed to have been received on the following Business Day.

1.9 Application and Allocation of Payments.

(a) So long as no Event of Default has occurred and is continuing, (i) payments matching specific scheduled payments then due shall be applied to those scheduled payments; (ii) voluntary prepayments shall be applied as determined by Borrower, subject to the provisions of Section 1.3(a); and (iii) mandatory prepayments shall be applied as set forth in Section 1.3(c) and Section 1.3(d), as applicable. All payments and prepayments applied to a particular Loan shall be applied ratably to the portion thereof held by each Lender as determined by its Pro Rata Share. As to any other payment, and as to all payments made or proceeds of Collateral received when an Event of Default has occurred and is continuing or following the Revolving Credit Maturity Date (or, in the case of any payment relating to (x) the Term Loan, following the Term Loan Maturity Date and (y) an Incremental Facility, following the Incremental Facility Maturity Date), Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of Borrower, and Borrower hereby irrevocably agrees that Agent or Requisite Lenders shall have the continuing exclusive right to apply any and all such payments and proceeds against the Obligations then due and payable of Borrower as Agent or Requisite Lenders may deem advisable in accordance with the terms of this Agreement notwithstanding any previous entry by Agent in the Loan Account or any other books and records. After the occurrence and during the continuance of an Event of Default, such payments and proceeds shall be applied to amounts then due and payable in the following order: (1) to Fees and Agent’s and Collateral Agent’s expenses reimbursable hereunder; (2) to accrued interest on the Swing Line Loan that is due and payable; (3) to principal payments on the Swing Line Loan; (4) to accrued interest on the Loans that is due and payable, ratably in proportion to the interest accrued as to each Loan; (5) to principal payments on the Loans and any Obligations under any Secured Rate Contract, ratably to the aggregate, combined principal balance of the other Loans, Obligations under any Secured Rate Contract; (6) to provide cash collateral for Letter of Credit Obligations in the manner described in Annex B; and (7) to all other Obligations including expenses of Lenders to the extent reimbursable under Section 11.3.

(b) Agent is authorized to, after prior notice to Borrower, and at its sole election may, charge to the Revolving Loan balance on behalf of Borrower and cause to be paid all Fees, expenses, Charges, costs (including insurance premiums in accordance with Section 5.4(a)) and interest and principal, other than principal of the Revolving Loan, owing by Borrower under this Agreement or any of the other Loan Documents if and to the extent

Borrower fails to pay promptly any such amounts as and when due, even if the amount of such charges would exceed Borrowing Availability at such time. At Agent’s option and to the extent permitted by law, any charges so made shall constitute part of the Revolving Loan hereunder.

1.10 Loan Account and Accounting. Agent shall maintain a loan account (the “Loan Account”) on its books to record: all Loans; all payments made by Borrower; and all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations. All entries in the Loan Account shall be made in accordance with Agent’s customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Agent’s most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Agent and Lenders by Borrower; provided that any failure to so record or any error in so recording shall not limit or otherwise affect Borrower’s duty to pay the Obligations. Agent shall render to Borrower a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account as to Borrower for the immediately preceding month. Unless Borrower notifies Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within thirty (30) days after the date on which Borrower receives such accounting, each and every such accounting shall, be presumptive evidence as to all matters reflected therein absent manifest error. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrower. Notwithstanding any provision herein contained to the contrary, any Lender may elect (which election may be revoked) to dispense with the issuance of Notes to that Lender and may rely on the Loan Account as evidence of the amount of Obligations from time to time owing to it.

1.11 Indemnity.

(a) Each Credit Party that is a signatory hereto shall jointly and severally indemnify and hold harmless each of Agent, Collateral Agent, Lenders and their respective Affiliates, and each such Person’s respective officers, directors, members, managers, employees, attorneys, agents and representatives (each, an “Indemnified Person”), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and reasonable related out of pocket expenses (including reasonable attorneys’ fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) that may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively, “Indemnified Liabilities”); provided, that no such Credit Party shall be liable for (i) any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from that Indemnified Person’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction, (ii) any disputes arising strictly between or among Agent, Collateral Agent and/or any Lenders (other than Sponsor) unrelated to any acts or omissions of any Credit Party, or (iii) more than one counsel to all Indemnified Persons absent an actual or potential bona fide conflict of interest. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY

OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER. No Indemnified Person shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, except to the extent such damages arise from such Indemnified Person’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction, and no Indemnified Person shall have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date).

(b) To induce Lenders to provide the LIB OR option on the terms provided herein, if (i) any LIBOR Loans are repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether that repayment is made pursuant to any provision of this Agreement (except for mandatory prepayments made pursuant to Section 1.3(b) and (d) hereof) or any other Loan Document or occurs as a result of acceleration, by operation of law or otherwise); (ii) Borrower shall default in payment when due of the principal amount of or interest on any LIBOR Loan; (iii) Borrower shall refuse to accept any borrowing of, or shall request a termination of any borrowing, conversion into or continuation of LIBOR Loans after Borrower has given written notice requesting the same in accordance herewith; or (iv) Borrower shall fail to make any prepayment of a LIBOR Loan after Borrower has given a notice thereof in accordance herewith, then Borrower shall indemnify and hold harmless each Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing. Such indemnification shall include any loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. For the purpose of calculating amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at LIBOR in an amount equal to the amount of that LIBOR Loan and having a maturity comparable to the relevant LIBOR Period; provided, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder. As promptly as practicable under the circumstances, each Lender shall provide Borrower with its written calculation of all amounts payable pursuant to this Section 1.11(b), and such calculation shall be binding on the parties hereto unless Borrower shall object in writing within ten (10) Business Days of receipt thereof, specifying the basis for such objection in detail.

1.12 Access. Each Credit Party that is a party hereto shall, during normal business hours, from time to time upon at least three (3) Business Day’s prior notice but not more than once during any Fiscal Year so long as no Event of Default has occurred and is continuing, but if an Event of Default occurs and is continuing, then as frequently as Agent or Requisite Lenders determine to be appropriate: (a) provide Agent and any of its officers, members, managers, employees and agents access to its properties, facilities, advisors and employees (including officers) with an officer present of each Credit Party and to the Collateral, (b) permit Agent, and any of its officers, members, managers, employees and agents, to inspect, audit and make extracts from any Credit Party’s books and records, and (c) permit Agent, and its officers, members, managers, employees and agents, to inspect, review, evaluate the Collateral, including without limitation, during an Event of Default, making test verifications and counts of the Accounts, in the Credit Parties’ names. Each such Credit Party irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent), so long as any Event of Default has occurred and is continuing, as such Credit Party’s true and lawful agent and attorney-in-fact for the purpose of making such test verifications and counts of the Accounts. Representatives of other Lenders may accompany Agent’s or Collateral Agent’s representatives on such inspections, audits or accountings at no charge to Borrower. Notwithstanding the foregoing, no Credit Party shall be required to provide the Agent and Collateral Agent with access to patient medical records or any other information which is confidential pursuant to any laws, rules, regulations, decrees and orders of any Governmental Authority except as set forth in Section (p) of Annex E.

1.13 Taxes.

(a) Any and all payments by Borrower hereunder or under the Notes shall be made, in accordance with this Section 1.13, free and clear of and without deduction for any and all present or future Taxes. If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Notes, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.13) Agent or Lenders, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty (30) days after the date of any payment of Taxes, Borrower shall furnish to Agent the original or a certified copy of a receipt evidencing payment thereof.

(b) Each Credit Party that is a signatory hereto shall jointly and severally indemnify and, within ten (10) days of demand therefor, pay Agent and each Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 1.13) paid by Agent or such Lender, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

(c) Each Lender organized under the laws of a jurisdiction outside the United States (a “Foreign Lender”) as to which payments to be made under this Agreement or under the Notes are exempt from United States withholding tax under an applicable statute or tax treaty shall provide to Borrower and Agent a properly completed and executed IRS Form W-8ECI or Form W-8BEN or other applicable form, certificate or document prescribed by the IRS or the United States certifying as to such Foreign Lender’s entitlement to such exemption (a “Certificate of Exemption”). Any foreign Person that seeks to become a Lender under this Agreement shall provide a Certificate of Exemption to Borrower and Agent prior to becoming a Lender hereunder. No foreign Person may become a Lender hereunder if such Person fails to deliver a Certificate of Exemption in advance of becoming a Lender.

(d) To the extent that the payment of Agent’s or any Lender’s Taxes by Borrower hereunder gives rise from time to time to a Tax Benefit (as defined below) to such Agent or Lender in any jurisdiction other than the jurisdiction which imposed such Taxes, such Agent or Lender (as the case may be) shall pay to Borrower the amount of each such Tax Benefit so recognized or received by it. The amount of each Tax Benefit and, therefore, payment to Borrower will be determined from time to time by the relevant Agent or Lender in its sole good faith judgment, which determination shall be binding and conclusive on all parties hereto in the absence of manifest error. Each such payment will be due and payable by such Agent or Lender to Borrower within a reasonable time after the filing of the tax return in which such Tax Benefit is recognized or, in the case of any tax refund, after the tax refund is received; provided, however, if at any time thereafter such Agent or Lender is required to rescind such Tax Benefit or such Tax Benefit is otherwise disallowed or nullified, Borrower shall promptly, after notice thereof from such Agent or Lender, repay to such Agent or Lender the amount of such Tax Benefit previously paid to it which has been rescinded, disallowed or nullified. For purposes hereof, the term “Tax Benefit” shall mean the amount by which Agent’s or any Lender’s liability for any Taxes for the taxable period in question is reduced below what would have been payable had Borrower not been required to pay such Agent’s or Lender’s Taxes hereunder.

(e) Notwithstanding the foregoing, Borrower shall only be obligated to compensate Agent or such Lender for any amount under this Section 1.13 arising or occurring during in the case of each such request for compensation, (i) any time or period commencing not more than one hundred twenty days (120) days prior to the date on which Agent or such Lender submits such request and (ii) any other time or period during which, because of the unannounced retroactive application of such law, regulation, interpretation, request or directive, Agent or such Lender did not know that the resulting reduction in return might arise.

1.14 Capital Adequacy; Increased Costs; Illegality.

(a) If any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the Closing Date, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender’s capital as a consequence of its obligations hereunder by an amount determined in good faith by such Lender to be material, then Borrower shall from time to time upon demand by such Lender (with a copy of such demand to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of that reduction and showing in reasonable detail the basis of the computation thereof submitted by such Lender to Borrower and to Agent shall, be presumptive evidence of the matters set forth therein. Notwithstanding the foregoing, Borrower shall only be obligated to compensate such Lender for any amount under this subsection arising or occurring during in the case of each such request for compensation, (i) any time or period commencing not more than ninety (90) days prior to the date on which such Lender submits such request and (ii) any other time or period during which, because of the unannounced retroactive application of such law, regulation, interpretation, request or directive, such Lender did not know that the resulting reduction in return might arise.

(b) If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted after the Closing Date, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loan in an amount determined in good faith by such Lender to be material, then Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to Agent), pay to Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate setting forth in reasonable detail the basis for the amount of such increased cost, submitted to Borrower and to Agent by such Lender, shall be presumptive evidence of the matters set forth therein. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender’s internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrower pursuant to this Section 1.14(b). Notwithstanding the foregoing, Borrower shall only be obligated to compensate such Lender for any amount under this subsection arising or occurring during in the case of each such request for compensation, (i) any time or period commencing not more than ninety (90) days prior to the date on which such Lender submits such request and (ii) any other time or period during which, because of the unannounced retroactive application of such law, regulation, interpretation, request or directive, such Lender did not know that the resulting increase in cost might arise.

(c) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender without, in that Lender’s sole good faith judgment, adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrower through Agent, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) Borrower shall forthwith prepay in full all outstanding LIBOR Loans owing by Borrower to such Lender, together with interest accrued thereon, unless Borrower, within five (5) Business Days after the delivery of such notice and demand, converts all LIBOR Loans owing by Borrower to such Lender into Index Rate Loans.

(d) After receipt by Borrower of written notice and demand from any Lender (an “Affected Lender”) for payment of additional amounts or increased costs as provided in Section 1.13(a), 1.14(a) or 1.14(b), Borrower may, at its option, notify Agent and such Affected Lender of its intention to replace the Affected Lender. So long as no Default or Event of Default has occurred and is continuing, Borrower may obtain, at Borrower’s expense, a replacement Lender (“Replacement Lender”) for the Affected Lender, which Replacement Lender must be approved by Agent (which approval shall not be unreasonably withheld or delayed if such Replacement Lender is a Qualified Assignee). If Borrower obtains a Replacement Lender, the Affected Lender, within ten (10) Business Days following notice, must sell and assign its Loans and Commitments to such Replacement Lender for an amount equal to the principal balance of all Loans held by the Affected Lender and all accrued interest and Fees with respect thereto through the date of such sale; provided, that Borrower shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment. Notwithstanding the foregoing, Borrower shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within five (5) days following its receipt of Borrower’s notice of intention to replace such Affected Lender. Furthermore, if Borrower gives a notice of intention to replace and does not so replace such Affected Lender, Borrower shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to Section 1.13(a), 1.14(a) or 1.14(b).

(e) For the avoidance of doubt, this Section 1.14 (other than subsection (d) above) shall not apply to Taxes, which shall be governed exclusively by Section 1.13.

1.15 Single Loan. All of the Loans and all of the other Obligations arising under this Agreement and the other Loan Documents shall constitute one general obligation of the applicable Credit Parties secured, until the Termination Date, by all of the Collateral.

II.	CONDITIONS PRECEDENT

2.1 Conditions to the Initial Loans. No Lender shall be obligated hereunder to make any Loans or incur any Letter of Credit Obligations on the Closing Date, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied or provided for in a manner reasonably satisfactory to Agent, or waived in writing by Agent and Lenders:

(a) Credit Agreement; Loan Documents. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, Borrower, each other Credit Party signatory hereto, Agent and Lenders; and Agent shall have received all of the documents, instruments, agreements and legal opinions listed in the Closing Checklist attached hereto as Annex D, each in form and substance reasonably satisfactory to Agent.

(b) Repayment of Prior Lender Obligations; Satisfaction of Outstanding L/Cs. All of the Prior Lender Obligations (other than certain letters of credit) will be repaid in full from the proceeds of the initial Loans and the Mezzanine Loan and all Liens upon any of the property of the Credit Parties in favor of the Prior Lenders or their agent shall be terminated and released immediately upon such payment.

(c) Approvals. Agent shall have received (i) satisfactory evidence that the Credit Parties have obtained all required consents and approvals of all Persons, including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the Related Transactions, including, but not limited to, those set forth in Disclosure Schedule (3.3) or (ii) an officer’s certificate in form and substance reasonably satisfactory to Agent affirming that no such consents or approvals are required.

(d) Minimum Consolidated EBITDA. The Consolidated EBITDA of Borrower for the twelve (12) consecutive Fiscal Months ended July 31, 2008 shall not be less than $40,500,000 (inclusive of pro forma adjustments of which not more than $10,500,000 shall relate to integration benefits).

(e) Total Leverage Ratio. As of the Closing Date, after giving effect to the Related Transactions, the Total Leverage Ratio of the Borrower and its Subsidiaries on a consolidated basis for the most recently ended Rolling Period shall be equal to or less than 5.06 to 1.00; provided, that Letters of Credit shall not be included for purposes of determining compliance with this Section 2.1(e) as of the Closing Date.

(f) Senior Leverage Ratio. As of the Closing Date, after giving effect to the Related Transactions, the Senior Leverage Ratio of the Borrower and its Subsidiaries on a consolidated basis for the most recently ended Rolling Period shall be equal to or less than 3.21 to 1.00.

(g) Payment of Fees. Borrower shall have paid the Fees required to be paid on the Closing Date in the respective amounts specified in Section 1.7 (including the Fees specified in the Arranger Fee Letter), and shall have reimbursed Agent, Arrangers and Collateral Agent for all reasonable, documented and out-of-pocket fees, costs and expenses of closing presented as of the Closing Date.

(h) Capital Structure; Other Indebtedness. The corporate structure of each Credit Party, all governing organizational documents of the Credit Parties, and the terms and conditions of all Indebtedness of each Credit Party, in each case after giving effect to the consummation of all Related Transactions on the Closing Date, shall be as set forth in the Merger Agreement and the other Related Transactions Documents approved by Agent.

(i) Consummation of Related Transactions. Agent shall have received fully executed copies of each of the Related Transactions Documents (other than the Loan Documents), each of which shall be in all material respects in form and substance previously approved by Agent and its counsel without waiver of any term or condition thereof that would be materially adverse to the Lenders without the consent of the Agent (such consent not to be unreasonably withheld, conditioned or delayed) and the Related Transactions shall have been consummated in material compliance with the terms of such Related Transactions Documents (other than the funding of the initial Loans on the Closing Date).

(j) Initial Equity Contribution. Agent shall have received evidence in form and substance satisfactory to Agent that the Initial Equity Contribution has been consummated.

(k) Mezzanine Loan Documents. The Mezzanine Loan Documents shall have been duly executed on terms and conditions consistent with the terms and conditions set forth in the Mezzanine Commitment Letter and otherwise reasonably satisfactory to Agent and Agent shall have received evidence reasonably satisfactory to it that (i) all conditions precedent to the making of the Mezzanine Loan have been fulfilled (other than the making of the initial Loans and the incurrence of the initial Letter of Credit Obligations hereunder) and (ii) Borrower has received gross proceeds of $75,000,000 from the Mezzanine Loan.

(1) Borrowing Availability. Notwithstanding anything herein to the contrary, not more than $1,000,000 of Revolving Loans shall be advanced or incurred on the Closing Date (other than the incurrence of the initial Letter of Credit Obligations in an aggregate amount not to exceed $2,000,000).

2.2 Further Conditions. Except as otherwise expressly provided herein, no Lender shall be obligated to fund its share of any Loan or incur any Letter of Credit Obligation, if as of the date thereof:

(a) Any representation or warranty by any Credit Party contained herein or in any other Loan Document is untrue or incorrect in any material respect as of such date, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement.

(b) Any Event of Default has occurred and is continuing or would result after giving effect to such Loan (or the incurrence of such Letter of Credit Obligation).

(c) After giving effect to such Loan (or the incurrence of such Letter of Credit Obligations), the outstanding principal amount of the Revolving Loan would exceed the Maximum Amount, less, without duplication, the then outstanding principal amount of the Swing Line Loan.

The request and acceptance by Borrower of the proceeds of any Revolving Credit Advance or Loan and the incurrence of any Letter of Credit Obligation shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by Borrower that the conditions in this Section 2.2 have been satisfied and (ii) a reaffirmation of the granting and continuance of Collateral Agent’s Liens, for the benefit of itself and the other Lenders, pursuant to the Collateral Documents.

III.	REPRESENTATIONS AND WARRANTIES

To induce Lenders to make the Loans and to incur Letter of Credit Obligations, the Credit Parties executing this Agreement, jointly and severally, make the following representations and warranties to Agent, Collateral Agent and each Lender with respect to all Credit Parties, after giving effect to the Related Transactions, each and all of which shall survive the execution and delivery of this Agreement:

3.1 Corporate Existence; Compliance with Law. Each Credit Party (a) is a corporation, limited liability company, limited partnership or other legal entity duly organized and validly existing under the laws of its respective jurisdiction of incorporation or organization set forth as of the Closing Date in Disclosure Schedule (3.1); (b) (i) as to Borrower and each material Subsidiary of Borrower, is in good standing under the laws of its respective jurisdiction of incorporation or organization, and (ii) for each other Credit Party, is in good standing under the laws of its respective jurisdiction of incorporation or organization except where the failure to be in good standing could not reasonably be expected to have a Material Adverse Effect; (c) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not result in a Material Adverse Effect; (d) has the requisite power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now, heretofore and proposed to be conducted; (e) subject to specific representations set forth in this Agreement regarding Environmental Laws, has all material licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all material notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct, except as could not reasonably be expected to have a Material Adverse Effect; (f) is in compliance with its charter and bylaws or partnership, operating agreement or other governing document, as applicable; and (g) subject to specific representations set forth in this Agreement regarding ERISA, Environmental Laws, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

3.2 Executive Offices, Collateral Locations, FEIN. As of the Closing Date, each Credit Party’s name as it appears in official filings in its state of incorporation or organization, the current location of each Credit Party’s chief executive office, principal place of business and all premises at which any Collateral is located are set forth in Schedule III to the Security Agreement executed by such Credit Party. During the five (5) years preceding the Closing Date, except as set forth on Schedule III to the Security Agreement executed by such Credit Party, no Credit Party has been known as or used any corporate, fictitious or trade name. In addition, Schedule III to the Security Agreement executed by each Credit Party lists the federal employer identification number and organizational number of such Credit Party.

3.3 Corporate Power, Authorization, Enforceable Obligations. The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party and the creation of all Liens provided for therein: (a) are within such Person’s corporate, company or partnership power; (b) have been duly authorized by all necessary or proper corporate, company, partnership, member or shareholder action on its part; (c) do not contravene any provision of such Person’s partnership agreement, operating agreement, charter or bylaws; (d) do not violate any material law or regulation, or any material order or decree of any court or Governmental Authority; (e) do not conflict with or result in a material breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any material indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Collateral Agent, for the benefit of itself and the other Lenders, pursuant to the Loan Documents and Permitted Liens; and (g) do not require the material consent or approval of any Governmental Authority or any other Person, except those referred to on Disclosure Schedule (3.3), all of which will have been duly obtained, made or complied with prior to the Closing Date. Each of the Loan Documents shall be duly executed and delivered by each Credit Party that is a party thereto and each such Loan Document shall constitute a legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, receivership moratorium or other laws affecting creditors’ rights generally and by general principles of equity (regardless of whether sought in equity or in law).

3.4 Financial Statements. All Financial Statements that are referred to below in clause (a) have been prepared in accordance with GAAP consistently applied for any Person specified in clause (a) throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended, as applicable.

(a) Financial Statements. The following Financial Statements attached to the Solvency Certificate have been delivered on or prior to the date hereof:

(i) The audited consolidated balance sheets and the related statements of income with the consolidated and the related statements of cash flows (A) for the Fiscal Year ended December 31, 2007 for each of Parent and ChartOne, (B) for the Fiscal Years ended December 31, 2005 and December 31, 2006 for each of Companion Technologies Corporation, and ChartOne and (C) for the Fiscal Years ended September 30, 2005 and September 30, 2006 for Smart Document Solutions LLC.

(ii) The available unaudited balance sheet(s) as of the Fiscal Month most recently ended prior to the Closing Date, and the related statement(s) of income of ChartOne and Borrower and cash flows of Borrower, and capital expenditures of ChartOne for the twelve (12) Fiscal Months then ended.

(b) Pro Forma. The Pro Forma delivered on or prior to the date hereof and attached to the Solvency Certificate was prepared by the Credit Parties giving pro forma effect to the Related Transactions, was based on the unaudited consolidated balance sheets of Holdings and its Subsidiaries dated July 31, 2008, was prepared in good faith and presents fairly in all material respects the pro forma financial position of the Credit Parties as of such date.

(c) Projections. The Projections delivered on or prior to the date hereof and attached to the Solvency Certificate have been prepared by the Credit Parties in light of the past operations of their Business, and reflect projections for the five (5) year period beginning on July 1, 2008 on a quarter-by-quarter basis for the first year and on a year-by-year basis thereafter.

3.5 Material Adverse Effect. Between December 31, 2007 and the Closing Date, no event, change, condition or development has occurred, that alone or together with other events, could reasonably be expected to (a) have a Closing Date Material Adverse Effect, (b) have a material adverse effect on Borrower’s ability to pay any of the Loans or any of the other Obligations in accordance with the terms of the Agreement or any Guarantor’s ability to honor any guaranty obligations related to its Guaranty, (c) have a material adverse effect on the Collateral Agent’s or Agent’s Liens on behalf of itself and other Lenders, on the Collateral or the priority of such Liens, or (d) have a material adverse effect on Agent’s, Collateral Agent’s or any Lender’s rights and remedies under the Agreement and the other Loan Documents. Other than as of the Closing Date, since the Closing Date, no events or circumstances having a Material Adverse Effect has occurred.

3.6 Ownership of Property; Liens. As of the Closing Date, the real estate (“Real Estate”) listed in Disclosure Schedule (3.6) constitutes all of the real property owned, leased or subleased by any Credit Party. Each Credit Party owns good and marketable fee simple title to all of its owned Real Estate and valid leasehold interests in all of its leased Real Estate. Disclosure Schedule (3.6) further describes any Real Estate with respect to which any Credit Party is a lessor or sublessor as of the Closing Date. Each Credit Party also has good and marketable title to, or valid leasehold interests in, all of its material personal property and assets. As of the Closing Date, none of the properties and assets of any Credit Party are subject to any Liens other than Permitted Liens, and there are no facts, circumstances or conditions known to any Credit Party that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Liens. Disclosure Schedule (3.6) also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate as of the Closing Date.

3.7 Labor Matters. As of the Closing Date (a) no strikes or other material labor disputes against any Credit Party are pending or, to any Credit Party’s knowledge, threatened; (b) hours worked by and payment made to employees of each Credit Party comply in all material respects with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matters, except where failure to comply, in the aggregate, would not reasonably be expected to have a Material Adverse Effect; (c) except as set forth in Disclosure Schedule (3.7), no Credit Party is a party to or bound by any collective bargaining agreement; (d) there is no organizing activity involving any Credit Party pending or, to any Credit Party’s knowledge, threatened by any labor union or group of employees; (e) there are no representation proceedings pending or, to any Credit Party’s knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of any Credit Party has made a pending demand for recognition; and (f) except as set forth in Disclosure Schedule (3.7), there are no material complaints or charges against any Credit Party pending or, to the knowledge of any Credit Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Credit Party of any individual that would reasonably be expected, in the aggregate, to have a Material Adverse Effect.

3.8 Ventures; Outstanding Stock and Indebtedness. Except as set forth in Disclosure Schedule (3.8), as of the Closing Date, no Credit Party has any Subsidiaries or is engaged in any joint venture or partnership with any other Person. As of the Closing Date, all of the issued and outstanding Stock of each Credit Party is owned by each of the Stockholders and in the amounts set forth in Disclosure Schedule (3.8). Except as set forth in Disclosure Schedule (3.8), as of the Closing Date, there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries. All outstanding Indebtedness and Guaranty Indebtedness of each Credit Party as of the Closing Date (except for the Obligations and the Mezzanine Obligations) is described in Section 6.3 (including Disclosure Schedule (6.3)). Neither the Borrower nor any Guarantor has any obligation to contribute additional capital or property in connection with its investment in Proacsys.

3.9 Government Regulation. No Credit Party is registered or required to be registered as an “investment company” or a company “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended.

3.10 Margin Regulations. No Credit Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as “Margin Stock”). None of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any of the Loans or other extensions of credit under this Agreement to be considered a “purpose credit” within the meaning of Regulations T, U or X of the Federal Reserve Board.

3.11 Taxes. All federal, state and other income tax returns and other material non-income tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any Credit Party have been filed with the appropriate Governmental Authority and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding Charges or other amounts being contested in accordance with Section 5.2(b) and those Charges in an aggregate amount not to exceed $1,000,000). Disclosure Schedule (3.11) sets forth as of the Closing Date those taxable years for which any Credit Party’s tax returns are currently being audited by the IRS or any other applicable Governmental Authority and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding.

3.12 ERISA.

(a) Disclosure Schedule (3.12) lists all material Plans as of the Closing Date. Except with respect to Multiemployer Plans, each Qualified Plan has received a favorable determination or opinion letter from the IRS (or is within the applicable remedial amendment period) and, to the knowledge of any Credit Party, nothing has occurred that would cause the loss of such qualification. Except as would not reasonably be expected to result in a Material Adverse Effect: (i) each Plan is in compliance with the applicable provisions of ERISA and the IRC; (ii) neither any Credit Party nor any ERISA Affiliate has failed to make any contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA; (iii) neither any Credit Party nor any ERISA Affiliate has engaged in a “prohibited transaction,” as defined in Section 406 of ERISA and Section 4975 of the IRC, in connection with any Plan, that would be reasonably expected to subject any Credit Party to a material tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the IRC; and (iv) all payments due and payable from any Credit Party to a Plan have been paid or accrued as a liability on the books of such Credit Party.

(b) No Credit Party or, except as would not reasonably be expected to result in a Material Adverse Effect, ERISA Affiliate, maintains or contributes to or, except as would not reasonably be expected to result in a Material Adverse Effect, has any liability or contingent liability with respect to any Title IV Plan or Multiemployer Plan. Except as would not reasonably be expected to result in a Material Adverse Effect, (i) no ERISA Event has occurred or is reasonably expected to occur and (ii) there are no pending, or to the knowledge of any Credit Party, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan.

3.13 No Litigation. Except as set forth on Disclosure Schedule (3.13), no action, claim, lawsuit, investigation, order, injunction or proceeding is now pending or, to the knowledge of any Credit Party, threatened against any Credit Party, before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, “Litigation”), (a) that challenges any Credit Party’s right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, or (b) that has a reasonable risk of being determined adversely to any Credit Party and that, if so determined, could reasonably be expected to have a Material Adverse Effect.

3.14 Brokers. Except as set forth in Disclosure Schedule (3.14), no broker or finder acting on behalf of any Credit Party or Affiliate thereof brought about the obtaining, making or closing of the Loans or the Related Transactions, and no Credit Party or Affiliate thereof has any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

3.15 Intellectual Property. Each Credit Party owns or has rights to use all Intellectual Property necessary to continue to conduct its Business as now or heretofore conducted by it. As of the Closing Date, each Patent, Patent application, registered Trademark, Trademark application, registered Copyright and material License is listed, together with application or registration numbers, as applicable, in Disclosure Schedule (3.15). Each Credit Party conducts its Business and affairs without infringement of any Intellectual Property of any other Person in any material respect. Except as set forth in Disclosure Schedule (3.15), as of the Closing Date, no Credit Party is aware of any infringement claim by any other Person with respect to any Intellectual Property.

3.16 Full Disclosure. No information contained in this Agreement concerning any Credit Party, any of the other Loan Documents, the Financial Statements, Notices of Revolving Credit Advance, Notices of Incremental Facility Commitment or other written reports from time to time delivered hereunder or any written statement furnished by or on behalf of any Credit Party to Agent or any Lender pursuant to the terms of this Agreement (excluding any Projections and Pro Forma information), contained or contains, at the time furnished, any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements contained herein or therein not misleading in any material way in light of the circumstances under which they were made. The Projections, the Pro Forma and all other pro forma financial information provided by the Credit Parties are based on good faith estimates and assumptions believed by such Persons to be reasonable and fair in light of current conditions and current facts known to such Persons as of the date provided. The Agent and the Lenders recognize that projections as to future events are not to be viewed as facts or factual information and that actual results during the period or periods covered thereby may differ materially from projected results. Upon the filing of financing statements and other filings specified in Disclosure Schedule (3.16) in appropriate form in the offices specified on Disclosure Schedule (3.16), the Liens granted to Collateral Agent, on behalf of itself and the other Lenders, pursuant to the Collateral Documents shall constitute fully perfected first priority Liens in and to the Collateral described therein (to the extent perfection may be accomplished under Article 9 of the UCC by the filing of such financing statements and other filings), subject to the terms of the Collateral Documents and subject to Permitted Liens.

3.17 Environmental Matters. (a) Except as set forth in Disclosure Schedule (3.17), as of the Closing Date and (b) in the case of any other matters described in clauses (i) through (vii) below that could not reasonably be expected to give rise to a Material Adverse Effect: (i) the Real Estate is free of contamination from any Hazardous Material except for such contamination that would not adversely impact the value or marketability of such Real Estate; (ii) no Credit Party has caused or suffered to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate; (iii) the Credit Parties are and have been in compliance with all Environmental Laws; (iv) the Credit Parties have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their Business as presently conducted or as proposed to be conducted, and all such Environmental Permits are valid, uncontested and in good standing; (v) no Credit Party is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, and no Credit Party has permitted any current or former tenant or occupant of the Real Estate to engage in any such operations; (vi) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material, or injunctive relief against, or that alleges criminal misconduct by, any Credit Party; (vii) no written notice has been received by any Credit Party identifying it as a “potentially responsible party” or requesting information under CERCLA or analogous state statutes, and to the knowledge of the Credit Parties, there are no facts, circumstances or conditions that may result in any Credit Party being identified as a “potentially responsible party” under CERCLA or analogous state statutes; and (viii) the Credit Parties have provided to Agent copies of all reports, including any existing Phase 1 or Phase 2 reports, records and correspondence with respect to environmental permits, conditions, claims, hazards or compliance by any of the Credit Parties.

3.18 Insurance. Disclosure Schedule (3.18) lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party, as well as a description of such policy setting forth the name of the insurer, the amount of coverage, the type of insurance and its renewal or expiration date.

3.19 Deposit and Disbursement Accounts. Disclosure Schedule (3.19) lists all banks and other financial institutions at which any Credit Party maintains deposit or other accounts as of the Closing Date, including any Disbursement Accounts, and such Disclosure Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

3.20 Solvency. After giving effect to (a) the Loans, the Letter of Credit Obligations and the Mezzanine Loan to be made or incurred on the Closing Date or such other date as any other Loans or Letter of Credit Obligations requested hereunder are made or incurred, (b) the disbursement of the proceeds of such Loans and the Mezzanine Loan pursuant to the instructions of Borrower, (c) the Acquisition and the consummation of the other Related Transactions and (d) the payment and accrual of all transaction costs in connection with the foregoing, the Credit Parties, taken as a whole, are and will be Solvent.

3.21 Status of Holdings and Parent. Prior to the Closing Date, Holdings and Parent have not engaged in any business or incurred any Indebtedness or any other liabilities (except in connection with its corporate formation, the holding of the Stock of its Subsidiaries, the Related Transactions, the Mezzanine Obligations and Guaranteed Indebtedness incurred for the benefit of any other Credit Party if the primary obligation is expressly permitted by this Agreement).

3.22 Mezzanine Loan Documents. As of the Closing Date, Borrower has delivered to Agent a duly executed, complete and correct copy of each of the Mezzanine Loan Documents (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith). No Credit Party is in default in the performance or compliance with any material provisions thereof that constitute an “event of default” thereunder. The Mezzanine Loan complies with all applicable laws. All requisite approvals by Governmental Authorities having jurisdiction over any Credit Party required for the execution, delivery and performance by such Credit Party of any of the Mezzanine Loan Documents have been obtained. Each of the representations and warranties given by each applicable Credit Party in any Mezzanine Loan Document is true and correct in all material respects as of the date made or deemed made thereunder.

3.23 Patriot Act. Each Credit Party is in compliance with the (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001). No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

3.24 Bonding; Licenses. Except as set forth on Disclosure Schedule (3.24), as of the Closing Date, no Credit Party is a party to or bound by any surety bond agreement or bonding requirement with respect to products or services sold by it or any trademark or patent license agreement with respect to products sold by it.

IV.	FINANCIAL STATEMENTS AND INFORMATION

4.1 Reports and Notices. Borrower hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agent, for delivery to each Lender, the Financial Statements, notices, Projections and other information at the times, in the manner set forth in Annex E.

4.2 Communication with Accountants. Each Credit Party executing this Agreement authorizes Agent to communicate directly with its independent certified public accountants and authorizes and, at Agent’s reasonable request, shall instruct those accountants and advisors to disclose and make available to Agent, and Agent will make same available to Lenders, any and all Financial Statements and other supporting financial documents, schedules and information relating to any Credit Party (including copies of any issued management letters) with respect to the Business, financial condition and other affairs of any Credit Party.

V.	AFFIRMATIVE COVENANTS

Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof and until the Termination Date:

5.1 Maintenance of Existence and Conduct of Business. Except as permitted under Section 6.1 hereof, each Credit Party shall: (i) do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence as an entity and its rights and franchises, except for rights and franchises the failure of which to preserve would not reasonably be expected to have a Material Adverse Effect; (ii) continue to conduct its Business substantially as now conducted or as otherwise permitted hereunder; and (iii) at all times maintain, preserve and protect all of its tangible assets and properties used or useful in the conduct of its Business and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all reasonably necessary repairs, replacements and improvements thereto consistent with industry practices.

5.2 Payment of Obligations. Each Credit Party shall pay or discharge before they become delinquent (a) all Charges payable by it, including Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employee and (b) all other lawful claims that if unpaid would, by the operation of applicable requirements of law, become a Lien upon any property of any Credit Party (other than Permitted Liens), except, in each case, for those whose amount or validity is being contested in good faith by proper proceedings diligently conducted and for which adequate reserves are maintained on the books of the appropriate Credit Party in accordance with GAAP or those in aggregate amount of less than $1,000,000.

5.3 Books and Records. Each Credit Party shall keep adequate books and records with respect to its business activities in which entries, reflecting all financial transactions, are made that would enable its Financial Statements to be prepared in accordance with GAAP.

5.4 Insurance; Damage to or Destruction of Collateral.

(a) The Credit Parties shall, at their sole cost and expense, keep their insurable property adequately insured at all times by reputable insurers (giving effect to self insurance), to such extent and against such risks as is customary with companies in the same or similar businesses with similar risk factors against such casualties and contingencies and of such types and in such amounts with such deductibles as is customary in the case of similar businesses with similar risk factors. The Credit Parties shall use commercially reasonable efforts to ensure that such policies of insurance (or the loss payable and additional insured endorsements delivered to Collateral Agent) shall contain provisions pursuant to which the insurer agrees to provide thirty (30) days’ prior written notice to Collateral Agent in the event of any non-renewal, cancellation or amendment of any such insurance policy. If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay all premiums relating thereto, Agent or Collateral Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto that Agent deems advisable. Neither Agent nor Collateral Agent shall have any obligation to obtain insurance for any Credit Party or pay any premiums therefor. By doing so, neither Agent nor Collateral Agent shall be deemed to have waived any Default or Event of Default arising from any Credit Party’s failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including reasonable attorneys’ fees, court costs and other charges related thereto, shall be payable on demand by Borrower to Agent or Collateral Agent (as the case may be) and shall be additional Obligations hereunder secured by the Collateral.

(b) If reasonably requested by Agent, each Credit Party shall deliver to Agent from time to time a report of a reputable insurance broker, in form reasonably satisfactory to Agent, with respect to its insurance policies.

(c) Each Credit Party executing this Agreement shall deliver to Agent, in form and substance reasonably satisfactory to Agent, endorsements to (i) all “All Risk” insurance and business interruption insurance naming Collateral Agent, on behalf of itself and the other Lenders, as loss payee (provided that the Collateral Agent shall not have the right to receive business interruption Net Cash Proceeds of $12,500,000 or less), and (ii) all general liability and other liability policies naming Collateral Agent, on behalf of itself and the other Lenders, as additional insured. Each such Credit Party irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent), so long as any Event of Default has occurred and is continuing, as such Credit Party’s true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such “All Risk” policies of insurance, endorsing the name of such Credit Party on any check or other item of payment for the proceeds of such “All Risk” policies of insurance and for making all determinations and decisions with respect to such “All Risk” policies of insurance, in each case excluding business interruption proceeds of $12,500,000 or less. Neither Collateral Agent nor Agent shall have any duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. Borrower shall promptly notify Agent and Collateral Agent, and Agent shall notify Lenders, of any loss, damage, or destruction to the Collateral in the amount of $1,000,000 or more, whether or not covered by insurance. The Credit Parties shall be entitled to apply the proceeds of any “All Risk” insurance (excluding business interruption) to replace, restore, repair or rebuild the property or, if no Event of Default has occurred and is continuing, to invest in Similar Assets; provided that, with respect to the Net Cash Proceeds of such insurance exceeding $1,000,000 during any twelve month period commencing after the Closing Date, if such Credit Party has not completed or entered into binding agreements to complete such replacement, restoration, repair, rebuilding or investment or used same to consummate a Permitted Acquisition within two hundred ten (210) days of receipt of such proceeds, such proceeds shall be applied to the Obligations in accordance with Section 1.3(d).

5.5 Compliance with Laws. Each Credit Party shall comply with all federal, state, local and foreign laws and regulations applicable to it, including those relating to HIPAA, ERISA and labor matters and Environmental Laws and Environmental Permits, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.6 Supplemental Disclosure. From time to time as may be reasonably requested by Agent (which request will not be made more frequently than once each year absent the occurrence and continuance of a Default or an Event of Default), the Credit Parties shall supplement each Disclosure Schedule hereto, with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or that is necessary to correct any information in such Disclosure Schedule which has been rendered inaccurate thereby (and, in the case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); provided that (a) no such supplement to any such Disclosure Schedule shall amend, supplement or otherwise modify any Disclosure Schedule, or be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Requisite Lenders in writing, and (b) no supplement shall be required or permitted as to representations and warranties that relate solely to the Closing Date.

5.7 Environmental Matters. Each Credit Party shall and shall cause each Person within its control to in the case of any matter described in clauses (a) through (d) below that could reasonably be expected, to give rise to a Material Adverse Effect: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits; (b) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply in all material respects with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate; (c) notify Agent promptly after such Credit Party becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate that is reasonably likely to result in material Environmental Liabilities, and after being so notified, Agent shall notify Lenders of same; and (d) promptly forward to Agent a copy of any material order, notice, request for information or any material communication or report received by such Credit Party in connection with any such material violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in material Environmental Liabilities, in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter. If Agent or Collateral Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Credit Party or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, that, in each case, could reasonably be expected to have a Material Adverse Effect, then each Credit

Party shall, upon Agent’s or Collateral Agent’s written request (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Borrower’s expense, as Agent or Collateral Agent (as the case may be) may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Agent or Collateral Agent (as the case may be) and shall be in form and substance reasonably acceptable to Agent, and (ii) permit Agent or Collateral Agent or its representatives to have access to all Real Estate for the purpose of conducting such environmental audits and testing as Agent or Collateral Agent (as the case may be) deems appropriate, including subsurface sampling of soil and groundwater. Borrower shall reimburse Agent or Collateral Agent (as the case may be) for the reasonable costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

5.8 Landlords’ Agreements, Mortgagee Agreements, Bailee Letters and Real Estate Purchases. Subject to such exceptions as may be acceptable to Agent, the Credit Parties shall use commercially reasonable efforts to obtain a landlord’s agreement, or bailee letter, as applicable, from the lessor of each material leased property listed on Disclosure Schedule (5.8) and for all material leased property acquired after the Closing Date, as determined by Agent in its reasonable discretion, which agreement or letter (i) shall contain a waiver or subordination of all Liens or claims that the landlord or bailee may assert against the Collateral at that location, (ii) shall provide that Collateral Agent shall, so long as an Event of Default shall have occurred and be continuing, have reasonable access to the affected premises for a specified period of time in order to inspect, maintain and dispose of any Collateral located there, and (iii) shall otherwise be reasonably satisfactory in form and substance to Agent. In the event that a Credit Party conveys any of its assets to another Credit Party, whether in a sale, merger, consolidation, combination or other transaction, the recipient Credit Party shall be required to be in compliance with the terms of this Section 5.8 after giving effect to such conveyance. If any Credit Party acquires a fee ownership interest in any material Real Estate (which shall not include Real Estate acquired for less than $1,000,000), it shall provide Agent with written notice of such acquisition in accordance with Section 6.1 if acquired in connection with a Permitted Acquisition and otherwise, in the next Compliance Certificate required to be delivered pursuant to Annex E, and if requested in writing by Agent, such Credit Party shall provide Collateral Agent with a Mortgage granting Collateral Agent a first priority (subject to Permitted Liens) Lien on such Real Estate on behalf of itself and the other Lenders, together with environmental audits, as reasonably requested by Agent or to the extent otherwise available, mortgage title insurance commitment, real property survey, local counsel opinion(s), and, if reasonably required by Agent, supplemental casualty insurance and flood insurance, and such other customary related documents, instruments or agreements reasonably requested by Agent, in each case in form and substance reasonably satisfactory to Agent; provided that the requirements of this sentence shall not apply if a Credit Party’s acquisition of such Real Estate is substantially financed by its incurring of Indebtedness permitted under Section 6.3(i) or 6.3(xvi).

5.9 Additional Subsidiary Guarantors.

(a) Promptly (and in any event within fifteen (15) days) after the formation or acquisition of any Domestic Subsidiary of either (A) Borrower or (B) any Domestic Subsidiary of Borrower, Borrower or such Domestic Subsidiary shall cause to be executed and delivered, (i) by such new Domestic Subsidiary, a guaranty in a form substantially similar to the Subsidiary

Guaranty pursuant to which such Domestic Subsidiary shall guarantee the payment and performance of all of the Obligations, (ii) by such new Domestic Subsidiary, an Acknowledgement to the Security Agreement in the form of Exhibit B to the Security Agreement and pursuant to which Collateral Agent, for the benefit of itself and the other Lenders, shall be granted a first priority (subject to Permitted Liens) and perfected security interest in all Collateral (as defined in the Security Agreement) of such Domestic Subsidiary that is either (x) property in which a security interest can be granted and perfected under the Code or (y) Intellectual Property registered with the United States Patent and Trademark Office or the United States Copyright Office which security interest shall secure the Obligations, (iii) by such new Domestic Subsidiary if it owns any Intellectual Property that is registered with the United States Patent and Trademark Office or the United States Copyright Office, an Intellectual Property Security Agreement in substantially the form of the Intellectual Property Security Agreement delivered by the other Credit Parties on the Closing Date (or otherwise in form and substance reasonably satisfactory to Agent) and pursuant to which Collateral Agent, for the benefit of itself and the other Lenders, shall be granted a first priority (subject to Permitted Liens) and perfected security in all of such Intellectual Property to secure the Obligations, (iv) by the Credit Party that is such Domestic Subsidiary’s direct parent company, a Credit Party Pledge Agreement substantially in the form of the Credit Party Pledge Agreement delivered by the other Domestic Subsidiaries on the Closing Date (or otherwise in form and substance reasonably satisfactory to Agent) and pursuant to which all of the Stock of such new Domestic Subsidiary owned by each such parent company shall be pledged to Collateral Agent for the benefit of itself and the other Lenders on a first priority and perfected basis to secure the Obligations, and (v) by Borrower or the applicable Subsidiary, such other related documents (including closing certificates, legal opinions and other similar documents) as Collateral Agent may reasonably request, all in form and substance reasonably satisfactory to Agent.

(b) Promptly (and in any event within thirty (30) days, subject to extension in Agent’s reasonable discretion) after the creation or acquisition of any material (as determined by Agent in its reasonable discretion) first tier Foreign Subsidiary by any Credit Party, Borrower shall cause to be executed and delivered by such Credit Party that is such Foreign Subsidiary’s direct parent company, a Credit Party Pledge Agreement substantially in the form of the Holdings Pledge Agreement delivered by Borrower or the other Subsidiaries on the Closing Date (or otherwise in form and substance reasonably satisfactory to Agent) and pursuant to which sixty-five percent (65%) of the voting Stock and one hundred percent (100%) of the non-voting Stock of such new Foreign Subsidiary shall be pledged to Collateral Agent for the benefit of itself and the other Lenders on a first priority and perfected basis to secure the Obligations.

5.10 Interest Rate/Currency Fluctuations Protection. Within ninety (90) days after the Closing Date, Borrower shall enter into and maintain interest rate cap, swap or collar agreements, or other agreements or arrangements designed to provide protection against fluctuations in interest rates, which shall be effective for a period of not less than two (2) years and on terms and with counterparties reasonably acceptable to Agent, and pursuant to which Borrower is protected against increases in interest rates from and after the date of such contracts as to a notional amount of not less than fifty percent (50%) of the aggregate outstanding principal balance at such time of the Term Loan.

5.11 Cash Management Systems. Within ninety (90) days after the Closing Date (as such date may be extended by the Agent), each Credit Party shall, and shall cause each Subsidiary (other than a Foreign Subsidiary) of each Credit Party to, enter into, and cause each depository, securities intermediary or commodities intermediary to enter into, control agreements reasonably satisfactory to Agent with respect to each deposit account and securities, commodity or similar account maintained by such Person, other than any payroll, fiduciary, trust, tax, escrow, benefit or zero balance account; provided, that control agreements shall not be required to be delivered for any such accounts of ChartOne for a period of one hundred twenty (120) days (as such date may be extended by the Agent) after the Closing Date.

5.12 Further Assurances. Each Credit Party executing this Agreement agrees that it shall and shall cause each other Credit Party to, at such Credit Party’s expense and upon request of Agent, duly execute and deliver, or cause to be duly executed and delivered, to Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Agent to carry out more effectively the provisions and purposes of this Agreement or any other Loan Document.

VI.	NEGATIVE COVENANTS

Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof until the Termination Date:

6.1 Mergers, Subsidiaries, Etc. No Credit Party shall directly or indirectly, by operation of law or otherwise, merge with, consolidate with, acquire all or substantially all of the assets or Stock of, or otherwise combine with or acquire, any Person; provided, that (i) any Subsidiary of Borrower may be merged into Borrower so long as Borrower is the survivor of such merger, (ii) any Foreign Subsidiary of Borrower may be merged with and into or liquidated or dissolved into another Foreign Subsidiary of Borrower, provided, further that with respect to the merger of any Foreign Subsidiary with a first tier Foreign Subsidiary, a first tier Foreign Subsidiary shall be the surviving entity, (iii) any Domestic Subsidiary of Borrower may be merged with and into another Domestic Subsidiary of Borrower and (iv) any Subsidiary of Borrower may be liquidated or dissolved into Borrower or a Domestic Subsidiary of Borrower. Notwithstanding the foregoing, each of the following shall be permitted: (A) Capital Expenditures by Borrower and the Subsidiaries to the extent permitted by Section 6.10, (B) purchases, licenses and other acquisitions of inventory, materials and equipment in the ordinary course of business, (C) investments in compliance with Section 6.2, (D) leases of real or personal property in the ordinary course of business and in accordance with the applicable Collateral Documents, (E) the Related Transactions as contemplated by the Related Transaction Documents, and (F) Borrower or any Domestic Subsidiary of Borrower that is a Guarantor (or for asset acquisitions, Holdings, so long as contemporaneously therewith, all assets so acquired are transferred to Borrower or a Domestic Subsidiary of Borrower that is a Guarantor), may merge with (provided, in the case of Borrower that it is the surviving corporation in such merger), or acquire all or substantially all of the assets or stock of any Person or business (the “Target”) (in each case, a “Permitted Acquisition”) subject to the satisfaction of each of the following conditions:

(a) Agent shall receive at least ten (10) Business Days’ prior written notice of such proposed Permitted Acquisition, which notice shall include a reasonably detailed description of such proposed Permitted Acquisition;

(b) such Permitted Acquisition shall only involve assets more than 50% of which is located in the United States and comprising a business, or those assets of a business, that is within the scope of the Business, provided that Permitted Acquisitions of assets more than 50% of which are located in jurisdictions other than the United States are permitted to the extent the aggregate consideration paid in connection with all such acquisitions does not exceed $25,000,000;

(c) such Permitted Acquisition shall be consensual and shall have been approved by the Target’s board of directors or the equivalent thereof;

(d) no additional Indebtedness, Guaranteed Indebtedness, contingent obligations or other liabilities shall be incurred, assumed or otherwise be reflected on a consolidated balance sheet of Borrower and Target after giving effect to such Permitted Acquisition, except (x) Loans made hereunder and (y) ordinary course trade payables, accrued expenses and Indebtedness permitted under Section 6.3 and any contingent obligations or other liabilities permitted or not prohibited under this Agreement to the extent no Default or Event of Default has occurred and is continuing or would result after giving effect to such Permitted Acquisition;

(e) the sum of all consideration paid in connection with all Permitted Acquisitions (including consideration in the form of Indebtedness but excluding acquired cash and cash equivalents) shall not exceed an aggregate amount equal to the sum of (i) $100,000,000 plus (ii) any proceeds reinvested to pay the purchase price of Permitted Acquisitions pursuant to Section 1.3(b)(iii) during the term hereof and any Stock of Parent issued as consideration; provided, however, that the sum of all consideration paid in connection with any one Permitted Acquisition transaction (other than the acquisition of the stock or assets of Iod Incorporated) shall not exceed $20,000,000, except to the extent expressly consented to by the Requisite Lenders in writing; provided further that, notwithstanding the foregoing, except as expressly consented to by the Requisite Lenders in writing, in the event that the stock or assets of Iod Incorporated are acquired prior to September 30, 2009, the consideration paid in connection with the acquisition of the stock or assets of Iod Incorporated shall not exceed $75,000,000 and the sum of consideration paid in connection with all Permitted Acquisitions from and after the Closing Date until September 30, 2009 shall not exceed $5,000,000 plus the consideration paid in connection with the acquisition of the stock or assets of Iod Incorporated;

(f) the Target shall have had positive Consolidated EBITDA for the trailing twelve month period preceding the date of the Permitted Acquisition, as determined based upon the Target’s financial statements for its most recently completed fiscal year and its most recent interim financial period completed within sixty (60) days prior to the date of consummation of such Permitted Acquisition which may reflect certain pro forma adjustments reasonably acceptable to Agent;

(g) the Total Leverage Ratio of Holdings and its Subsidiaries both before and after giving effect to such Permitted Acquisition (including any Indebtedness described in Section 6.1(d)) shall be no higher than the lesser of (i) 5.06 to 1.00 and (ii) 0.25 to 1.00 less than the maximum Total Leverage Ratio Financial Covenant in effect for the most recently ended Rolling Period for which a Compliance Certificate has been delivered pursuant to Annex E;

(h) the business and assets acquired in such Permitted Acquisition shall be free and clear of all Liens (other than Permitted Liens);

(i) to the extent required by the Collateral Documents or Section 5.9, Collateral Agent will be granted a first priority perfected Lien (subject to Permitted Liens) in all assets acquired pursuant thereto, and the Credit Parties (and the Target in the case of an acquisition of Stock) shall have executed such documents and taken such actions as may be reasonably required by Agent in connection therewith;

(j) at or prior to the closing of any Permitted Acquisition, Borrower shall have delivered to Agent, in form reasonably satisfactory to Agent:

(i) a Compliance Certificate evidencing that, on a pro forma basis, no Event of Default has occurred and is continuing or would result after giving effect to such Permitted Acquisition and Borrower would have been in compliance with the financial covenants (as calculated after giving effect to the incremental Adjusted Consolidated EBITDA of Holdings and its Subsidiaries resulting from such Permitted Acquisition) set forth in Annex F for the four quarter period reflected in the Compliance Certificate most recently delivered to Agent pursuant to Annex E prior to the consummation of such Permitted Acquisition (after giving effect to such Permitted Acquisition and all Loans funded in connection therewith as if made on the first day of such period); and

(ii) a Certificate of Borrower to the effect that as of the date of such Permitted Acquisition: (w) the Credit Parties, taken as a whole, will be Solvent upon the consummation of the Permitted Acquisition; (x) the Acquisition Pro Forma fairly presents in all material respects the pro forma financial condition of Holdings and its Subsidiaries (on a consolidated basis) as of the date thereof after giving effect to the Permitted Acquisition; and (y) Borrower has completed its due diligence investigation with respect to the Target and such Permitted Acquisition, which Borrower believes in good faith to be prudent in light of the size and nature of the Target and such Permitted Acquisition;

(k) for any Permitted Acquisition with respect to which the total consideration paid is equal to or greater than $10,000,000, (i) the Borrowing Availability after giving effect to such Permitted Acquisition and the funding of all Loans in connection therewith, shall not be less than $4,000,000 and (ii) Borrower shall have delivered to Agent, in form reasonably satisfactory to Agent, a pro forma consolidated balance sheet and income statement of Holdings and its Subsidiaries (the “Acquisition Pro Forma”), based on recent financial statements for its most recent interim financial period for which statements were delivered or are required to have been delivered pursuant to Annex E, which shall be complete and shall fairly present in all material respects the assets, liabilities, financial condition and results of operations of Holdings and its Subsidiaries in accordance with GAAP consistently applied, subject to the absence of footnotes and audit and purchase accounting adjustments, but taking into account such Permitted Acquisition and the funding of all Loans in connection therewith;

(l) for any Permitted Acquisition with respect to which the total consideration paid is less than $10,000,000, the Borrowing Availability after giving effect to such Permitted Acquisition and the funding of all Loans in connection therewith, shall not be less than $3,000,000

(m) on or prior to the date of such Permitted Acquisition, Agent shall have received copies of the acquisition agreement and related material agreements and instruments, and, within forty-five (45) days of the date of such Permitted Acquisition (as such date may be extended by the Agent), each of those requested documents and deliverables as specified in the last sentence of Section 5.8;

(n) at the time of such Permitted Acquisition and after giving effect thereto, no Default or Event of Default has occurred and is continuing; and

(o) the terms of the acquisition of the stock or assets of Iod Incorporated shall be reasonably acceptable to Agent and Syndication Agent.

6.2 Investments; Loans and Advances. Except as otherwise expressly permitted by this Section 6 (including, without limitation, Section 6.1 and Section 6.4), no Credit Party shall make or permit to exist any investment in (other than Permitted Acquisitions), or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise, except that: (a) Borrower and any Subsidiary may make investments, subject to Control Letters (for securities, commodities and other investment accounts, to the extent required by Section 5.11) in favor of Collateral Agent for the benefit of itself and the other Lenders or otherwise subject to a perfected security interest in favor of Collateral Agent for the benefit of itself and the other Lenders, to the extent required by the Loan Documents, in (all such investments, “Cash Equivalents”) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., (iii) certificates of deposit maturing no more than one year from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $300,000,000 and having a senior unsecured rating of “A” or better by a nationally recognized rating agency (an “A Rated Bank”), (iv) time deposits maturing no more than thirty (30) days from the date of creation thereof with A Rated Banks, (v) mutual funds that invest substantially all of their assets in one or more of the investments described in clauses (i) through (iv) above and (vi) investments of Foreign Subsidiaries similar to those described in clauses (i), (iii), (iv) and (v) above of countries in which such Foreign Subsidiary is organized and deposit accounts in banks organized in any such country; (b) Borrower and any Subsidiary may make or add investments, subject to the Lien of Agent on behalf of the Lenders, (i) received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business, or (ii) constituting (A) accounts receivable arising, (B) trade debt granted, or (C) deposits made in connection with the purchase price of goods or services, in each case in the ordinary course of business; (c) any applicable Credit Party may enter into a Permitted Intercompany Transaction; (d) guaranty obligations permitted by Sections 6.3 or 6.6; (e) noncash consideration received pursuant to any asset sale permitted under Section 6.8; (f) deposits and pledges in connection with Permitted Liens; (g) hedging obligations permitted by Section 6.3(vii); (h) the maintenance of deposit accounts in the ordinary course of business so long as the applicable provisions of Section 5.11 have been complied with in respect of such deposit accounts; (i) loans and advances to officers, directors and employees of any Credit Party in an aggregate outstanding principal amount not to exceed $1,500,000; (j) investments to the extent that payment for such investments is made with proceeds from the issuance of Stock of Parent, in an aggregate amount not to exceed $7,500,000; (k) acquisitions of obligations of one or more directors, officers, employees, members or management or consultants of Parent, the Borrower or its Subsidiaries in connection with such person’s acquisition of Stock of Parent, so long as no cash is actually advanced by any Credit Party to such persons in connection with the acquisition of any such obligations; (l) any Credit Party may make a loan or an investment that could otherwise be made as a distribution permitted under Section 6.13 (with a commensurate reduction of their ability to make additional distributions under such Section 6.13, if applicable); (m) the Credit Parties may hold investments to the extent such investments are otherwise permitted hereunder and reflect an increase in the value thereof; (n) investments consisting of earnest money required in connection with a Permitted Acquisition; (o) any investments in joint ventures and in Cash Equivalents acquired through Permitted Acquisitions; (p) investments in and loans or advances to Subsidiaries that are not Guarantors in an aggregate outstanding principal amount not to exceed $1,000,000 at any time outstanding; (q) loans and investments described in Disclosure Schedule (6.2); and (r) so long as no Default or Event of Default has occurred or is continuing or would be caused thereby, Borrower and any Subsidiary may make other investments which shall not exceed in the aggregate $7,500,000, provided that, in the event that any investment is made by the Borrower or any Subsidiary in any Person through substantially concurrent interim transfers of any amount through one or more other Subsidiaries, then such other substantially concurrent interim transfers shall be disregarded for purposes of this Section 6.2. The amount of any loan, advance or investment shall be calculated net of the amount of any repayments, returns of capital, distributions and similar amounts that would have the effect of decreasing the balance sheet investment account under a cost basis of accounting and actually received in cash by a Credit Party in respect of such loan, advance or investment.

6.3 Indebtedness. No Credit Party shall create, incur, assume or permit to exist any Indebtedness, except (without duplication) (i) Permitted Purchase Money Indebtedness, (ii) the Loans and the other Obligations (including any Incremental Facility), (iii) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent permitted to remain unfunded hereunder and under applicable law, (iv) the Mezzanine Obligations and Subordinated Debt, provided that, with respect to any fundings of Mezzanine Obligations and Subordinated Debt after the Closing Date, (A) Borrower shall be in pro forma compliance with all Financial Covenants and (B) solely with respect to Subordinated Debt (x) if such Subordinated Debt is incurred on or prior to September 19, 2009, the Borrower shall have a Total Leverage Ratio not in excess of 5.31 to 1.00 and such incurrence shall result in an increase of the

Total Leverage Ratio by no greater than 0.25 to 1.00, and (y) if such Subordinated Debt is incurred after September 19, 2009, the Company shall have a Total Leverage Ratio not in excess of 5.06 to 1.00 and such incurrence shall result in an increase of the Total Leverage Ratio by no greater than 0.50 to 1.00, in each case under this subsection (iv), after giving effect to such funding and the application of proceeds thereof, (v) any other existing Indebtedness described in Disclosure Schedule (6.3) and refinancings thereof or amendments or modifications thereof that do not have the effect of increasing the principal amount thereof (other than to add thereto any accrued interest and expenses of refinancing) or changing the maturity or amortization thereof (other than to extend the same) and that are otherwise on terms and conditions taken as a whole not materially less favorable to any Credit Party, or the Lenders, than the terms of the Indebtedness being refinanced, amended or modified, (vi) Indebtedness specifically permitted under Section 6.1, 6.2, or 6.6, (vii) hedging obligations under swaps, caps and collar arrangements arranged by GE Capital or provided by any Lender entered into pursuant to Section 5.10 or entered into in accordance with Section 6.16, (viii) Indebtedness constituting a Permitted Intercompany Transaction, (ix) Indebtedness not to exceed $15,000,000 at any one time, represented by, or arising out of, subordinated obligations, earn-outs, indemnification, purchase price adjustments and similar obligations (in each case, subordinated on terms reasonably satisfactory to Agent and only to the extent such subordination is available after use of commercially reasonable efforts by the Credit Parties to obtain same) constituting a portion of the purchase price for, or incurred in connection with, Permitted Acquisitions, (x) Indebtedness incurred as a result of the financing of insurance premiums in the ordinary course of business, (xi) Permitted Subordinated Seller Debt in an aggregate amount at any time outstanding not to exceed $15,000,000, (xii) accretion or amortization of original issue discount and accretion of interest paid in kind, in each case in respect of Indebtedness otherwise permitted by this Section 6.3, (xiii) Indebtedness of any Credit Party to a financial institution in respect of netting services, overdraft protections, automatic clearinghouse arrangements and similar arrangements, in each case in connection with deposit accounts and cash management activities of the Credit Parties in the ordinary course of business not to exceed $3,000,000 at any one time, (xiv) Indebtedness of a person or acquired assets that is the subject of a Permitted Acquisition which Indebtedness was in existence at the time of such Permitted Acquisition and not incurred in contemplation thereof in an aggregate amount not to exceed $10,000,000 at any one time outstanding, which Indebtedness shall be unsecured or secured solely by the assets so acquired (excluding Accounts and Inventory), and (xv) other Indebtedness not to exceed $5,000,000 at any one time outstanding.

6.4 Employee Loans and Affiliate Transactions. Except to the extent otherwise expressly permitted in this Section 6 with respect to any Affiliate, no Credit Party shall enter into or be a party to any transaction with any Affiliate (other than a Credit Party) thereof except (a) upon terms that are not materially less favorable to such Credit Party than would reasonably be obtained in a comparable arm’s length transaction with a Person not an Affiliate of such Credit Party, (b) director, officer and employee compensation and reimbursements (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements, in each case approved by the Board of Directors of such Credit Party, and (c) any transaction with an Affiliate where the only consideration paid by any Credit Party is Stock of Parent. In addition, if any such transaction or series of related transactions involves payments in excess of $1,000,000 in the aggregate, the terms of these transactions must be disclosed in advance to Agent (unless such transaction is otherwise permitted by other provisions of this Section 6). All such transactions existing as of the date hereof are described in Disclosure Schedule (6.4).

6.5 Capital Structure and Business. Holdings and Borrower shall not (a) make any change in its capital structure as described in Disclosure Schedule (3.8), including the issuance or sale of any shares of Stock, warrants or other securities convertible into Stock or any revision of the terms of its outstanding Stock (except as otherwise expressly permitted by this Section 6 and other than issuances of shares of Stock (i) in the case of the Borrower, to Holdings and (ii) in the case of Holdings, to Parent); or (b) amend its charter, bylaws or other organizational documents in a manner that would materially adversely affect Agent, Collateral Agent or the Lenders or adversely affect such Credit Party’s duty or ability to repay the Obligations. In addition to the covenants set forth in Section 6.18 as to Holdings, no Credit Party shall engage in any business other than the Business.

6.6 Guaranteed Indebtedness. No Credit Party shall create, incur, assume or permit to exist any Guaranteed Indebtedness except (a) by endorsement of instruments or items of payment for deposit or collection to the general account of any Credit Party, (b) for Guaranteed Indebtedness incurred for the benefit of any other Credit Party if the primary obligation is expressly permitted or not prohibited by this Agreement, provided that to the extent such primary obligation is subordinated, then the related Guaranteed Indebtedness shall be subordinated on the same terms, and (c) guarantee obligations (i) incurred in the ordinary course of business in respect of obligations of (or to) non-Affiliate suppliers, customers, franchisees, lessors and licensees or (ii) otherwise constituting investments permitted by Section 6.2. For the avoidance of doubt, no Subsidiary of Parent shall guarantee or otherwise be obligated on the Parent Preferred Units.

6.7 Liens. No Credit Party shall create, incur, assume or permit to exist any Lien on or with respect to its Accounts or any of its other properties or assets (whether now owned or hereafter acquired) except for (a) Permitted Encumbrances; (b) Liens in existence on the date hereof and summarized on Disclosure Schedule (6.7) and permitted refinancings, extensions and renewals thereof, including extensions or renewals of any such Liens; provided, that the principal amount of the Indebtedness so secured is not increased (other than to add thereto any accrued interest and expenses of refinancing) and the Lien does not attach to any other property; (c) Permitted Purchase Money Liens; (d) Liens securing Indebtedness related to insurance premiums permitted pursuant to Section 6.3(x); provided that any such Lien shall encumber only the insurance premiums financed with such Indebtedness; (e) Liens solely on any cash earnest money deposits made by Holdings or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder; (f) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property or consignments or similar arrangements entered into in the ordinary course of business; (g) pledges or deposits of cash and Cash Equivalents securing deductibles, self-insurance, co-payment, co-insurance, retentions or similar obligations to providers of property, casualty or liability insurance in the ordinary course of business; (h) Liens arising in the ordinary course of business by virtue of any contractual, statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies covering deposit or securities accounts (including funds or other assets credited thereto) or other funds maintained with a depository institution or securities intermediary, so long as the applicable provisions of Section 5.11 have been complied with, in respect of such deposit or securities accounts; (i) Liens of any financial institution that has granted netting services, overdraft protections, automatic clearinghouse arrangements and similar arrangements giving rise to Indebtedness of any Credit Party permitted under Section 6.3(xiii) which are within the general parameters customary in the banking industry; (j) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods by any Credit Party entered into in the ordinary course of business with a value not to exceed $3,000,000 at any one time; (k) Liens relating to Indebtedness and Permitted Acquisitions permitted under Section 6.3(xiv); provided that such Liens do not extend to property not subject to such Liens at the time of acquisition (other than improvements thereon) and are no more favorable to the lienholders than such existing Lien; and (l) other Liens securing Indebtedness not exceeding $3,000,000 in the aggregate at any time outstanding. In addition, no Credit Party shall become a party to any agreement, note, indenture or instrument, or take any other action, that would prohibit the creation of a Lien on any of its properties or other assets in favor of Collateral Agent pursuant to the Collateral Documents, as additional collateral for the Obligations, except operating leases, Capital Leases, Permitted Purchase Money Indebtedness (so long as such Lien is limited to the property purchased with the proceeds of the Purchase Money Indebtedness) or Licenses which prohibit Liens upon the assets that are subject thereto.

6.8 Sale of Stock and Assets. No Credit Party shall sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including the Stock of any of its Subsidiaries (whether in a public or a private offering or otherwise) or any of its Accounts, other than (a) the sale of Inventory in the ordinary course of business, (b) the sale, transfer, lease, conveyance or other disposition by a Credit Party of Equipment, Fixtures or other tangible assets that are obsolete, worn-out or no longer used or useful in the Business in the ordinary course of business, (c) the sale, transfer, lease, conveyance or other disposition by a Credit Party of other assets having an aggregate cumulative fair market value in the aggregate of $15,000,000 for all such transactions consummated after the Closing Date, (d) with the approval of Agent (which such approval shall not be unreasonably withheld), the sale, transfer, conveyance or other disposition by a Credit Party of any assets as a substantially contemporaneous like-kind exchange in accordance with the IRC; provided, that the assets to be acquired have a fair market value at least as great as that of the assets being sold, transferred or disposed of, (e) the sale, transfer, conveyance or other disposition by a Credit Party to Borrower or any Guarantor (other than Holdings), (f) the licensing or sublicensing of Intellectual Property in the ordinary course of business, (g) the making of investments permitted under Section 6.2, (h) subject to the requirements of Section 5.8, the leasing, as lessor, of real or personal property in the ordinary course of business, (i) the disposition of any Credit Party’s interest in Proacsys, (j) mergers and consolidations in compliance with Section 6.1, (k) discounts, dispositions or forgiveness of account receivables in the ordinary course of business or in connection with collection or compromise thereof, (l) the imposition of Permitted Liens, and (m) Dispositions as a result of condemnation by a Governmental Authority so long as the Net Cash Proceeds therefrom are applied in accordance with Section 1.3(d). With respect to any disposition of assets or other properties permitted pursuant to clause (b), (c), (d), (g), (i) or (m) above, subject to Section 1.3(b), the Lenders, Agent and Collateral Agent agree that its Liens on such assets shall be released upon the consummation of the applicable transaction, and Agent agrees to cause Collateral Agent to release its Lien on such assets or other properties, and to the extent such sale is of the Stock of a Subsidiary that has guaranteed the Obligations hereunder, to cause the release and termination of such Subsidiary’s guaranty, in order to permit the applicable Credit Party to effect such disposition and shall execute and deliver to Borrower or authorize the filing by Borrower, in each such case at Borrower’s expense, appropriate UCC-3 termination statements and other releases as reasonably requested by Borrower.

6.9 ERISA. No Credit Party shall, or shall cause or permit any ERISA Affiliate to, cause or permit to occur an event that could reasonably be expected to result in the imposition of a Lien against the assets of Borrower under Section 412 of the IRC or Section 302 or 4068 of ERISA or cause or permit to occur an ERISA Event to the extent such ERISA Event would reasonably be expected to have a Material Adverse Effect.

6.10 Financial Covenants. The Credit Parties shall not breach or fail to comply with any of the Financial Covenants.

6.11 [Intentionally Omitted]

6.12 Cancellation of Indebtedness; Sale-Leasebacks. No Credit Party shall cancel any claim or debt owing to it (other than debt between Credit Parties), except for reasonable consideration negotiated on an arm’s-length basis. No Credit Party shall engage in any sale-leaseback, synthetic lease or similar transaction involving any of its assets unless the sale of such property is permitted by Section 6.8 and any Indebtedness incurred in connection therewith is permitted by Section 6.3.

6.13 Restricted Payments. No Credit Party shall make any Restricted Payment, except (a) Permitted Intercompany Transactions; (b) dividends and distributions by Subsidiaries of Borrower paid to the Credit Party that is its immediate parent company; (c) payments and distributions of officer and director compensation, reimbursement and indemnity permitted under Section 6.4(b); (d) payments by Borrower or any other Credit Party, or distributions from Borrower or any other Credit Party, to Parent to permit Parent to make payments of (i) Management Fees of not more than $250,000 in the aggregate in any Fiscal Year, provided that any payment of a Management Fee that is not permitted to be made as a result of the restrictions in this Agreement may be paid in a subsequent period, if, after giving effect thereto, no Default or Event of Default would exist and (ii) reimbursements of reasonable out-of-pocket expenses of Sponsor in connection with its ownership of Borrower of not more than $350,000 in the aggregate in any Fiscal Year; (e) a Credit Party may pay dividends to Parent to permit Parent to purchase equity interests from present or former officers or employees of Parent or any of its Subsidiaries in an aggregate amount after the date hereof not to exceed $7,500,000; (f) a Credit Party may pay dividends to Holdings or Parent to pay corporate overhead expenses incurred in the ordinary course of business and to Parent to pay fees and expenses to the holders of the Parent Preferred Units (so long as, in the case of payments in respect of the Parent Preferred Units, no Default or Event of Default then exists or would result after giving effect thereto and the aggregate amount of all such dividends shall not exceed $1,000,000 per Fiscal Year) and (ii) to the extent related to the Credit Parties, pay any taxes that are due and payable by Holdings or Parent as part of a consolidated group (except for any taxes incurred to the extent that the Parent Preferred Units are deemed Indebtedness); (g) payments permitted by the terms of the Mezzanine Subordination Agreement; (h) loans and advances to employees as permitted under Section 6.2(i); (i) subject to the subordination terms related thereto, payments of the outstanding principal of, and accrued unpaid interest on, the Permitted Subordinated Seller Debt; (j) Restricted Payments by any Credit Party or any of its Subsidiaries to pay dividends with respect to its Stock payable solely in additional shares of its common stock, (k) dividends by any non-Credit Party Subsidiary to any other holder of its equity on a pro rata basis, (1) repayments (or distributions to permit repayments by Parent) of the Subordinated Debt acceptable to the Requisite Lenders; provided, that in the case of a Restricted Payment made pursuant to clause (d)(i), (e), (i) or (1) above, no Default or Event of Default has occurred and is continuing or would result after giving effect to such Restricted Payment above. No Credit Party, nor Parent, shall make, either directly or indirectly, any redemption, purchase, retirement, dividend, defeasance, sinking fund or any other payment, prepayment of principal of, premium, if any, interest, fees or other charges or indemnities on, with respect to, or in connection with (including, without limitation, the payment of any costs or expenses relating to) the Parent Preferred Units.

6.14 Change of Corporate Name or Location; Change of Fiscal Year. No Credit Party shall (a) change its name as it appears in official filings in the state of its incorporation or other organization, (b) change its chief executive office or principal place of business, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its state of incorporation or organization, in each case without both giving at least thirty (30) days’ prior written notice thereof to Agent and Collateral Agent and taking any reasonable action requested by Collateral Agent in connection therewith, including to continue the perfection of any Liens in favor of Collateral Agent, on behalf of itself and the other Lenders, in any Collateral and provided that any such new location shall be in the continental United States. Without limiting the foregoing, no Credit Party shall change its name, identity or organizational structure in any manner that might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-507(c) of the Code or any other then applicable provision of the Code except after both giving prior written notice thereof to Agent and Collateral Agent and taking any reasonable action requested by Collateral Agent in connection therewith, including to continue the perfection of any Liens in favor of Collateral Agent, on behalf of itself and the other Lenders, in any Collateral. No Credit Party shall change its Fiscal Year.

6.15 No Impairment of Intercompany Transfers. No Credit Party shall directly or indirectly enter into or become bound by any agreement, instrument, indenture or other contractual obligation (other than (i) the Loan Documents and the Mezzanine Loan Documents, (ii) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iii) restrictions and conditions imposed on any Foreign Subsidiary by the terms of any Indebtedness of such Foreign Subsidiary permitted to be incurred hereunder, (iv) restrictions and conditions imposed on non-Guarantor joint ventures permitted hereunder by the terms of the agreements governing the same and (v) restrictions and conditions imposed under Indebtedness permitted under Section 6.3 with such encumbrances and restrictions that, taken as a whole, are not more restrictive than the terms hereof, and (vi) restrictions and conditions applicable to a Subsidiary acquired in a Permitted Acquisition, provided that such restriction or encumbrance (x) existed at the time such Person became a Subsidiary, (y) was not created in contemplation of or in connection with such Person becoming a Subsidiary and (z) applies only to such Subsidiary) that could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary of Borrower to Borrower.

6.16 No Speculative Transactions. No Credit Party shall engage in any transaction involving commodity options, futures contracts, Obligations under any Secured Rate Contract or Rates Contract, or similar transactions, except solely to hedge against fluctuations in the prices of commodities owned or purchased by it and the values of foreign currencies receivable or payable by it and interest swaps, caps or collars with respect to Indebtedness owed by it.

6.17 Changes Relating to Mezzanine Obligations or Other Debt. No Credit Party shall (a) change or amend the terms of the Mezzanine Obligations or enter into any refinancing in connection therewith except to the extent permitted in accordance with the Mezzanine Subordination Agreement or (b) change or amend the terms of any Subordinated Debt (or any indenture or agreement in connection therewith) or refinance any such Indebtedness if the effect of such change, amendment or refinancing is to: (i) increase the cash interest rate on such Indebtedness by more than two and one-half of one percent (2.50%) per annum; (ii) change the dates upon which payments of principal or principal amount of such Indebtedness interest are due on such Indebtedness other than to extend such dates; (iii) change any default or event of default other than to delete or make less restrictive any default provision therein , or add any covenant with respect to such Indebtedness; (iv) change the redemption or prepayment provisions of such Indebtedness other than to extend the dates therefor or to reduce the premiums payable in connection therewith; (v) grant any security or collateral to secure payment of such Indebtedness (other than Permitted Liens); (vi) change or amend any other term if such change or amendment would materially increase the obligations of the Credit Party thereunder or confer additional material rights on the holder of such Indebtedness in a manner adverse to any Credit Party, Agent, Collateral Agent or any Lender; or (vii) change or amend any of the subordination provisions of such Indebtedness.

6.18 Holdings. Notwithstanding anything herein to the contrary, Holdings shall not engage in any trade or business, or own any assets (other than Stock of Borrower and assets and activities incidental thereto) or incur any Indebtedness or Guaranteed Indebtedness (other than the Obligations, the Mezzanine Obligations, the Subordinated Debt and Guaranteed Indebtedness incurred for the benefit of any other Credit Party if the primary obligation is expressly permitted by this Agreement, provided that to the extent such primary obligation is subordinated, then the related Guaranteed Indebtedness shall be subordinated on the same terms).

6.19 Management Fees. Borrower shall not amend, waive, modify, supplement or otherwise consent to any modification of any documentation evidencing or relating to the Management Fees, if any, if the effect of such amendment, waiver, modification or supplement would be to increase the Management Fees other than as permitted in Section 6.13.

VII.	TERM

7.1 Termination. The financing arrangements contemplated hereby shall be in effect until (i) the Revolving Credit Maturity Date, in the case of the Revolving Loan, and the Revolving Loan and all other Obligations relating to the Revolving Loan shall be automatically due and payable in full on such date and (ii) the Term Loan Maturity Date in the case of the Term Loan, and the Term Loan and all other Obligations relating to Term Loan shall be automatically due and payable in full on such date.

7.2 Survival of Obligations Upon Termination of Financing Arrangements. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Credit Parties or the rights of Agent, Collateral Agent and Lenders relating to any unpaid portion of the Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Revolving Credit Maturity Date or the Term Loan Maturity Date (as the case may be). Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Credit Parties, and all rights of Agent, Collateral Agent and each Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the provisions of Section 11, the payment obligations under Section 1.13 and 1.14, and the indemnities contained in the Loan Documents shall survive the Termination Date.

VIII.	EVENTS OF DEFAULT; RIGHTS AND REMEDIES

8.1 Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an “Event of Default” hereunder:

(a) Borrower (i) fails to make any payment of principal of the Loans when due and payable, or (ii) fails to make any payment of interest on, or Fees owing in respect of, the Loans or any of the other Obligations (except as expressly provided in clause (iii) below) within three (3) Business Days of when due and payable, or (iii) fails to pay or reimburse Agent, Collateral Agent or Lenders for any expense reimbursable hereunder or under any other Loan Document within ten (10) days following Agent’s demand for such reimbursement or payment of expenses.

(b) Any Credit Party fails or neglects to perform, keep or observe any of the provisions of Section 1.4, 5.9 or 6, or any of the provisions set forth in Annex F, respectively.

(c) Borrower fails or neglects to perform, keep or observe any of the provisions of Section 4, Section 5.4(a), Section 5.10, Section 5.11 or any of the provisions set forth in Annex E, and the same shall remain unremedied for ten (10) Business Days or more.

(d) Any Credit Party fails or neglects to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this Section 8.1) and the same shall remain unremedied for thirty (30) days or more after the earlier of knowledge by an officer of any Credit Party of such default and written notice by the Agent or any Lender to any Credit Party thereof.

(e) A default or breach occurs under any other agreement, document or instrument to which any Credit Party is a party that is not cured within any applicable grace period therefor, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness or Guaranteed Indebtedness relating thereto (other than the Obligations and the Mezzanine Obligations) of any Credit Party in excess of $3,500,000 in the aggregate (including (x) undrawn committed or available amounts and (y) amounts owing to all creditors under any combined or syndicated credit arrangements), or (ii) causes, or permits any holder of such Indebtedness or Guaranteed Indebtedness relating thereto or a trustee to cause, Indebtedness or Guaranteed Indebtedness relating thereto or a portion thereof in excess of $3,500,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or cash collateral to be demanded in respect thereof.

(f) Any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate made or delivered to Agent, Collateral Agent or any Lender by any Credit Party is untrue or incorrect in any material respect as of the date when made or deemed made.

(g) [Intentionally omitted.]

(h) A case or proceeding is commenced against Parent or any Credit Party seeking a decree or order in respect of Parent or such Credit Party (i) under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for Parent or such Credit Party or for any substantial part of Parent’s or any such Credit Party’s assets, or (iii) ordering the winding-up or liquidation of the affairs of Parent or such Credit Party, and such case or proceeding shall remain undismissed or unstayed for sixty (60) days or more or a decree or order granting the relief sought in such case or proceeding shall be entered by a court of competent jurisdiction.

(i) Parent or any Credit Party (i) files a petition seeking relief under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consents to or fails to contest in a timely and appropriate manner to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for Parent or such Credit Party or for any substantial part of Parent’s or any such Credit Party’s assets, (iii) makes an assignment generally for the benefit of creditors, (iv) takes any company or corporate action in furtherance of any of the foregoing, or (v) admits in writing its inability to, or is generally unable to, pay its debts as such debts become due.

(j) A final judgment or judgments for the payment of money in excess of $3,500,000 in the aggregate in excess of amounts covered by insurance or by an indemnity from an indemnitor reasonably acceptable to the Agent at any time are outstanding against one or more of the Credit Parties and the same are not, within thirty (30) days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay.

(k) Any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Credit Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any Lien created under any Loan Document ceases to be a valid and perfected first priority Lien (except as otherwise permitted herein or therein in any of the Collateral purported to be covered thereby and except for immaterial, as reasonably determined by Agent, portions of the Collateral, and except to the extent due to the action or inaction of Agent or Collateral Agent).

(l) Any Change of Control occurs.

(m) Any “Event of Default” occurs under (and as such term is defined in) the Mezzanine Note Purchase Agreement.

(n) Except in accordance with the terms thereof, any holder of Subordinated Debt in an aggregate amount in excess of $3,500,000 or any Mezzanine Noteholder shall assert in writing that any subordination provision of the Subordination Agreement to which it is party has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms.

8.2 Remedies.

(a) (i) If any Event of Default has occurred and is continuing, Agent may (and at the written request of the Requisite Lenders shall), without notice, suspend the Revolving Loan Commitments and Swing Line Commitment with respect to additional Revolving Credit Advances, Swing Line Advances and/or the incurrence of additional Letter of Credit Obligations, whereupon any additional Revolving Credit Advances, Swing Line Advances and additional Letter of Credit Obligations shall be made or incurred in Agent’s sole discretion (or in the sole discretion of the Requisite Lenders) so long as such Event of Default is continuing.

(ii) If any Event of Default has occurred and is continuing, Agent may (and at the written request of Requisite Lenders shall), without notice except as otherwise expressly provided herein, increase the rate of interest applicable to the Obligations and the Letter of Credit Fees to the Default Rate in accordance with Section 1.5(d).

(b) If any Event of Default has occurred and is continuing, Agent may (and at the written request of the Requisite Lenders shall), without notice: (i) terminate the Revolving Loan Commitments and the Swing Line Commitment with respect to further Revolving Credit Advances, Swing Line Advances or the incurrence of further Letter of Credit Obligations; (ii) declare all or any portion of the Obligations, including all or any portion of any Loan to be forthwith due and payable, and, upon such accelerations, require that the Letter of Credit Obligations be cash collateralized as provided in Annex B, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower and each other Credit Party; or (iii) exercise or direct Collateral Agent to exercise any rights and remedies provided to Agent or Collateral Agent under the Loan Documents or at law or equity, including all remedies provided under the Code; provided, that upon the occurrence of an Event of Default specified in Section 8.1(h) or (i), the Revolving Loan Commitments and Swing Line Commitment shall be immediately terminated and all of the Obligations, including all Loans, shall become immediately due and payable without declaration, notice or demand by any Person.

8.3 Waivers by Credit Parties. Except as otherwise provided for in this Agreement or by applicable law, each Credit Party waives: (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, set-off rights, extension or renewal of any or, to the extent held by Agent or Collateral Agent at any time, all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Agent or Collateral Agent may do in this regard, (b) all rights to notice and a hearing prior to Agent’s or Collateral Agent’s taking possession or control of, or to Agent’s or Collateral Agent’s replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Agent or Collateral Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws.

IX.	ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT

9.1 Assignment and Participations.

(a) Subject to the terms of this Section 9.1, any Lender may make an assignment to a Qualified Assignee of, or sell participations in, at any time or times, the Loan Documents, Loans, Letter of Credit Obligations and any Commitment or any portion thereof or interest therein, including any Lender’s rights, title, interests, remedies, powers or duties thereunder. Any assignment by a Lender shall: (i) require the consent of Agent (which consent shall not be unreasonably withheld or delayed with respect to a Qualified Assignee, and shall not be required for an assignment to an Affiliate or an Approved Fund of such assigning Lender) and the execution of an assignment agreement (an “Assignment Agreement”) substantially in the form attached hereto as Exhibit 9.1 (a) or otherwise in form and substance reasonably satisfactory to, and acknowledged by, Agent; (ii) be conditioned on such assignee Lender representing to the assigning Lender and Agent that it is purchasing the applicable Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iii) after giving effect to any such partial assignment, the assignee Lender shall have Commitments in an amount at least equal to $1,000,000 and the assigning Lender shall have retained Commitments in an amount at least equal to $1,000,000 unless, in each case, (x) each of Agent and, so long as no Event of Default has occurred and is continuing, Borrower, otherwise consent (each such consent not to be unreasonably withheld or delayed), (y) the assigning Lender is assigning its entire amount of its Commitments and/or Loans, in which case such assignment shall not be subject to the foregoing minimum assignment amount, or (z) the assigning Lender is assigning to its Affiliate or Approved Fund); (iv) include a payment to Agent of an assignment fee of $3,500, provided that if an assignment by a Lender is made to an Affiliate or an Approved Fund of such assigning Lender, then no assignment fee shall be due in connection with such assignment; and (v) so long as no Event of Default has occurred and is continuing, require the consent of Borrower, which shall not be unreasonably withheld or delayed; provided that no such consent shall be required for an assignment by a Lender to another Lender, to an Affiliate of a Lender or to an Approved Fund of such Lender. In the case of an assignment by a Lender under this Section 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as all other Lenders hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or the assigned portion thereof from and after the date of such assignment. Borrower hereby acknowledges and agrees that any assignment shall give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a “Lender”. In all instances, each Lender’s liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender’s Pro Rata Share of the applicable Commitment. In the event any Lender assigns or otherwise transfers all or any part of the Obligations, any such Lender shall so notify Borrower and Borrower shall, upon the request of such Lender, execute new Notes in exchange for the Notes, if any, being assigned. Any assignment by a Lender that does not comply with this Section 9.1(a), shall automatically be recharacterized as a participation pursuant to Section 9.1(b).

(b) Any participation by a Lender of all or any part of its Commitments shall be made with the understanding that all amounts payable by Borrower hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). Solely for purposes of Section 1.11, 1.13, 1.14 and 9.8, Borrower acknowledges and agrees that a participation shall give rise to a direct obligation of Borrower to the participant and the participant shall be considered to be a “Lender”; provided that no participant shall be entitled to any amounts payable pursuant to Section 1.13 that are in excess of the amounts to which the Lender from whom such participant obtained its participation would be entitled pursuant to Section 1.13. Except as set forth in the preceding sentence neither Borrower nor any Credit Party shall have any obligation or duty to any participant. None of Agent, Collateral Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

(c) Except as expressly provided in this Section 9.1, no Lender shall, as between Borrower and that Lender, or as between Agent and that Lender or as between Collateral Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

(d) Each Credit Party executing this Agreement shall use commercially reasonable efforts to assist any Lender permitted to sell assignments or participations under this Section 9.1.

(e) Any Lender may furnish any information concerning Credit Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants); provided, that such Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in Section 11.8.

(f) No Lender shall assign or sell participations in any portion of its Loans or Commitments to a Person if, as of the date of the proposed assignment or sale, such Person would be subject to capital adequacy or similar requirements under Section 1.14(a), increased costs under Section 1.14(b), an inability to fund LIBOR Loans under Section 1.14(c), or withholding taxes in accordance with Section 1.13(a).

(g) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”), may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing by the Granting Lender to Agent and Borrower, the option to provide to Borrower all or any part of any Loans that such Granting Lender would otherwise be obligated to make to Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan; and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitments of the Granting Lender to the same extent, and as if such Loan were made by such Granting Lender. No SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). Any SPC may (i) with notice to, but without the prior written consent of, Borrower and Agent and without paying any processing fee therefor assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by Borrower and Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This Section 9.1(g) may not be amended without the prior written consent of each Granting Lender, all or any of whose Loans are being funded by an SPC at the time of such amendment. For the avoidance of doubt, the Granting Lender shall for all purposes, including without limitation, the approval of any amendment or waiver of any provision of any Loan Document or the obligation to pay any amount otherwise payable by the Granting Lender under the Loan Documents, continue to be the Lender of record hereunder.

(h) Agent, acting solely for this purpose as a nonfiduciary agent of the Borrower, shall maintain at one of its offices in Chicago, Illinois or Bethesda, Maryland a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. In the case of any assignment not reflected in the Register, the assigning Lender agrees that it shall maintain a comparable register as a non-fiduciary agent of the Borrower.

(i) Notwithstanding anything in this Section 9.1 to the contrary, a Lender may assign any or all of its rights hereunder to an Affiliate of such Lender or an Approved Fund of such Lender without (a) providing any notice to the Agent or any other Person (including an administrative questionnaire) or (b) delivering an executed Assignment Agreement to the Agent, provided that (A) such assigning Lender shall remain solely responsible to the other parties hereto for the performance of its obligations under this Agreement, (B) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such assigning Lender in connection with such assigning Lender’s rights and obligations under this Agreement until the requirements of Section 9.1(a) hereof have been met, including the execution and delivery of an Assignment Agreement and an administrative questionnaire, (C) the failure of such assigning Lender to deliver an Assignment Agreement or administrative questionnaire to the Agent or any other Person shall not affect the legality, validity or binding effect of such assignment, as it relates to the assigning Lender and such Affiliate or Approved Fund and (D) an Assignment Agreement between an assigning Lender and its Affiliate or Approved Fund shall be effective as of the date specified in such Assignment Agreement.

(j) Notwithstanding any other provision contained in this Agreement or any other Loan Document to the contrary, any Lender may (i) assign all or any portion of the Loans held by it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Federal Reserve Board and any Operating Circular issued by such Federal Reserve Bank, (ii) in the case of any Lender that is a fund, trust or similar entity, assign or pledge all or any portion of the Loans held by it (and Notes evidencing such Loans) to the trustee under any indenture to which such Lender is a party in support of its obligations to the trustee for the benefit of the applicable trust beneficiaries, or (iii) pledge or assign a security interest in all or any portion of the Loans held by it (and Notes evidencing such Loans) to its lenders or funding sources for collateral security purposes, provided that any payment in respect of such assigned Loans made by the Borrower to or for the account of the assigning or pledging Lender in accordance with the terms of this Agreement shall satisfy the Borrower’s obligations hereunder in respect to such assigned or pledged Loans to the extent of such payment. No such assignment or pledge shall release the assigning Lender from its obligations hereunder.

(k) Notwithstanding anything herein to the contrary, no Credit Party may be a “Lender” hereunder, and any proposed assignment by a Lender of any of its rights, privileges, duties or obligations hereunder to any Credit Party shall be void.

9.2 Appointment of Agent. GE Capital is hereby appointed to act on behalf of all Lenders as Agent (for purposes of this Section 9, the term “Agent” shall also include GE Capital in its capacity as Collateral Agent pursuant to the Collateral Documents) under this Agreement and the other Loan Documents. The provisions of this Section 9.2 are solely for the benefit of Agent and Lenders and no Credit Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Credit Party or any other Person, except to the extent otherwise provided herein or in the Collateral Documents. Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. The duties of Agent shall be mechanical and administrative in nature and Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender. Except as expressly set forth in this Agreement and the other Loan Documents, Agent shall not have any duty to disclose, and shall not be liable for failure to disclose, any information relating to any Credit Party or any of their respective Subsidiaries or any Account Debtor that is communicated to or obtained by GE Capital or any of its Affiliates in any capacity. Neither Agent nor any of its Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct.

If Agent shall request instructions from Requisite Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders or all affected Lenders, as the case may be, and Agent shall not incur liability to any Person by reason of so refraining. Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of Agent, be contrary to law or the terms of this Agreement or any other Loan Document, (b) if such action would, in the opinion of Agent, expose Agent to Environmental Liabilities or (c) if Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Requisite Lenders or all affected Lenders, as applicable.

9.3 Agent’s Reliance, Etc. Neither Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limiting the generality of the foregoing, Agent: (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee and in form reasonably satisfactory to Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Credit Party or to inspect the Collateral (including the books and records) of any Credit Party; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

9.4 GE Capital and Affiliates. With respect to its Commitments hereunder, GE Capital shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include GE Capital in its individual capacity. GE Capital and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Credit Party, any of their Affiliates and any Person who may do business with or own securities of any Credit Party or any such Affiliate, all as if GE Capital were not Agent or Collateral Agent and without any duty to account therefor to Lenders. GE Capital and its Affiliates may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders. Each Lender acknowledges the potential conflict of interest between GE Capital as a Lender and GE Capital as Agent or Collateral Agent.

9.5 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Agent or Collateral Agent or any other Lender and based on the Financial Statements referred to in Section 3.4(a) and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of the Credit Parties and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or Collateral Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

9.6 Indemnification. Lenders agree to indemnify Agent and Collateral Agent (to the extent not reimbursed by Credit Parties and without limiting the obligations of the Credit Parties hereunder), ratably according to their respective Pro Rata Shares with respect to all Loans, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against Agent or Collateral Agent (as the case may be) in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by Agent or Collateral Agent (as the case may be) in connection therewith; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent’s or Collateral Agent’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limiting the foregoing, each Lender agrees to reimburse Agent and Collateral Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable attorney’s fees) incurred by Agent or Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent or Collateral Agent is not reimbursed for such expenses by Credit Parties.

9.7 Successor Agent. Agent may resign at any time by giving not less than thirty (30) days’ prior written notice thereof to Lenders and Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within thirty (30) days after the resigning Agent’s giving notice of resignation, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If no successor Agent has been appointed pursuant to the foregoing, within thirty (30) days after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above. Any successor Agent appointed by Requisite Lenders or Agent hereunder shall be subject to the approval of Borrower, such approval not to be unreasonably withheld or delayed; provided that such approval shall not be required if an Event of Default under Section 8.1(a), (h) or (i) has occurred and is continuing. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the earlier of the acceptance of any appointment as Agent hereunder by a successor Agent or the effective date of the resigning Agent’s resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Agent shall continue. After any resigning Agent’s resignation hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as Agent under this Agreement and the other Loan Documents.

9.8 Setoff and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default and subject to Section 9.9(g), upon either acceleration of the Obligations under Section 8.2 or request by Agent or the Requisite Lenders, each Lender is hereby authorized at any time or from time to time, without notice to any Credit Party or to any other Person, any such notice being hereby expressly waived, to offset and to appropriate and to apply any and all balances held by it at any of its offices for the account of Borrower or any other Credit Party (regardless of whether such balances are then due to Borrower or any other Credit Party) and any other properties or assets at any time held or owing by that Lender or that holder to or for the credit or for the account of Borrower or any other Credit Party against and on account of any of the Obligations that are not paid when due. Any Lender exercising a right of setoff or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share (based on all Loans) thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender’s or holder’s Pro Rata Share (based on all Loans) of the Obligations as would be necessary to cause such Lender to share the amount so offset or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares (based on all Loans) (other than offset rights exercised by any Lender with respect to Section 1.11, 1.13 or 1.14). Each Lender’s obligation under this Section 9.8 shall be in addition to and not in limitation of its obligations to purchase a participation in an amount equal to its Pro Rata Share of the Swing Line Loans under Section 1.1. Borrower agrees, to the fullest extent permitted by law, that (a) any Lender may exercise its right to offset with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amounts so offset to other Lenders and holders and (b) any Lender so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of offset, bankers’ lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the offset amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of offset, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

9.9 Advances; Payments; Non-Funding Lenders; Information; Actions in Concert.

(a) Advances; Payments. Revolving Lenders shall refund or participate in the Swing Line Loan in accordance with clauses (iii) and (iv) of Section 1.1(d). If the Swing Line Lender declines to make a Swing Line Loan or if Swing Line Availability is zero, Agent shall notify Revolving Lenders promptly after receipt of a Notice of Revolving Credit Advance and in any event prior to 12:00 p.m. (New York time) on the date such Notice of Revolving Credit Advance is received, by telecopy, telephone or other similar form of transmission. Subject to the requirements of Section 1.1(a), each such Lender shall make the amount of such Lender’s Pro Rata Share of the applicable Revolving Credit Advance available to Agent in same day funds by wire transfer to Agent’s account as set forth in Annex G not later than 3:00 p.m. (New York time) on the requested funding date, in the case of an Index Rate Loan, and not later than 11:00 a.m. (New York time) on the requested funding date, in the case of a LIBOR Loan. After receipt of such wire transfers (or, in Agent’s sole discretion, before receipt of such wire transfers), subject to the terms hereof, Agent shall make the requested Revolving Credit Advance to Borrower. All payments by each such Lender shall be made without setoff, counterclaim or deduction of any kind.

(b) Settlement. On the 2nd Business Day of each calendar week (for Revolving Loans) and on the next Business Day following receipt by Agent (for the Term Loan or any New Term Loan) or more frequently at Agent’s election (each, a “Settlement Date”), Agent shall advise each Lender by telephone, or telecopy of the amount of such Lender’s Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan. Provided that each Lender has funded all payments or Revolving Credit Advances or Loans required to be made by it and has purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, Agent shall pay to each Lender such Lender’s Pro Rata Share of principal, interest and Fees paid by Borrower since the previous Settlement Date for the benefit of such Lender on the Loans held by it. To the extent that any Lender (a “Non-Funding Lender”) has failed to fund all such payments and Revolving Credit Advances or Loans or failed to fund the purchase of all such participations, Agent shall be entitled to set off the funding short-fall against that Non-Funding Lender’s Pro Rata Share of all payments received from Borrower. Such payments shall be made by wire transfer to such Lender’s account (as specified by such Lender in Annex G or the applicable Assignment Agreement) not later than 2:00 p.m. (New York time) on the next Business Day following each Settlement Date.

(c) Availability of Lender’s Pro Rata Share. Agent may assume that each Lender will make its Pro Rata Share of each Loan available to Agent on each funding date. If such Pro Rata Share is not, in fact, paid to Agent by such Lender when due, Agent will be entitled to recover such amount on demand from such Lender without setoff, counterclaim or deduction of any kind. If any Lender fails to pay the amount of its Pro Rata Share within three (3) Business Days of Agent’s demand, Agent shall promptly notify Borrower and Borrower shall promptly thereafter repay such amount to Agent. Nothing in this Section 9.9(c) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder. To the extent that Agent advances funds to Borrower on behalf of any Lender and is not reimbursed therefor on the same Business Day as such Loan is made, Agent shall be entitled to retain for its account all interest accrued on such Loan until reimbursed by the applicable Lender.

(d) Return of Payments.

(i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

(ii) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrower or such other Person, without setoff, counterclaim or deduction of any kind.

(e) Non-Funding Lenders. The failure of any Non-Funding Lender to make any Loan or any payment required by it hereunder, or to purchase any participation in any Swing Line Loan to be made or purchased by it on the date specified therefor, shall not relieve any other Lender (each such other Revolving Lender, an “Other Lender”) of its obligations to make such Loan or purchase such participation on such date, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make a Loan, purchase a participation or make any other payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a “Lender”, or a “Revolving Lender” (or be included in the calculation of “Requisite Lenders”) for any voting or consent rights under or with respect to any Loan Document. At Borrower’s request, Agent (in its sole discretion) or a Person approved by Agent (which approval shall not be unreasonably withheld or delayed with respect to a Person who is a Qualified Assignee) shall have the right (but no obligation) to purchase from any Non-Funding Lender, and each Non-Funding Lender agrees that it shall, at Borrower’s request sell and assign to Agent or such Person, all of the Commitments of that Non-Funding Lender for an amount equal to the principal balance of all Loans held by such Non-Funding Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

(f) Dissemination of Information. Agent shall use reasonable efforts to provide Lenders with any notice of Default or Event of Default received by Agent from, or delivered by Agent to, any Credit Party, with notice of any Event of Default of which Agent has actually become aware and with notice of any action taken by Agent following any Event of Default; provided, that Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

The Credit Parties hereby acknowledge that the Agent will promptly make available to Lenders materials and/or information provided by or on behalf of the Credit Parties hereunder (collectively, the “Credit Party Materials”) by posting the Credit Party Materials on IntraLinks or another similar electronic system (the “Platform”) and that certain Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Credit Parties or their securities) (each, a “Public Lender”). The Credit Parties hereby agree that (1) all Credit Party Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” (which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof); (2) by marking the Credit Party Materials “PUBLIC,” the Credit Parties shall be deemed to have authorized Agent and Lenders to treat such Credit Party Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Credit Parties or their securities for purposes of United States federal and state securities laws; (3) all Credit Party Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public”; and (4) Agent shall be entitled to treat any Credit Party Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public.”

(g) Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of setoff) without first obtaining the prior written consent of Agent or Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agent or Requisite Lenders.

9.10 Mezzanine Subordination Agreement; Collateral Agent. Each of the Lenders hereby authorizes and directs Agent to enter into the Mezzanine Subordination Agreement on behalf of the Lenders and agrees to be bound by all of the terms and conditions of the Mezzanine Subordination Agreement. Each of the Lenders and Agent hereby further appoints GE Capital to be the Collateral Agent under the Collateral Documents and authorizes the Collateral Agent to act on its behalf under the Collateral Documents pursuant to the provisions thereof and to take any and all such actions as shall be incidental thereto. Any consents, amendments, waivers, supplements, restatements or other modifications of the Mezzanine Subordination Agreement, as provided in Section 8.7 of the Mezzanine Subordination Agreement, shall require the consent of both the Agent and Requisite Lenders. Notwithstanding anything to the contrary in this Agreement or any of the other Loan Documents, any and all Liens granted to the Collateral Agent under the Collateral Documents shall secure all of the Obligations and shall be held by the Collateral Agent for the benefit of itself and the other Lenders. The indemnification and expense reimbursement provisions of Section 1.11 and 11.3 inure to the benefit of GE Capital in its capacity as the Collateral Agent, may be enforced by GE Capital in such capacity against the Credit Parties, and any and all indebtedness, obligations and liabilities of the Credit Parties to GE Capital in such capacity under such sections shall constitute part of the Obligations secured by the Collateral Agent’s Liens in the Collateral under the Collateral Documents. Notwithstanding anything in this Agreement, the Mezzanine Subordination Agreement or any other Loan Document to the contrary, the authority of Agent to take or refrain from taking any action under the Mezzanine Subordination Agreement in its capacity as the “Senior Agent” (including without limitation its authority in any such capacity to agree to any matter, grant any waiver or consent, make any appointment, give any instruction or direction, or approve any matter) shall be subject to any and all applicable provisions of this Agreement that grant or limit such authority. Without limiting the generality of the foregoing, if the exercise by the Agent of any discretionary right under the Mezzanine Subordination Agreement is not permitted or is prohibited under this Agreement, Agent acting in such capacity shall not exercise such right without the prior written consent of the Requisite Lenders.

X.	SUCCESSORS AND ASSIGNS

10.1 Successors and Assigns. This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of each Credit Party, Agent, Collateral Agent, Lenders and their respective successors and assigns (including, in the case of any Credit Party, a debtor-in-possession on behalf of such Credit Party), except as otherwise provided herein or therein. No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents (other than by means of a merger permitted by Section 6.1) without the prior express written consent of Agent and Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by any Credit Party without the prior express written consent of Agent and Lenders shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Credit Party, Agent, Collateral Agent and Lenders with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

XI.	MISCELLANEOUS

11.1 Complete Agreement; Modification of Agreement. The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 11.2. Any letter of interest, commitment letter, or fee letter (other than the Arranger Fee Letter) or confidentiality agreement between any Credit Party and Agent or any Lender or any of their respective Affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement.

11.2 Amendments and Waivers.

(a) Except for actions expressly permitted to be taken by Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrower, and by Requisite Lenders, or all directly affected Lenders, as applicable. Except as set forth in clause (c) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders.

(b) [Intentionally omitted]

(c) Subject to the provisions of Section 1.1(c) hereof, no amendment, modification, termination or waiver shall, unless in writing and signed by Agent and each Lender directly affected thereby: (i) increase the principal amount of any Lender’s Commitments (which action shall be deemed only to affect those Lenders whose Commitments are increased and shall be approved by Requisite Lenders, including those Lenders whose Commitments are increased); (ii) reduce the principal (except with respect to mandatory repayments made pursuant to Sections 1.3(b)(ii), (iii), (iv) or 1.3(d)) of, rate of interest on or Fees payable with respect to any Loan or Letter of Credit Obligation of any affected Lender; (iii) waive, forgive, defer, extend or postpone any scheduled payment date (other than payment dates of mandatory prepayments under Section 1.3(b)(ii), (iii) or (iv) or 1.3(d)) or final maturity date of the principal amount of any Loan of any affected Lender; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender (excluding a waiver of the imposition of the Default Rate, which shall be subject to consent of Requisite Lenders); (v) release the guaranty of any Guarantor (other than a guaranty provided by a Subsidiary that is sold or otherwise disposed of, liquidated or dissolved as permitted herein or in the other Loan Documents), which action shall be deemed to directly affect all Lenders; (vi) release, or permit any Credit Party to sell or otherwise dispose of, all or substantially all of the Collateral (which action shall be deemed to directly affect all Lenders); (vii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that shall be required for Lenders or any of them to take any action hereunder, which action shall be deemed to directly affect all Lenders; (viii) amend or otherwise modify Sections 1.3(c) or 1.9(a), which action shall be deemed to directly affect all Lenders; (ix) agree to subordinate the Liens granted pursuant to the Loan Documents, except in connection with Permitted Liens, which action shall be deemed to directly affect all Lenders; and (x) amend or waive this Section 11.2 or the definition of the term “Requisite Lenders” insofar as such definition affects the substance of this Section 11.2, which action shall be deemed to directly affect all Lenders. Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of Agent, Collateral Agent or L/C Issuer under this Agreement or any other Loan Document shall be effective unless in writing and signed by Agent, Collateral Agent or L/C Issuer, as the case may be, in addition to Lenders required hereinabove to take such action. No amendment, modification or waiver of this Agreement or any Loan Document altering the ratable treatment of Obligations arising under Secured Rate Contracts resulting in such Obligations being junior in right of payment to principal on the Loans or resulting in

Obligations owing to any Secured Swap Provider becoming unsecured (other than release of Liens in accordance with the terms hereof), in each case in a manner adverse to any Secured Swap Provider, shall be effective without the written consent of such Secured Swap Provider (or in the case of a Secured Rate Contract arranged by GE Capital or an Affiliate of GE Capital, GE Capital). Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Collateral Agent to obtain a Lien on additional Collateral pursuant to any Loan Document so long as such Lien secures all of the Obligations. No notice to or demand on any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.2 shall be binding upon each holder of the Notes at the time outstanding and each future holder of the Notes.

(d) If, in connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained being referred to as a “Non-Consenting Lender”), then, so long as Agent is not a Non-Consenting Lender, at Borrower’s request, Agent (in its sole discretion), any Lender, or a Person approved by Agent (which approval shall not be unreasonably withheld or delayed with respect to a Person who is a Qualified Assignee), shall have the right (but shall have no obligation) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Borrower’s request, sell and assign to Agent or such Person, all of the Commitments of such Non-Consenting Lenders for an amount equal to the principal balance of all Loans held by the Non-Consenting Lenders and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

(e) Upon payment in full in cash and performance of all of the Obligations (other than indemnification Obligations) and termination of the Commitments, Collateral Agent shall deliver to Borrower termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

11.3 Fees and Expenses. Borrower shall reimburse (i) each of Agent and Collateral Agent for all reasonable out of pocket fees, costs and expenses (including the reasonable fees and expenses of one counsel in any relevant jurisdiction, and during an Event of Default, such advisors, consultants and auditors as Agent deems reasonably appropriate) and (ii) each of Agent and Collateral Agent (and, with respect to clauses (c) and (d) below, all Lenders) for all reasonable out of pocket fees, costs and expenses, including the reasonable fees, costs and expenses of one counsel in any relevant jurisdiction, subject to clauses (c) and (d) below, incurred in connection with the negotiation and preparation of the Loan Documents and incurred in connection with:

(a) The forwarding to Borrower or any other Person by Agent of the proceeds of any Loan;

(b) Any amendment, modification or waiver of, or consent with respect to, or termination of, any of the Loan Documents or Related Transactions Documents or advice in connection with the syndication and administration of the Loans made pursuant hereto or its rights hereunder or thereunder;

(c) Any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, Collateral Agent, any Lender, Borrower or any other Person and whether as a party, witness or otherwise) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection herewith or therewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against Borrower or any other Person that may be obligated to Agent or Collateral Agent by virtue of the Loan Documents, including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided that in the case of reimbursement of counsel for Lenders other than Agent or Collateral Agent, such reimbursement shall be limited to one counsel for all such Lenders (absent an actual or bona fide conflict of interest); provided, further, that no Person shall be entitled to reimbursement under this clause (c) in respect of any litigation, contest, dispute, suit, proceeding or action to the extent any of the foregoing results from such Person’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction and no Credit Party shall be liable for any disputes arising strictly between or among Agent, Collateral Agent and/or any Lenders, unrelated to any acts or omissions of any Credit Party;

(d) Any attempt to enforce any remedies of Agent or Collateral Agent against any or all of the Credit Parties or any other Person that may be obligated to Agent, Collateral Agent or any Lender by virtue of any of the Loan Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided, that in the case of reimbursement of counsel for Lenders other than Agent or Collateral Agent, such reimbursement shall be limited to one counsel for all such Lenders;

(e) Any workout or restructuring of the Loans during the pendency of one or more Events of Default; and

(f) Efforts to (i) monitor the Collateral, the Loans or any of the other Obligations, (ii) evaluate, observe or assess any of the Credit Parties or their respective affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral, in each case to the extent such efforts were taken in accordance with Section 1.12;

including, as to each of clauses (a) through (f) above, all reasonable attorneys’ fees arising from such services and other advice, assistance or other representation, including those in connection with any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel and others in connection with or relating to any of the events or actions described in this Section 11.3, all of which shall be payable, on demand, by Borrower to Agent or the requesting party, as applicable. Without limiting the generality of the foregoing, after the occurrence and during the continuance of an Event of Default, such expenses, costs, charges and fees may include: out of pocket fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

11.4 No Waiver. Agent’s, Collateral Agent’s or any Lender’s failure, at any time or times, to require strict performance by the Credit Parties of any provision of this Agreement or any other Loan Document shall not waive, affect or diminish any right of Agent, Collateral Agent or such Lender thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. Subject to the provisions of Section 11.2, none of the undertakings, agreements, warranties, covenants and representations of any Credit Party contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Credit Party shall be deemed to have been suspended or waived by Agent, Collateral Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Agent, Collateral Agent and the applicable requisite Lenders, and directed to Borrower specifying such suspension or waiver.

11.5 Remedies. Agent’s, Collateral Agent’s and Lenders’ rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that Agent, Collateral Agent or any Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

11.6 Severability. Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement or any other Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or such other Loan Document.

11.7 Conflict of Terms. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement conflicts with any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

11.8 Confidentiality. Agent, Collateral Agent and each Lender agree to use commercially reasonable efforts (equivalent to the efforts Agent, Collateral Agent or such Lender applies to maintaining the confidentiality of its own confidential information) to maintain as confidential, for a period of three (3) years following receipt thereof, all information provided to them by the Credit Parties and maintain in confidence except that Agent, Collateral Agent and any Lender may disclose such information (a) to employees, subsidiaries, Affiliates, attorneys, current or potential investors, current or potential funding sources, rating agencies, brokers, appraisers and advisors of Agent, Collateral Agent or such Lender, and collateral monitors, handlers and sellers employed, engaged or consulted by Agent, Collateral Agent or such Lender in connection with the administration or enforcement of the Loan Documents; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 11.8 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any Governmental Authority or reasonably believed by Agent, Collateral Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of Agent’s, Collateral Agent’s or such Lender’s counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or as may be required in connection with any Litigation to which Agent, Collateral Agent or such Lender is a party; or (f) that ceases to be confidential through no fault of Agent, Collateral Agent or any Lender.

11.9 Governing Law. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH CREDIT PARTY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES, AGENT, COLLATERAL AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT AGENT, COLLATERAL AGENT, LENDERS AND THE CREDIT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY AND; PROVIDED, FURTHER THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT OR COLLATERAL AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT OR COLLATERAL AGENT. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION THAT SUCH CREDIT PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN ANNEX H OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED

COMPLETED UPON THE EARLIER OF SUCH CREDIT PARTY’S ACTUAL RECEIPT THEREOF OR THREE (3) BUSINESS DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID.

11.10 Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 11.10); (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated in Annex H or to such other address (or facsimile number) as may be substituted by notice given as herein provided; provided, that any notice that would be deemed to have been served, given or delivered pursuant to any of above on a day that is not a Business Day will instead be deemed to have been served, given or delivered on the next succeeding Business Day. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower or Agent) designated in Annex I to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

11.11 Section Titles. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

11.12 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

11.13 Waiver of Jury Trial. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG AGENT, COLLATERAL AGENT, LENDERS OR ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO

THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

11.14 Press Releases and Related Matters. Each Credit Party executing this Agreement agrees neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of any Arranger or their respective affiliates or referring to this Agreement or the other Loan Documents without at least two (2) Business Days’ prior notice to such Arranger and without the prior written consent of such Arranger (such consent not to be unreasonably withheld, conditioned or delayed) unless (and only to the extent that) such Credit Party or Affiliate is required to do so under any law, rule or regulation of any Governmental Authority and then, in any event, such Credit Party or Affiliate will consult with such Arranger before issuing such press release or other public disclosure. Each Credit Party consents to the publication by Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement. Agent or such Lender shall provide a draft of any such tombstone or similar advertising material to each Credit Party for review and comment prior to the publication thereof. Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

11.15 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Borrower for liquidation or reorganization, should Borrower become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Borrower’s assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

11.16 Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Section 11.9 and 11.13, with its counsel.

11.17 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

CT TECHNOLOGIES INTERMEDIATE HOLDINGS, INC., as Borrower

By:	/s/ Gerald L. Hansberger
Name:	Gerald L. Hansberger
Title:	Assistant Secretary

CT TECHNOLOGIES INTERMEDIATE HOLDINGS (TOPCO), INC., as Holdings

By:	/s/ Gerald L. Hansberger
Name:	Gerald L. Hansberger
Title:	Assistant Secretary

HEALTHPORT INCORPORATED, a South Carolina corporation

By:	/s/ Gerald L. Hansberger
Name:	Gerald L. Hansberger
Title:	Assistant Secretary

SMART HOLDINGS CORP., a Delaware corporation

By:	/s/ Gerald L. Hansberger
Name:	Gerald L. Hansberger
Title:	Assistant Secretary

HEALTHPORT TECHNOLOGIES, LLC, a Georgia limited liability company

By:	/s/ Gerald L. Hansberger
Name:	Gerald L. Hansberger
Title:	Assistant Secretary

CT TECHNOLOGIES INTERMEDIATE HOLDINGS, INC.

CREDIT AGREEMENT

SIGNATURE PAGE (395534)

SHS HOLDINGS, LLC, a Georgia liability company

By:	/s/ Gerald L. Hansberger
Name:	Gerald L. Hansberger
Title:	Assistant Secretary

MICRO INNOVATIONS, INC., a Missouri corporation

By:	/s/ Gerald L. Hansberger
Name:	Gerald L. Hansberger
Title:	Assistant Secretary

CHARTONE, INC., a Delaware corporation

By:	/s/ Gerald L. Hansberger
Name:	Gerald L. Hansberger
Title:	Assistant Secretary

CHARTONE, LLC, a Delaware limited liability company

By:	/s/ Gerald L. Hansberger
Name:	Gerald L. Hansberger
Title:	Assistant Secretary

CT TECHNOLOGIES INTERMEDIATE HOLDINGS, INC.

CREDIT AGREEMENT

SIGNATURE PAGE (395534)

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent, Collateral Agent and as a Lender

By:	/s/ Patrick A. Lucas
Name:	Patrick A. Lucas Its Duly Authorized Signatory

CT TECHNOLOGIES INTERMEDIATE HOLDINGS, INC.

CREDIT AGREEMENT

SIGNATURE PAGE (395534)

NEWSTAR CP FUNDING LLC, as Lender

By:	NewStar Financial, Inc., its Designated Manager

	By:	/s/ Walter J. Marullo
	Name:	Walter J. Marullo
	Title:	Managing Director

NEWSTAR WAREHOUSE FUNDING 2005 LLC, as Lender

By:	NewStar Financial, Inc., its Manager

	By:	/s/ Walter J. Marullo
	Name:	Walter J. Marullo
	Title:	Managing Director

NEWSTAR FINANCIAL, INC., as Lender

By:	/s/ Walter J. Marullo
Name:	Walter J. Marullo
Title:	Managing Director

NEWSTAR SHORT-TERM FUNDING LLC, as Lender

By:	NewStar Financial, Inc., its Designated Manager

	By:	/s/ Walter J. Marullo
	Name:	Walter J. Marullo
	Title:	Managing Director

CT TECHNOLOGIES INTERMEDIATE HOLDINGS, INC.

CREDIT AGREEMENT

SIGNATURE PAGE (395534)

BROWN BROTHERS HARRIMAN & CO., as Lender

By:	/s/ John D. Rogers
Name:	John D. Rogers
Title:	Senior Vice President

CT TECHNOLOGIES INTERMEDIATE HOLDINGS, INC.

CREDIT AGREEMENT

SIGNATURE PAGE (395534)

ANNEX A (Recitals)

to

CREDIT AGREEMENT

DEFINITIONS

Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings and all references to Sections, Exhibits, Disclosure Schedules or Annexes in the following definitions shall refer to Sections, Exhibits, Disclosure Schedules or Annexes of or to the Agreement:

“Account Debtor” means any Person who may become obligated to any Credit Party under, with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a payment intangible).

“Accounting Changes” has the meaning ascribed thereto in Annex F.

“Accounts” means all “accounts,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) (including any such obligations that may be characterized as an account or contract right under the Code), (b) all of each Credit Party’s rights in, to and under all purchase orders or receipts for goods or services, (c) all of each Credit Party’s rights to any goods represented by any of the foregoing (including unpaid sellers’ rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due to any Credit Party for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party), (e) all health-care-insurance receivables, and (f) all collateral security, guarantees or other Supporting Obligations of any kind, now or hereafter in existence, given by any Account Debtor or any other Person with respect to any of the foregoing.

“Acquisition” means the merger of AcquisitionCo with and into ChartOne, with ChartOne surviving such merger as a wholly-owned, indirect Subsidiary of Borrower, pursuant to the terms of the Merger Agreement.

“AcquisitionCo” means ChartOne Acquisition Corp., a Delaware corporation and wholly-owned indirect Subsidiary of Borrower.

“Adjusted Consolidated EBITDA” means, with respect to any Person for any fiscal period, without duplication, an amount equal to the sum of (i) Consolidated EBITDA for such period plus (ii) historical Consolidated EBITDA relating to acquisitions that have not yet accreted into such Person’s results for the period then ended, plus (iii) severance expense and one-time stay bonuses in connection with any such acquisition as reasonably demonstrated to Agent, plus (iv) to the extent deducted or not otherwise included in Consolidated EBITDA for such Person, purchase accounting adjustments under GAAP, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto; plus (v) such pro forma adjustments and cost savings relating to such acquisitions that are prepared on a reasonable basis and are reasonably acceptable to the Agent; provided that, as to this subsection (v), to the extent that the aggregate amount of pro forma adjustments and cost savings for the applicable fiscal period would be greater than ten percent (10%) of Adjusted Consolidated EBITDA, after giving effect to such acquisitions, such pro forma adjustments and cost savings shall be reasonably acceptable to the Requisite Lenders.

“Affiliate” means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, ten percent (10%) or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, and (c) each of such Person’s officers, directors, joint venturers and partners. For the purposes of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term “Affiliate” shall specifically exclude Agent, Collateral Agent, each Lender and each Mezzanine Lender, other than, in each instance, the Sponsor.

“Agent” means GE Capital in its capacity as Agent for Lenders or its successor appointed pursuant to Section 9.7.

“Agreement” means this Credit Agreement, dated as of the date hereof, by and among Borrower, the other Credit Parties party thereto, GE Capital, as Agent and Lender and the other Lenders from time to time party hereto, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Appendices” has the meaning ascribed to it in the recitals to the Agreement.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) a Person (other than a natural person) that administers or manages a Lender.

“Arranger Fee Letter” means that certain letter, dated as of August 4, 2008, between GE Capital, NewStar Financial, Inc. and Borrower with respect to certain Fees to be paid from time to time by Borrower to GE Capital and NewStar Financial, Inc.

“Assignment Agreement” has the meaning ascribed to it in Section 9.1(a).

“Assignment of Representations” means that certain Assignment of Representations, Warranties, Covenants and Indemnities in connection with the Merger Agreement, dated as of the date hereof, executed by the applicable Credit Parties in favor of Agent.

“Authorized Signatory” with respect to any Person, shall mean the president, any vice president, the chief financial officer, the chief executive officer or the chief operating officer of such Person, if any, which officer shall be duly authorized and designated in writing from time to time by such Person to execute documents, agreements and instruments on behalf of such Person.

“Bankruptcy Code” means the provisions of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq.

“Borrower” means CT Technologies Intermediate Holdings, Inc., a Delaware corporation.

“Borrowing Availability” means as of any date of determination the Maximum Amount less the sum of the Revolving Loan and Swing Line Loan then outstanding.

“Business” means the business that Borrower and its Subsidiaries are engaged in as of the Closing Date, as well as businesses reasonably related or incidental thereto.

“Business Associate Agreement” means that certain Business Associate Agreement, dated as of the date hereof, executed by the Credit Parties and Agent.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York and in reference to LIBOR Loans shall mean any such day that is also a LIBOR Business Day.

“Capital Expenditures” means, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness but excluding expenditures made from proceeds of disposition of assets or insurance or condemnation proceeds and equity proceeds and consideration paid in Permitted Acquisitions) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP (including, without limitation, capitalized Software development costs).

“Capital Lease” means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

“Capital Lease Obligation” means, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

“Cash Collateral Account” has the meaning ascribed to it Annex B.

“Cash Equivalents” has the meaning ascribed to it in Section 6.2.

“Certificate” means a certificate of Borrower and/or Holdings (as applicable), executed on their behalf by an Authorized Signatory in form and substance reasonably satisfactory to Agent.

“Change of Control” means, (a)(i) prior to an IPO by Parent or Holdings, any event, transaction or occurrence as a result of which the Equity Investors cease to own and control (directly or indirectly) the economic and voting rights associated with ownership of at least fifty-one percent (51%) of all classes of the outstanding common stock of Holdings (taken together, not individually) on a fully diluted basis, (ii) prior to an IPO by Parent or Holdings, any event, transaction or occurrence as a result of which Sponsor ceases to own and control (directly or indirectly) the economic and voting rights associated with ownership of at least forty percent (40%) of all classes of the outstanding common stock of Holdings (taken together, not individually) on a fully diluted basis, or (iii) after an IPO by Parent or Holdings, any Person other than the Equity Investors owns and controls (directly or indirectly) more than thirty-five percent (35%) of the economic and voting rights associated with ownership of all classes of the outstanding common stock of Holdings (taken together, not individually) on a fully diluted basis, (b) any event, transaction or occurrence as a result of which the Sponsor (directly or indirectly) ceases to possess the right to elect (through contract, ownership of voting securities or otherwise) at all times a majority of the board of directors (or similar governing body) of Holdings and to direct the management policies and decisions of Holdings, (c) Holdings ceases to own and control (directly or indirectly) one hundred percent (100%) of the economic and voting rights associated with all of the outstanding Stock of Borrower, or (d) Borrower ceases to own and control (directly or indirectly) one hundred percent (100%) of the economic and voting rights associated with all of the outstanding Stock of any of its Subsidiaries, other than Foreign Subsidiaries, except in connection with investments in and the disposition of Subsidiaries as expressly permitted under the Agreement.

“Charges” means all federal and state, and material county, city, municipal, local, foreign or other material governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (d) any Credit Party’s ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party’s Business.

“ChartOne” means ChartOne, Inc., a Delaware corporation.

“Chattel Paper” means any “chattel paper,” as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Credit Party.

“Closing Checklist” means the schedule attached hereto as Annex D.

“Closing Date” means September 22, 2008.

“Closing Date Material Adverse Effect” means, prior to giving effect to the Acquisition, a material adverse effect on the financial condition or results of operations of Borrower and its Subsidiaries, taken as a whole, or ChartOne and its Subsidiaries, taken as a whole, except that “Closing Date Material Adverse Effect” shall not include any effects resulting from (i) the Merger Agreement, the transactions contemplated thereby or the announcement thereof, (ii) changes in general economic or political conditions or the securities markets in general (whether as a result of acts of terrorism, war (whether or not declared), armed conflicts or otherwise), (iii) changes, after the date of the Merger Agreement, in conditions generally applicable to businesses in the same or similar industries of Borrower, ChartOne or their respective Subsidiaries including, without limitation, (I) changes in laws generally applicable to such businesses or industries or (II) changes in GAAP or its application, (iv) any failure by Borrower, ChartOne or their respective Subsidiaries to meet any, or change by Borrower, ChartOne or their respective Subsidiaries of, internal or published projections, forecasts of revenue or earnings predictions for any period ending on or after the date of the Merger Agreement (it being understood, however, that the facts, circumstances or changes underlying such failure shall be taken into account in determining whether a Closing Date Material Adverse Effect has occurred) or (v) any loss by Borrower or ChartOne of customers or employees subsequent to any announcement of the Acquisition that is not caused by the negligence or misconduct of Borrower or ChartOne, respectively. Notwithstanding the foregoing, changes described in clauses (ii) and (iii) above shall be included in “Closing Date Material Adverse Effect” if such change or changes affects Borrower, ChartOne or their respective Subsidiaries in a disproportionate manner relative to the other national providers in the industry in which Borrower, ChartOne or such Subsidiaries operate.

“Code” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided, further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s, Collateral Agent’s or any Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Collateral” means the property covered by the Security Agreements, the Mortgages and the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Collateral Agent, on behalf of itself and the other Lenders, to secure the Obligations.

“Collateral Agent” means GE Capital acting in its capacity as “Collateral Agent” for the Lenders.

“Collateral Documents” means the Security Agreements, the Pledge Agreements, the Subsidiary Guaranties, the Mortgages, the Intellectual Property Security Agreements, the Assignment of Representations and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations, each as amended, restated, supplemented or otherwise modified from time to time.

“Collection Account” means that certain account of Agent, Bank Name: DeutscheBank Trust Company Americas, New York, NY, ABA No.: 021-001-033, Account Name: HH CASH FLOW COLLECTIONS, Account No.: 50271079, Reference: HealthPort (HFS 2777), or such other account as may be specified in writing by Agent as the “Collection Account.”

“Commercial Tort Claim” means all “commercial tort claims,” as such term is defined in the Code.

“Commitment Letter” means that certain Commitment Letter, dated as of August 4, 2008, among Borrower, GE Capital and NewStar Financial, Inc.

“Commitments” means (a) as to any Lender, the aggregate of such Lender’s Revolving Loan Commitment (including without duplication the Swing Line Lender’s Swing Line Commitment as a subset of its Revolving Loan Commitment) and Term Loan Commitment as set forth on Annex I to the Agreement and, if applicable and to the extent not included as part of the Revolving Loan Commitment or Term Loan Commitment, such Lender’s Incremental Facility Commitment set forth in the applicable Notice of Incremental Facility Commitment or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate of all Lenders’ Revolving Loan Commitments (including without duplication the Swing Line Lender’s Swing Line Commitment as a subset of its Revolving Loan Commitment) and Term Loan Commitments, and if applicable and to the extent not included as part of the Revolving Loan Commitments or Term Loan Commitments, the Incremental Facility Commitments, which aggregate commitments shall be One Hundred Fifty Million Dollars ($150,000,000) on the Closing Date, as to each of clauses (a) and (b), as such Commitments may be reduced, amortized or adjusted from time to time in accordance with the Agreement.

“Compliance Certificate” has the meaning ascribed to it in Annex E.

“Consolidated EBITDA” means, with respect to any Person and its Subsidiaries on a consolidated basis for any fiscal period, without duplication, an amount equal to (a) consolidated net income of such Person for such period, determined in accordance with GAAP, minus (b) the sum of (i) interest income, (ii) gain from extraordinary items for such period, (iii) any aggregate net gain during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), (iv) Restricted Payments made to non-Credit Parties pursuant to Section 6.13(k) and (v) any other non-cash gains that have been added in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, plus (c) the sum, in each case to the extent deducted or, solely for purposes of clause (xvi) below, not otherwise included, in the calculation of consolidated net income of such Person for such period in accordance with GAAP, of (without duplication) (i) income tax expense for such period, (ii) losses from extraordinary items for such period, (iii) any aggregate net loss during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), (iv) losses from discontinued and divested operations, (v) depreciation and amortization for such period, (vi) interest, fees and other charges paid or accrued on Indebtedness, including, without limitation, interest on capitalized leases that is imputed in accordance with GAAP, (vii) amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees, premiums paid and charges associated with Indebtedness, (viii) fees and expenses related to the Related Transactions not to exceed $14,000,000, (ix) non-cash compensation charges including any such charges resulting from stock options, stock appreciation rights, restricted stock grants and other equity incentive programs, (x) non-cash expenses and adjustments related to purchase accounting with respect to the Acquisition or any Permitted Acquisitions, (xi) non-recurring losses and charges as reasonably demonstrated to Agent, (xii) Management Fees to the extent permitted pursuant to Section 6.13 and expenses to the extent permitted pursuant to Section 6.13(d)(ii), (xiii) costs and expenses incurred in connection with acquisitions, equity issuances, issuances or amendments of debt and asset sales, in each case as reasonably demonstrated to Agent and for such period and only to the extent deducted in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, provided that such costs and expenses shall not exceed $1,000,000 per transaction or series of related transactions if such transaction or series of related transactions was not consummated, (xiv) severance expense as reasonably demonstrated to Agent, (xv) one-time stay bonuses in connection with the Acquisition and Permitted Acquisitions as reasonably demonstrated to Agent, (xvi) any applicable Synergy Adjustments for such fiscal period, (xvii) expenses and charges incurred to the extent reimbursed by third parties pursuant to indemnification provisions or insurance proceeds, (xviii) non-recurring restructuring charges reasonably demonstrated to Agent, and (xix) any other non-cash charges or losses that have been deducted in determining consolidated net income, in each case to the extent deducted in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication; provided, that the following shall be excluded from Consolidated EBITDA (to the extent otherwise included therein) without duplication: (i) non-cash gains and losses due solely to fluctuations in currency values, (ii) non-cash earnings or charges resulting from any reappraisal, revaluation or write-up or write-down of assets, (iii) the cumulative effect of any change in accounting principles in accordance with GAAP, and (iv) non-cash valuation gains and losses with respect to obligations under Rate Contracts designed to provide protection against fluctuations in interest rates. Notwithstanding the foregoing, Consolidated EBITDA for Holdings and its Subsidiaries shall be deemed to be (i) the following amounts for the following Fiscal Quarters: (A) Fiscal Quarter ended September 30, 2007, $10,831,175, (B) Fiscal Quarter ended December 31, 2007, $8,732,922, (C) Fiscal Quarter ended March 31, 2008, $10,019,021 and (D) Fiscal Quarter ended June 30, 2008, $11,297,541 and (ii) calculated to include the Consolidated EBITDA of ChartOne and Borrower for the Fiscal Quarter ended September 30, 2008 in a manner consistent with the calculation of the amounts set forth in clause (i) of this sentence.

For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person’s Subsidiaries; (2) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (3) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (4) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (5) any gain attributable to the write-up of any asset and any loss attributable to the write-down of any asset; (6) any net gain from the collection of the proceeds of life insurance policies; (7) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person, (8) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of asset (unless such successor was a Subsidiary of the Borrower prior to such consolidation, merger or transfer), (9) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary, (10) the cumulative effect of any change in GAAP during such period, and (11) any noncash SFAS 133 income (or loss) related to hedging activities.

“Contracts” means all “contracts,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Credit Party may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

“Control Letter” means a letter agreement between Collateral Agent and (i) the issuer of uncertificated securities with respect to uncertificated securities in the name of any Credit Party, (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of any Credit Party, or (iii) a futures commission merchant or clearing house, as applicable, with respect to commodity accounts and commodity contracts held by any Credit Party, whereby, among other things, the issuer, securities intermediary or futures commission merchant disclaims any security interest in the applicable financial assets in a manner reasonably satisfactory to the Collateral Agent, acknowledges the Lien of Collateral Agent, for the benefit of itself and the other Lenders, on such financial assets, and agrees to follow the instructions or entitlement orders of Agent given by Agent after the occurrence and during the continuance of an Event of Default without further consent by the affected Credit Party.

“Copyright License” means any and all rights now owned or hereafter acquired by any Credit Party under any written agreement granting any right to use any Copyright or Copyright registration.

“Copyrights” means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

“Credit Parties” means collectively Holdings, Borrower and its Subsidiaries.

“Credit Party Pledge Agreement” means the Pledge Agreement dated as of the date hereof and entered into among Collateral Agent for the benefit of itself and the other Lenders and Borrower and its Subsidiaries (as amended, restated, supplemented or otherwise modified from time to time), pursuant to which, among other things, all of the Stock of all of the Domestic Subsidiaries and 65% of the voting Stock and 100% of the non-voting Stock of all of the first-tier Foreign Subsidiaries shall be pledged to secure the Obligations.

“Current Assets” means, with respect to any Person, all current assets of such Person as of any date of determination calculated in accordance with GAAP, but excluding cash, cash equivalents, debts due from Affiliates and deferred tax assets.

“Current Liabilities” means, with respect to any Person, all liabilities that should, in accordance with GAAP, be classified as current liabilities, and in any event shall include all Indebtedness payable on demand or within one year from any date of determination without any option on the part of the obligor to extend or renew beyond such year, all accruals for federal or other taxes based on or measured by income and payable within such year, but excluding the current portion of long-term debt required to be paid within one year and the aggregate outstanding principal balance of the Revolving Loan, Swing Line Loan, current portion of deferred tax liabilities, income taxes payable, current portion of unamortized deferred revenue resulting from acquisitions and the current portion of unamortized accruals resulting from acquisitions.

“Debt Service” means, with respect to any Person and its Subsidiaries on a consolidated basis and for any fiscal period, an amount equal to the sum of (a) Interest Expense paid or required to be paid in cash by such Person during such period (excluding agency and periodic depository bank fees and one-time, upfront financing fees in connection with issuances of Indebtedness) less the amount of interest income, (b) the scheduled amortization of any outstanding Indebtedness during such period, (c) Management Fees paid during such period, (d) expenses described in Section 6.13(d)(ii) in excess of $150,000 in any Rolling Period and (e) payments described in Section 6.13(e) in excess of $1,000,000 in any Rolling Period.

“Default” means any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

“Default Rate” has the meaning ascribed to it in Section 1.5(d).

“Disclosure Schedules” means the Disclosure Schedules prepared by Borrower and denominated as Disclosure Schedules (1.4) through (6.7) in the Index to the Agreement.

“Documents” means any “documents,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.

“Dollars” or “$” means lawful currency of the United States of America.

“Domestic Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is not a Foreign Subsidiary.

“Environmental Laws” means all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, permit requirements, regulations and legally binding standards, now or hereafter in effect, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. §§ 9601 et seq.) (“CERCLA”); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. §§ 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. §§ 136 et seq.); the Solid Waste Disposal Act (42 U.S.C. §§ 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. §§ 2601 et seq.); the Clean Air Act (42 U.S.C. §§ 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. §§ 1251 et seq.); the Occupational Safety and Health Act (29 U.S.C. §§ 651 et seq.); and the Safe Drinking Water Act (42 U.S.C. §§ 300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

“Environmental Liabilities” means, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

“Environmental Permits” means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

“Equipment” means all “equipment,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party’s machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, (but excluding motor vehicles, rolling stock and other assets subject to certificate of title statutes) and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

“Equity Documents” shall mean the documents executed and/or delivered in connection with the equity contributions by the Equity Investors to Parent.

“Equity Investors” means Sponsor, management of the Credit Parties and related parties, Mezzanine Noteholders and Ares Capital Corporation, a Maryland corporation, and each of their respective Affiliates.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

“ERISA Affiliate” means, with respect to any Credit Party, any trade or business (whether or not incorporated) that, together with such Credit Party, is treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

“ERISA Event” means, with respect to any Credit Party or any ERISA Affiliate, (a) any event described in Section 4043 (c) of ERISA with respect to a Title IV Plan (other than any such event with respect to which the notice requirement has been waived under applicable regulations); (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Credit Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within thirty (30) days; (g) any other event or condition that would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA; or (i) the loss of a Qualified Plan’s qualification or tax exempt status; or (j) the termination of a Plan described in Section 4064 of ERISA.

“Event of Default” has the meaning ascribed to it in Section 8.1.

“Excess Cash Flow” means, without duplication, with respect to any Fiscal Year of Borrower and its Subsidiaries, consolidated net income of Borrower and its Subsidiaries plus (a) any non-cash charges or losses that have been deducted in determining consolidated net income (including depreciation expense and amortization expense), in each case to the extent deducted in the calculation of consolidated net income of such Person for such period in accordance with GAAP, plus (b) decreases or minus increases (as the case may be) in Working Capital during such Fiscal Year, plus (c) Interest Expense and income taxes, in each case, to the extent deducted in calculating consolidated net income, minus (d) Capital Expenditures during such Fiscal Year (excluding the financed portion thereof) to the extent permitted to be made under the terms of this Agreement, minus (e) interest expense paid in cash during such Fiscal Year minus (f) scheduled or voluntary principal payments paid or payable in cash in respect of Indebtedness (excluding therefrom (i) payments of Revolving Credit Loans and Swingline Loans and (ii) any mandatory prepayments to the extent funded by amounts not included in the calculation of such consolidated net income) during such Fiscal Year, plus or minus (as the case may be) (g) extraordinary and/or nonrecurring gains, losses or charges which are cash items not included in the calculation of net income during such Fiscal Year, minus (h) the aggregate amount of all prepayments of Revolving Credit Loans and Swingline Loans made during such period to the extent accompanying reductions of the Revolving Credit Commitments, except to the extent financed with the proceeds of other Indebtedness of the Borrower or its Subsidiaries, minus (i) income taxes paid in cash for such Fiscal Year, minus (j) unfinanced expenditures for Permitted Acquisitions and unfinanced investments permitted under Section 6.2(r) paid in cash during such Fiscal Year, minus (i) payment of Management Fees in accordance with Section 6.13 and reimbursement of expenses pursuant to Section 6.13(f) or Section 6.13(d)(ii), minus (j) any aggregate net gain during such Fiscal Year arising from the sale, exchange or other disposition of capital assets, minus (k) the cash portion of any repayments of Permitted Subordinated Seller Debt and Subordinated Debt as permitted under Sections 6.13(i) and 6.13(1) hereof, minus (1) payments of dividends permitted under Section 6.13(e), minus (m) the amount of all non-cash credits included in arriving at such consolidated net income, minus (n) payments by the Borrower and its Subsidiaries during such period in respect of long-term liabilities of the Borrower and its Subsidiaries other than Indebtedness, minus (o) the aggregate amount of expenditures not prohibited hereunder and actually made by the Borrower and its Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period, minus (p) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and its Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness and that are accounted for as extraordinary items, except to the extent such premium, make-whole or penalty payments are financed with the proceeds of Indebtedness of the Borrower or its Subsidiaries, minus (q) the aggregate amount of expenditures actually made by the Borrower and any of its Subsidiaries in cash during such period (or, without duplication, in respect of such period) (including expenditures for the payment of (A) financing fees, (B) fees and expenses in connection with any acquisition, and (C) payments made in respect of earn-outs) to the extent that such expenditures are not expensed during such period, minus (r) amounts paid in cash during such period on account of items that were accounted for as noncash reductions of income in determining Consolidated EBITDA of the Borrower and its Subsidiaries in a prior Excess Cash Flow Period, and minus (s) to the extent permitted pursuant to the related subordination terms (as applicable), payment of earn-outs in connection with Permitted Acquisitions.

“Excluded Asset Dispositions” means any asset sale, exchange, or other disposition of assets permitted by Section 6.8, except under Sections 6.8(c), (i), and (m).

“Fair Labor Standards Act” means the Fair Labor Standards Act, 29 U.S.C. §201 et seq.

“Federal Funds Rate” means, for any day, a floating rate equal to the weighted average of the rates on overnight federal funds transactions among members of the Federal Reserve System, as determined by Agent in its sole discretion, which determination shall be final, binding and conclusive (absent manifest error).

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“Fees” means any and all fees payable to Agent, Collateral Agent or any Lender pursuant to the Agreement or any of the other Loan Documents.

“Financial Covenants” means the financial covenants set forth in Annex F.

“Financial Statements” means the consolidated income statements, statements of cash flows and balance sheets of Holdings and its Subsidiaries delivered in accordance with Section 3.4 and Annex E.

“Fiscal Month” means any of the monthly accounting periods of Borrower.

“Fiscal Quarter” means any of the quarterly accounting periods of Borrower and its Subsidiaries, ending on March 31, June 30, September 30 and December 31 of each year.

“Fiscal Year” means any of the annual accounting periods of Borrower and its Subsidiaries ending on December 31 of each year.

“Fixed Charge Coverage Ratio” means, with respect to Holdings and its Subsidiaries and for any fiscal period, the ratio of (a) the remainder of (i) Consolidated EBITDA for such period minus (ii) income taxes paid in cash for such period and minus (iii) Capital Expenditures made during such period to (b) Debt Service for such period.

“Fixtures” means all “fixtures” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party.

“Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person which is not organized under the laws of any state of the United States of America or the District of Columbia.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding, temporarily warehousing or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business.

“Funded Debt” means, with respect to any Person, without duplication, all Indebtedness for borrowed money of such Person and its Subsidiaries on a consolidated basis evidenced by notes, bonds, debentures, or similar evidences of Indebtedness and that by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person’s option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including letters of credit, Capital Lease Obligations, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and also including, in the case of any Credit Party, the Obligations, the Mezzanine Obligations, the Permitted Subordinated Seller Debt, Subordinated Debt and, without duplication, payment-in-kind interest accrued on the Indebtedness and added to the principal of such Indebtedness and Guaranteed Indebtedness consisting of guaranties of Funded Debt of other Persons.

“GAAP” means generally accepted accounting principles in the United States of America, consistently applied, as such term is further defined in Annex F to the Agreement.

“GE Capital” means General Electric Capital Corporation, a Delaware corporation.

“General Intangibles” means all “general intangibles,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including all right, title and interest that such Credit Party may now or hereafter have in or under any Contract, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including, without limitation, all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit Party.

“Goods” means all “goods” as defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, including embedded software to the extent included in “goods” as defined in the Code, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guaranteed Indebtedness” means, as to any Person, any obligation of such Person guaranteeing, providing comfort or otherwise supporting any Indebtedness, lease, dividend, or other obligation (“primary obligation”) of any other Person (the “primary obligor”) in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) protect the beneficiary of such arrangement from loss (other than product warranties given in the ordinary course of business) or

(e) indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is incurred and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness, or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof, as determined by such Person in good faith.

“Guaranties” means, collectively, the Holdings Guaranty, the Subsidiary Guaranty and any other guaranty executed by any Guarantor in favor of Collateral Agent for the benefit of itself and the other Lenders, in respect of the Obligations.

“Guarantors” means Holdings and each Subsidiary of Borrower (other than any Foreign Subsidiary, or any Subsidiary of a Foreign Subsidiary) and each other Person, if any, that executes a guaranty or other similar agreement in favor of Collateral Agent for the benefit of itself and the other Lenders, in connection with the transactions contemplated by the Agreement and the other Loan Documents.

“Hazardous Material” means any substance, material or waste that is regulated by, or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance that is (a) defined as a “solid waste,” “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,” “restricted hazardous waste,” “pollutant,” “contaminant,” “hazardous constituent,” “special waste,” “toxic substance” or other similar term or phrase under any Environmental Laws, or (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB’s), or any radioactive substance.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended from time to time, and any rules or regulation promulgated from time to time thereunder.

“Holdings” has the meaning ascribed to it in the Recitals hereto.

“Holdings Guaranty” means the Holdings Guaranty, dated as of the date of the Agreement, executed by Holdings in favor of Collateral Agent for the benefit of itself and the other Lenders, as amended, restated, supplemented or otherwise modified from time to time.

“Holdings Pledge Agreement” means the Holdings Pledge Agreement, dated as of the date of the Agreement, entered into among Collateral Agent for the benefit of itself and the other Lenders, and Holdings (as amended, restated, supplemented or otherwise modified from time to time) and pursuant to which, among other things, all of the Stock of Borrower shall be pledged to secure the Obligations.

“Incremental Facility” has the meaning set forth in Section 1.1(c).

“Incremental Facility Advance” means a Term Loan made under an Incremental Facility by any Lender holding all or a portion of the Incremental Facility Commitment with respect to such Incremental Facility.

“Incremental Facility Commitment” means the commitment(s) of any Lender or Lenders to make advances to Borrower in accordance with any Notice of Incremental Facility Commitment (provided that, if Borrower obtains an Incremental Facility Commitment from more than one Lender, such commitments shall be several obligations of each such Lender); and “Incremental Facility Commitments” means the aggregate of the Incremental Facility Commitments with respect to all Incremental Facilities.

“Incremental Facility Loans” means the amounts advanced by the Lenders holding an Incremental Facility Commitment to Borrower as part of an Incremental Facility and evidenced by the Incremental Facility Notes.

“Incremental Facility Maturity Date” means, with respect to any Incremental Facility that is a New Term Loan, the date specified in the related Notice of Incremental Facility Commitment as the maturity date of such Incremental Facility.

“Incremental Facility Notes” has the meaning set forth in Section l.1(c)(iii)(C).

“Indebtedness” means, with respect to any Person, without duplication (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred six (6) months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are unsecured and not overdue by more than 6 months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers’ acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all net obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all net obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of which shall be the greater of the amount of such Indebtedness and the fair market value of such property), and (i) the Obligations and the Mezzanine Obligations; provided, that Indebtedness shall not include any Management Fees.

“Indemnified Liabilities” has the meaning ascribed to it in Section 1.11.

“Indemnified Person” has the meaning ascribed to it in Section 1.11.

“Index Rate” means for any day, a floating rate equal to the highest of (i) the rate publicly quoted from time to time as the Prime Rate in the Money Rates column of The Wall Street Journal (or, if The Wall Street Journal ceases quoting such Prime Rate, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.I5 (519) entitled “Selected Interest Rates” as the Bank prime loan rate or its equivalent), (ii) the Federal Funds Rate plus 50 basis points per annum and (iii) 4.00%. Each change in any interest rate provided for in the Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

“Index Rate Loan” means a Loan or portion thereof bearing interest by reference to the Index Rate.

“Initial Equity Contribution” means the cumulative equity contribution by Equity Investors to Parent, with a matching contribution to Holdings, and a matching contribution to the Borrower pursuant to the terms of the Borrower’s Limited Liability Company Agreement, of $128 million inclusive of all common stock and preferred stock (inclusive of accrued dividends) converted to equity on or prior to the Closing Date.

“Instruments” means all “instruments,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

“Intellectual Property” means any and all internet domain names owned or used by a Credit Party, Licenses, Patents, Copyrights (including websites and portals), Trademarks, and the goodwill associated with such Trademarks.

“Intellectual Property Security Agreement” means the Intellectual Property Security Agreement dated as of the date of the Agreement, entered into among Collateral Agent for the benefit of itself and the other Lenders and each Credit Party that is or may become a party thereto and any other intellectual property security agreement entered into after the Closing Date by any Credit Party (as required by the Agreement or any other Loan Document).

“Intercompany Notes” has the meaning ascribed to it in the definition of the term “Permitted Intercompany Transaction” in this Annex A.

“Interest Expense” means, with respect to any Person for any fiscal period, interest expense (whether cash or non-cash) of such Person determined in accordance with GAAP for such period, including interest expense with respect to any Funded Debt of such Person and interest expense for the relevant period that has been capitalized on the balance sheet of such Person.

“Interest Payment Date” means (a) as to any Index Rate Loan, the last Business Day of each Fiscal Month to occur while such Loan is outstanding, and (b) as to any LIBOR Loan, the last day of the applicable LIBOR Period; provided that, with respect to any LIBOR Loans with a LIBOR Period in excess of three (3) months, the “Interest Payment Date” shall mean, in addition to the last day of such LIBOR Period, the 90th day after the first day of such LIBOR Period; provided further, that each of (x) the date upon which all of the Commitments have been terminated and the Loans have been paid in full and (y) the Revolving Credit Maturity

Date (with respect to the Revolving Loan only), the Term Loan Maturity Date (with respect to the Term Loan only), and if applicable, the applicable Incremental Facility Maturity Date (with respect to any New Term Loans only) shall be deemed to be an “Interest Payment Date” with respect to any interest that has then accrued under the Agreement through such date.

“Inventory” means all “inventory,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, supplies or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in the Business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

“Investment” has the meaning ascribed to it in the definition of the term “Permitted Intercompany Transaction” in this Annex A.

“Investment Property” means all “investment property” as such term is defined in the Code now owned or hereafter acquired by any Credit Party, wherever located, including (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Credit Party, including the rights of such Credit Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts of any Credit Party; (iv) all commodity contracts of any Credit Party; and (v) all commodity accounts held by any Credit Party.

“IPO” means the sale of shares of common stock of a Parent or Holdings in an underwritten initial public offering registered under the Securities Act (other than on Form S-8 or Form S-4 or any comparable forms) that has been filed under the Securities Act and declared effective by the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act, other than a sale of common stock of Parent or Holdings issued together with preferred stock or indebtedness of Parent or Holdings or any of their respective Subsidiaries.

“IRC” means the Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder.

“IRS” means the Internal Revenue Service.

“L/C Issuer” has the meaning ascribed to it in Annex B.

“L/C Sublimit” has the meaning ascribed to in it Annex B.

“Lenders” means GE Capital, any other Lenders named on the signature pages of the Agreement which holds Loans or Commitments, and, if any such Lender shall decide to assign all or any portion of the Obligations, such term shall include any assignee of such Lender and (b) solely for the purpose of obtaining the benefit of the Liens granted to, or guaranties made in favor of, the Agent for the benefit of the Lenders under the Collateral Documents, a Person to whom any Obligations in respect of a Secured Rate Contract are owed. For the avoidance of doubt, any Person to whom any Obligations in respect of a Secured Rate Contract are owed and which does not hold any Loans or Commitments shall not be entitled to any other rights as a “Lender” under this Agreement or any other Loan Document.

“Letter of Credit Fee” has the meaning ascribed to it in Annex B.

“Letter of Credit Obligations” means all outstanding obligations incurred by Agent and Lenders at the request of Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of Letters of Credit by Agent or another L/C Issuer or the purchase of a participation as set forth in Annex B with respect to any Letter of Credit. The amount of such Letter of Credit Obligations shall equal the maximum amount that may be payable at such time by Agent or Lenders thereupon or pursuant thereto.

“Letters of Credit” means documentary or standby letters of credit issued for the account of Borrower by any L/C Issuer, and bankers’ acceptances issued by Borrower, for which Agent and Lenders have incurred Letter of Credit Obligations.

“Letter-of-Credit Rights” means “letter-of-credit rights” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including rights to payment or performance, under a letter of credit, whether or not such Credit Party, as beneficiary, has demanded or is entitled to demand payment or performance.

“LIBOR” means for each LIBOR Period, a rate of interest determined by Agent equal to the greater of (a) 3.00% and (b):

(i) the offered rate for deposits in United States Dollars for the applicable LIBOR Period that appears on Reuters Screen LIBOR 01 Page as of 11:00 a.m. (London time), on the second full LIBOR Business Day next preceding the first day of such LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

(ii) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is two (2) LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Federal Reserve Board) that are required to be maintained by a member bank of the Federal Reserve System.

If such interest rates shall cease to be available from Reuters Service, LIBOR shall be determined from such financial reporting service or other information as shall be mutually acceptable to Agent and Borrower.

“LIBOR Business Day” means a Business Day on which banks in the City of London are generally open for interbank or foreign exchange transactions.

“LIBOR Loan” means a Loan or any portion thereof bearing interest by reference to LIBOR.

“LIBOR Period” means, with respect to any LIBOR Loan, each period commencing on a LIBOR Business Day selected by Borrower pursuant to the Agreement and ending one (1), two (2), three (3) or six (6) months thereafter, as selected by Borrower’s notice to Agent as set forth in Section 1.5(e); provided, that the foregoing provision relating to LIBOR Periods is subject to the following:

(a) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

(b) any LIBOR Period that would otherwise extend beyond the Revolving Credit Maturity Date (in the case of any LIBOR Loan that consists of Revolving Credit Advances) or the Term Loan Maturity Date (in the case of any LIBOR Loan that consists of the Term Loan) shall end two (2) LIBOR Business Days prior to such date;

(c) any LIBOR Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

(d) Borrower shall select LIBOR Periods so as not to require a scheduled payment or prepayment of any LIBOR Loan during a LIBOR Period for such Loan;

(e) Borrower shall select LIBOR Periods so that there shall be no more than seven (7) separate LIBOR Loans in existence at any one time;

(f) once Borrower requests a LIBOR Loan, Borrower shall be liable for any costs pursuant to Section 1.11(b) upon any failure by Borrower to draw such LIBOR Loan; and

(g) for the seven (7) days following the Closing Date, the only available LIBOR Period shall be for the one (1) month period.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Credit Party.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, collateral assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

“Litigation” has the meaning ascribed to it in Section 3.13.

“Loan Account” has the meaning ascribed to it in Section 1.10.

“Loan Documents” means the Agreement, the Notes, the Collateral Documents, the Arranger Fee Letter, all Notices of Incremental Facility Commitments, Incremental Facility Notes, the Subordination Agreements, Master Standby Agreement, Master Documentary Agreement, the Business Associate Agreement and all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered to, or in favor of, Agent, Collateral Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other documents whether heretofore, now or hereafter executed by or on behalf of any Credit Party, and delivered to Agent, Collateral Agent or any Lender in connection with the Agreement or the transactions contemplated thereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loans” means the Revolving Loan, the Swing Line Loan, the Term Loan and any New Term Loans.

“Management Fees” means all amounts payable by Borrower and its Subsidiaries in respect of management fees payable to any Equity Investor pursuant to any management or consulting agreements among one or more of Sponsor, Holdings and/or Subsidiaries of Holdings.

“Margin Stock” has the meaning ascribed to it in Section 3.10.

“Master Documentary Agreement” means the Master Agreement for Documentary Letters of Credit dated as of the Closing Date between Borrower, as Applicant, and GE Capital, as Issuer.

“Master Standby Agreement” means the Master Agreement for Standby Letters of Credit dated as of the Closing Date between Borrower, as Applicant, and GE Capital, as Issuer.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, or financial or other condition of the Credit Parties (taken as a whole), (b) Borrower’s ability to pay any of the Loans or any of the other Obligations in accordance with the terms of the Agreement or any Guarantor’s ability to honor any guaranty obligations related to its Guaranty, (c) the Collateral Agent’s or Agent’s Liens on behalf of itself and other Lenders, on the Collateral or the priority of such Liens, or (d) Agent’s, Collateral Agent’s or any Lender’s rights and remedies under the Agreement and the other Loan Documents.

“Maximum Amount” means, as of any date of determination, an amount equal to the Revolving Loan Commitments of all Lenders as of that date.

“Merger Agreement” means that certain Agreement and Plan of Merger dated as of August 4, 2008 among ChartOne, AcquisitionCo and HealthPort Technologies, LLC.

“Mezzanine Commitment Letter” means that certain Commitment Letter dated as of August 4, 2008 by and among Sponsor and the Mezzanine Noteholders.

“Mezzanine Loan” means the sale of the “Notes” (as defined in the Mezzanine Note Purchase Agreement) on the Closing Date pursuant to the terms of the Mezzanine Note Purchase Agreement.

“Mezzanine Loan Documents” shall mean the “Note Documents” as defined in the Mezzanine Note Purchase Agreement.

“Mezzanine Noteholders” means PennantPark Investment Corporation, New York Life Investment Management Mezzanine Partners II, LP and NYLIM Mezzanine Partners II Parallel Fund, LP, DLJ Investment Partners III, L.P., DLJ Investment Partners, L.P. and IP III Plan Investors, L.P. and such other noteholders parties from time to time to the Mezzanine Note Purchase Agreement.

“Mezzanine Note Purchase Agreement” means the Note Purchase Agreement, dated as of the date of the Agreement, among Borrower and the Mezzanine Noteholders.

“Mezzanine Obligations” shall mean the “Obligations” as defined in the Mezzanine Note Purchase Agreement in an aggregate outstanding principal amount not to exceed Ninety Million Dollars ($90,000,000) plus any “paid in kind” amounts and accreted amounts.

“Mezzanine Subordination Agreement” means that certain Subordination Agreement, dated as of the Closing Date, between Agent and the Mezzanine Noteholders and acknowledged by the Credit Parties.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Mortgaged Properties” means any fee owned Real Estate of any Credit Party, with a purchase price of $1,000,000 or more, on which Collateral Agent, for the benefit of itself and the other Lenders, may acquire a Mortgage after the Closing Date pursuant to Section 5.8 of the Agreement.

“Mortgages” means each of the mortgages, deeds of trust or other real estate security documents delivered by any Credit Party to Collateral Agent for the benefit of itself and the other Lenders with respect to the Mortgaged Properties, all in form and substance reasonably satisfactory to Agent.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” means with respect to any asset or Stock disposition by any Credit Party, any casualty or condemnation event, or any issuance of Stock by any Credit Party or the incurrence of any Funded Debt by any Credit Party, the cash proceeds of such transaction net of (a) commissions, including brokers’ fees or commissions, legal, accounting and other transactional fees, and other reasonable transaction costs, fees and expenses properly attributable to such transaction or collection of proceeds and payable by the Credit Parties in connection therewith (in each case, paid or payable to non-Affiliates or, in the case of payment to an Affiliate, if such amount paid or payable is on fair and reasonable terms which are no less favorable to any Credit Party than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate), (b) transfer or other similar taxes, (c) amounts payable to holders of senior Liens (to the extent such Liens constitute Permitted Liens, but excluding the Collateral Agent’s Liens securing the Obligations), if any, (d) an appropriate reserve for income taxes, Franchise and other similar taxes, and tax distributions in connection therewith, (e) amounts provided as a reserve, in accordance with GAAP, against (i) any liabilities under any indemnification obligations or purchase price adjustments associated with any such asset disposition or event of loss or (ii) any other liabilities retained by Borrower or any of its Subsidiaries associated with the properties sold in any such asset disposition including pension and other post-employment benefit liabilities related to environmental matters and liabilities and indemnification obligations associated with such asset dispositions (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), and (f) Borrower’s good faith estimate of payments required to be made with respect to unassumed liabilities relating to the properties sold within 180 days of such Asset Sale (provided that, to the extent such cash proceeds are not used to make payments in respect of such unassumed liabilities sold within 180 days of such Asset Sale, such cash proceeds shall constitute Net Cash Proceeds).

“New Term Loan” has the meaning ascribed thereto in Section 1.1(c).

“Non-Funding Lender” has the meaning ascribed to it in Section 9.9(b).

“Notes” means, collectively, the Revolving Notes, the Swing Line Note, the Term Loan Notes and the Incremental Facility Notes.

“Notice of Conversion/Continuation” has the meaning ascribed to it in Section 1.5(e).

“Notice of Incremental Facility Commitment” has the meaning ascribed to it in Section 1.1(c).

“Notice of Revolving Credit Advance” has the meaning ascribed to it in Section 1.1(a).

“Obligations” means all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to Agent, Collateral Agent, any Lender or any Secured Swap Provider, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Agreement, any of the other Loan Documents or any Secured Rate Contract. This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against any Credit Party in bankruptcy, whether or not allowed in such case or proceeding), Fees, hedging obligations under swaps, caps and collar arrangements provided by any Lender in accordance with the terms of the Agreement, Charges, expenses, attorneys’ fees and any other sum chargeable to any Credit Party under the Agreement, any of the other Loan Documents or any Secured Rate Contract.

“Parent” means CT Technologies Holdings, LLC, a Delaware limited liability company, and the direct parent of Holdings.

“Parent Preferred Units” means those certain Senior Preferred Units and Series C Units issued by the Parent pursuant to the Securities Purchase Agreement.

“Patent License” means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right with respect to any invention on which a Patent is in existence.

“Patents” means all of the following in which any Credit Party now holds or hereafter acquires any interest: (a) all letters patent of the United States or of any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

“Payment Intangibles” means all “payment intangibles,” as such term is defined in the Code.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Permitted Acquisition” has the meaning ascribed to it in Section 6.1.

“Permitted Encumbrances” means the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges (including, without limitation, real estate taxes or assessments or governmental charges) not yet due and payable or which are being contested in accordance with Section 5.2(b); (b) pledges or deposits of money securing statutory obligations under workmen’s compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the repayment of borrowed money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business; (d) inchoate and unperfected workers’, mechanics’ or similar liens arising in the ordinary course of business, so long as such Liens attach only to Equipment, Fixtures and/or Real Estate; (e) mechanics liens and similar liens for labor, materials or supplies provided with respect to such Real Estate incurred in the ordinary course of business would not individually or in the aggregate, have a Material Adverse Effect on the business of any Credit Party or which are being contested by appropriate proceedings; (f) deposits securing, or in lieu of, surety, appeal, performance or customs bonds in proceedings to which any Credit Party is a party; (g) any attachment or judgment lien not constituting an Event of Default under Section 8.1(j); (h) zoning restrictions, easements, licenses, covenants, conditions or other restrictions on the use of any Real Estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use of such Real Estate; (i) presently existing or hereafter created Liens in favor of Agent or Collateral Agent, for the benefit of itself and the other Lenders; and (j) leases, Licenses or subleases granted to others, in the ordinary course of business.

“Permitted Intercompany Transaction” means any investment, loan or advance made (i) by Borrower or any Guarantor in or to Borrower or another Guarantor, (ii) by Holdings in or to Borrower or (iii) by any Subsidiary that is not a Guarantor in or to Borrower or any of its Subsidiaries (each such investment, loan or advance, an “Investment”); provided that in the case of any such Investment consisting of intercompany loans and advances, (A) such Credit Party shall have executed and delivered to such other Credit Party a demand note (collectively, the “Intercompany Notes”) to evidence any such intercompany loans or advances owing at any time by such Credit Party to the other Credit Party, which Intercompany Note shall be in form and substance reasonably satisfactory to Agent and, except for an Investment under clause (iii) above, shall be pledged and delivered to Agent pursuant to the Security Agreement as additional Collateral for the Obligations, (B) such Credit Party shall record all such intercompany loans or advances on its books and records, and (C) the obligations of such Credit Party under such Intercompany Note shall be subordinated to the Obligations in a manner reasonably satisfactory to Agent.

“Permitted Liens” means Liens permitted under Section 6.7.

“Permitted Purchase Money Indebtedness” means any Indebtedness incurred by any Credit Party (other than Holdings) after the Closing Date to finance its acquisition, construction or leasing of any fixed or capital asset (and whether or not such Indebtedness is in the form of a loan, conditional sale, note, debt security or Capital Lease) and any refinancing thereof that does not have the effect of increasing the principal amount thereof (other than to add thereto any accrued interest and expenses of refinancing), provided that such Indebtedness is incurred within thirty (30) days after such Credit Party’s acquisition or leasing of such asset and the principal amount of all such Indebtedness of the Credit Parties combined does not exceed $5,000,000 in the aggregate at any one time outstanding.

“Permitted Purchase Money Lien” means any Lien on any fixed or capital asset of any Credit Party that is created after the Closing Date and secures the Permitted Purchase Money Indebtedness arising from such Credit Party’s acquisition, construction or leasing of such asset, provided that such Lien attaches only to such asset and the proceeds thereof and secures only such Permitted Purchase Money Indebtedness.

“Permitted Subordinated Seller Debt” shall mean unsecured Indebtedness incurred by a Credit Party and issued to a seller as consideration for a Permitted Acquisition that is subordinated to the Obligations on terms reasonably acceptable to the Agent and is issued subject to interest rates, amortization and other terms reasonably acceptable to the Agent.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

“Plan” means an “employee benefit plan,” as defined in Section 3(3) of ERISA, that any Credit Party maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any Credit Party.

“Pledge Agreements” means the Holdings Pledge Agreement, the Credit Party Pledge Agreement, and any other pledge agreement entered into after the Closing Date by any Subsidiary of Borrower (as required by the Agreement or any other Loan Document).

“Pre-Synergy Consolidated EBITDA” means, with respect to any Person for any fiscal period, an amount equal to (a) Consolidated EBITDA for such period plus (b) historical Consolidated EBITDA relating to acquisitions that have not yet accreted into such Person’s results for the period then ended, minus (c) the Synergy Adjustments for such period. Notwithstanding the foregoing, Pre-Synergy Consolidated EBITDA for Holdings and its Subsidiaries shall be deemed to be the following amounts for the following Fiscal Quarters: (i) Fiscal Quarter ended March 31, 2008, $7,383,885 and (ii) Fiscal Quarter ended June 30, 2008, $8,662,405.

“Prior Lender Obligations” means any and all obligations of any Credit Party to the Prior Lenders and their agent with respect to borrowed money, including without limitation, the obligations under the revolving and term credit facilities provided to Borrower by the Prior Lenders.

“Prior Lenders” means (a) the financial institutions which are “Lenders” under that certain Credit Agreement dated as of June 15, 2007, as amended from time to time, by and among Holdings, as guarantor, Borrower, as borrower, and Ares Capital Corporation, as a lender and as agent for the lenders, (b) ABRY Partners V, L.P. under that certain Convertible Subordinated Promissory Note due 2013, dated June 15, 2007, as amended from time to time, issued by Borrower, as Maker, to the order of ABRY Partners V, L.P. in the initial principal amount of $7,330,508.84, (c) ABRY Partners V Affiliate Investors, L.P. under that certain Convertible Subordinated Promissory Note due 2013, dated June 15, 2007, as amended from time to time, issued by Borrower, as Maker, to the order of ABRY Partners V Affiliate Investors, L.P. in the initial principal amount of $169,491.16, (d) Wells Fargo Business Credit, as lender, pursuant to that Loan and Security Agreement, dated June 12, 2002, as amended from time to time, by and between Wells Fargo Business Credit and ChartOne and (e) Wells Fargo Business Credit, as lender, pursuant to that certain Loan and Security Agreement, dated September 13, 2003, as amended from time to time, by and between Wells Fargo Business Credit and ChartOne.

“Pro Forma” means the unaudited consolidated balance sheet of Holdings and its Subsidiaries as of July 31, 2008 after giving pro forma effect to the Related Transactions.

“Pro Rata Share” means with respect to all matters relating to any Lender (a) with respect to the Revolving Loan, the percentage obtained by dividing (i) the Revolving Loan Commitment of that Lender by (ii) the aggregate Revolving Loan Commitments of all Lenders, (b) with respect to the Term Loan, the percentage obtained by dividing (i) the Term Loan Commitment of that Lender by (ii) the aggregate Term Loan Commitments of all Lenders, (c) with respect to a New Term Loan, the percentage obtained by dividing (i) the Incremental Facility Commitment of that Lender with respect to such New Term Loan by (ii) the aggregate Incremental Facility Commitments with respect to such New Term Loan of all Lenders, (d) with respect to all Loans, the percentage obtained by dividing (i) the aggregate Commitments of that Lender by (ii) the aggregate Commitments of all Lenders, and (e) with respect to all Loans on and after the termination of the Commitments, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Loans held by that Lender, by (ii) the aggregate outstanding principal balance of the Loans held by all Lenders; in each case, as any such percentages may be adjusted by assignments permitted pursuant to Section 9.1.

“Proacsys” shall mean Proacsys, LLC, a Delaware limited liability company.

“Proceeds” means “proceeds,” as such term is defined in the Code, including (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Credit Party from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of any Credit Party against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by any Credit Party against third parties with respect to any litigation or dispute concerning any of the Collateral including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral, (e) all amounts collected on, or distributed on account of other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock, and (f) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

“Projections” means Borrower’s business forecasts in the form set forth on Disclosure Schedule (3.4(c)) attached hereto.

“Qualified Assignee” means (a) any Lender, any Affiliate of any Lender and, with respect to any Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender, and (b) any commercial bank, savings and loan association or savings bank or any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act) which extends credit or regularly buys or invests in loans, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case which, through its applicable lending office, is capable of lending to Borrower without the imposition of any withholding or similar Taxes; provided that no Credit Party shall be a Qualified Assignee.

“Qualified Plan” means a Plan that is intended to be tax-qualified under Section 401(a) of the IRC.

“Rate Contracts” means swap agreements (as such term is defined in Section 101 of the Bankruptcy Code) and any other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

“Real Estate” has the meaning ascribed to it in Section 3.6.

“Refinancing” means the repayment in full by Borrower of the Prior Lender Obligations to occur on the Closing Date.

“Refunded Swing Line Loan” has the meaning ascribed to it in Section 1.1(d)(iii).

“Related Transactions” means the making of the initial Loans and the incurrence of the initial Letter of Credit Obligations on the Closing Date, the making of the Mezzanine Loan on the Closing Date, the consummation of the Refinancing, the consummation of the Acquisition, the consummation of the Initial Equity Contribution, the payment of all fees, costs and expenses associated with any or all of the foregoing and the execution and delivery of all of the Related Transactions Documents.

“Related Transactions Documents” means the Loan Documents, the Mezzanine Loan Documents, the Merger Agreement, documentation evidencing the Initial Equity Contribution and all other agreements or instruments executed in connection with the Related Transactions.

“Release” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

“Requisite Lenders” means Lenders having (a) more than fifty percent (50%) of the Commitments of all Lenders, or (b) if the Commitments have been terminated, more than fifty percent (50%) of the aggregate outstanding principal balance of all Loans; provided that, (x) to the extent that a Default or Event of Default has occurred and is continuing, Sponsor shall not be included in “Requisite Lenders” and (y) at all other times, solely for purposes of determining “Requisite Lenders”, Sponsor’s Commitments shall not be deemed to exceed ten percent (10%) of the Commitments of all Lenders or of the aggregate outstanding principal balance of all Loans, as applicable, and to the extent Sponsor’s Commitments exceed ten percent (10%) of the Commitments of all Lenders or of the aggregate outstanding principal balance of all Loans, as applicable, solely for purposes of determining “Requisite Lenders”, such excess shall be deemed allocated to each of the other non-Sponsor Lenders on a pro rata basis.

“Restricted Payment” means, with respect to any Credit Party (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Stock; (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Credit Party’s Stock or any other payment or distribution made in respect thereof, either directly or indirectly; (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to any of the Mezzanine Obligations or the Subordinated Debt; (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Credit Party now or hereafter outstanding; (e) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Credit Party other than payment of compensation or reimbursement in the ordinary course of business to Stockholders who are employees of such Credit Party or as permitted pursuant to Section 6.4; and (f) any payment of management fees (or other fees of a similar nature) by such Credit Party to any Stockholder of such Credit Party or its Affiliates.

“Revolving Credit Advance” has the meaning ascribed to it in Section 1.1(a)(i).

“Revolving Credit Maturity Date” means the earliest of (a) September 22, 2013, (b) the date of termination of Lenders’ obligations to make Revolving Credit Advances and to incur Letter of Credit Obligations and, if outstanding, the acceleration of the maturity of the Revolving Credit Advances pursuant to Section 8.2(b), and (c) the date of prepayment in full by Borrower of the Revolving Credit Advances, the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Annex B, and the permanent reduction of each of the Revolving Loan Commitments to zero dollars ($0).

“Revolving Lenders” means, as of any date of determination, Lenders having a Revolving Loan Commitment.

“Revolving Loan” means, at any time, the sum of (i) the aggregate amount of Revolving Credit Advances outstanding to Borrower plus (ii) the aggregate Letter of Credit Obligations incurred. Unless the context otherwise requires, references to the outstanding principal balance of the Revolving Loan shall include the outstanding balance of Letter of Credit Obligations.

“Revolving Loan Commitment” means (a) as to any Revolving Lender, the aggregate commitment of such Revolving Lender to make Revolving Credit Advances or incur Letter of Credit Obligations as set forth on Annex I to the Agreement or in the most recent Assignment Agreement executed by such Revolving Lender and (b) as to all Revolving Lenders, the aggregate commitments of all Revolving Lenders to make Revolving Credit Advances or incur Letter of Credit Obligations, which aggregate commitments shall be Twenty Million Dollars ($20,000,000) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

“Revolving Note” has the meaning ascribed to it in Section 1.1(a)(ii).

“Rolling Period” means, with respect to any Fiscal Quarter, the period of twelve (12) consecutive Fiscal Months ending on the last day of such Fiscal Quarter; provided, that, for purposes of Section 1.1(c)(i) and Sections 2.1(e) and (f), “Rolling Period” shall mean the most recently ended twelve (12) month period for which financial statements have been delivered.

“Secured Rate Contract” means any Rate Contract between Borrower and the counterparty thereto which (i) has been provided or arranged by GE Capital or an Affiliate of GE Capital or (ii) the Agent and Borrower have acknowledged in writing constitutes a “Secured Rate Contract” hereunder.

“Secured Swap Provider” means (i) a Lender or an Affiliate of a Lender (or a Person who was a Lender or an Affiliate of a Lender at the time of execution and delivery of a Rate Contract) who has entered into a Secured Rate Contract with Borrower, or (ii) a Person with whom Borrower has entered into a Secured Rate Contract provided or arranged by GE Capital or an Affiliate of GE Capital, and any assignee thereof.

“Securities Act” means the Securities Act of 1933, as amended and in effect from time to time.

“Securities Purchase Agreement” means that certain Securities Purchase Agreement dated as of the date of the Agreement, entered into by and among Parent and the “Purchasers” thereunder.

“Security Agreements” means, collectively, the Security Agreement dated as of the date of the Agreement, entered into by and among Collateral Agent for the benefit of itself and the other Lenders, and the Credit Parties, and any other security agreement entered into after the Closing Date by any Subsidiary of Borrower (as required by the Agreement or any other Loan Document).

“Senior Debt” means, with respect to any Person, all Funded Debt and Guaranteed Indebtedness of such Person and its Subsidiaries, excluding the Mezzanine Obligations and Subordinated Debt.

“Senior Leverage Ratio” means, with respect to any Person and for any date of determination, the ratio of (i) all Senior Debt of such Person as of the end of the applicable Rolling Period, to (ii) such Person’s Adjusted Consolidated EBITDA for such Rolling Period, all as determined on a consolidated basis.

“Similar Assets” means assets useful or used in the Business of Borrower or any Guarantor (other than Holdings).

“Software” means all “software” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

“Solvency Certificate” has the meaning ascribed to it in Annex D.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.

“Sponsor” means ABRY Partners, LLC or any controlled investment Affiliates thereof; provided that for purposes of the definitions of “Change of Control” and “Equity Investors”, “Affiliates” shall be limited to each Person that controls, is controlled by or is under common control with ABRY Partners, LLC.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“Stock” means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

“Stockholder” means, with respect to any Person, each holder of Stock of such Person.

“Subordinated Debt” means any Indebtedness of any Credit Party or Parent that (a) does not violate the terms of the Agreement, (b) does not require interest payments (other than paid in kind interest) or principal payments, (c) has a maturity date that is no earlier than the date six (6) months following the maturity date of the Senior Debt, (d) is not guaranteed by any other Person, (e) does not exceed $40,000,000 in the aggregate at any time, and (f) is subordinated to the Obligations in a manner and form reasonably satisfactory to Agent as to right and time of payment and as to any other rights and remedies thereunder, including, without limitation, that no payments shall be required on such Subordinated Debt until the payment in full of the Obligations unless acceptable to the Requisite Lenders and no exercise of remedies on such Subordinated Debt shall be permitted for so long as any Obligations remain outstanding.

“Subordination Agreements” means the Mezzanine Subordination Agreement and any other subordination agreements entered into after the Closing Date by the holder or holders of any Subordinated Debt with Agent, Collateral Agent, and any or all of the Credit Parties (as required by the Agreement or any other Loan Document).

“Subsidiary” means, with respect to any Person, (a) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of more than fifty percent (50%) or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of Borrower. For purposes of the representations and warranties set forth in Article 3 hereof, ChartOne and each of its Subsidiaries shall be deemed to be Subsidiaries of the Company as of the date hereof and as of the Closing Date.

“Subsidiary Guaranty” means the Subsidiary Guaranty, dated as of the date of the Agreement entered into by each Subsidiary of Borrower (as required by the Agreement or any other Loan Document) in favor of Collateral Agent for the benefit of itself and the other Lenders (as amended, restated, supplemented or otherwise modified from time to time).

“Supporting Obligations” means all “supporting obligations” as such term is defined in the Code, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

“Swing Line Advance” has the meaning ascribed to it in Section 1.1(d)(i).

“Swing Line Availability” has the meaning ascribed to it in Section 1.1(d)(i).

“Swing Line Commitment” means, as to the Swing Line Lender, the commitment of the Swing Line Lender to make Swing Line Advances as set forth on Annex I to the Agreement, which commitment constitutes a subfacility of the Revolving Loan Commitment of the Swing Line Lender.

“Swing Line Lender” means GE Capital.

“Swing Line Loan” means at any time, the aggregate amount of Swing Line Advances outstanding to Borrower.

“Swing Line Note” has the meaning ascribed to it in Section 1.1(d)(ii).

“Syndication Agent” means NewStar Financial, Inc. in its capacity as Syndication Agent.

“Synergy Adjustment” means, with respect to Holdings and its Subsidiaries on a consolidated basis, the following amounts:

Fiscal Quarter Ending	Synergy Adjustment Amount
September 30, 2008	$2,635,136
December 31, 2008	$1,669,423
March 31, 2009	$884,413
June 30, 2009	$136,849
September 30, 2009	$47,062

“Taxes” means taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Agent, Collateral Agent or a Lender by the jurisdictions under the laws of which Agent, Collateral Agent and Lenders are organized or conduct business or any political subdivision thereof.

“Term Loan” has the meaning assigned to it in Section 1.1(b)(ii)(A) and shall include, to the extent specifically identified as a Term Loan in any Notice of Incremental Facility Commitment, the Incremental Facility Loans described therein.

“Term Loan Commitment” means (a) as to any Term Loan Lender, the commitment of such Term Loan Lender to make its Pro Rata Share of the Term Loan as set forth on Annex I to the Agreement, and (b) as to all Term Loan Lenders, the aggregate commitments of all Term Loan Lenders to make the Term Loan, which aggregate commitments shall be One Hundred Thirty Million Dollars ($130,000,000) on the Closing Date. After advancing the Term Loan, each reference to a Lender’s Term Loan Commitment shall refer to that Lender’s Pro Rata Share of the outstanding Term Loan.

“Term Loan Lenders” means those Lenders having Term Loan Commitments.

“Term Loan Maturity Date” means the earliest of (a) September 22, 2013, (b) the date of acceleration of the maturity of the Term Loan pursuant to Section 8.2(b), or (c) the date of prepayment in full by Borrower of the Term Loan.

“Term Loan Note” has the meaning assigned to it in Section 1.1(b)(ii)(A).

“Termination Date” means the date on which (a) all of the Loans have been repaid in full, (b) all other Obligations under the Agreement and the other Loan Documents have been completely discharged (other than contingent indemnity obligations not yet due and payable), (c) all Letter of Credit Obligations have been cash collateralized, cancelled or backed by standby letters of credit in accordance with Annex B, (d) Borrower shall not have any further right to obtain any Loan or any Letter of Credit under the Agreement and (e) solely for the purposes of the termination of the Collateral Documents, all Obligations under Secured Rate Contracts have been completely discharged.

“Title IV Plan” means a Plan (other than a Multiemployer Plan), that is covered by Title IV of ERISA.

“Total Leverage Ratio” means, with respect to any Person and for any date of determination, the ratio of (i) all Funded Debt of such Person as of the end of the applicable Rolling Period to (ii) such Person’s Adjusted Consolidated EBITDA for such Rolling Period, all as determined on a consolidated basis.

“Trademark License” means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Trademark.

“Trademarks” means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all trademarks, trade dress, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

“Working Capital” means Current Assets less Current Liabilities on a given date.

Rules of construction with respect to accounting terms used in the Agreement or the other Loan Documents shall be as set forth in Annex F. All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein; in the event that any term is defined differently in different Articles or Divisions of the Code, the definition contained in Article or Division 9 shall control. Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words “herein,” “hereof and “hereunder” and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Disclosure Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Disclosure Schedule.

Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

ANNEX B (Section 1.2)

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CREDIT AGREEMENT

LETTERS OF CREDIT

Issuance. Subject to the terms and conditions of the Agreement, Agent and Revolving Lenders agree to incur, from time to time prior to the Revolving Credit Maturity Date, upon the request of Borrower for Borrower’s account, Letter of Credit Obligations by causing Letters of Credit to be issued by GE Capital or a Subsidiary thereof or a bank or other legally authorized Person selected by or acceptable to Agent in its sole discretion (each, an “L/C Issuer”) for Borrower’s account and guaranteed by Agent; provided, that if the L/C Issuer is a Revolving Lender, then such Letters of Credit shall not be guaranteed by Agent but rather each Revolving Lender shall, subject to the terms and conditions hereinafter set forth, purchase (or be deemed to have purchased) risk participations in all such Letters of Credit issued with the written consent of Agent, as more fully described in paragraph (b)(ii) below. The aggregate amount of all such Letter of Credit Obligations shall not at any time exceed the lesser of (i) Five Million Dollars ($5,000,000) (the “L/C Sublimit”) and (ii) the Maximum Amount less the aggregate outstanding principal balance of the Revolving Credit Advances and the Swing Line Loan. No such Letter of Credit shall have an expiry date that is more than one year following the date of issuance thereof, unless otherwise determined by Agent in its sole discretion, and neither Agent nor Revolving Lenders shall be under any obligation to incur Letter of Credit Obligations in respect of, or purchase risk participations in, any Letter of Credit having an expiry date that is later than seven (7) days prior to the Revolving Credit Maturity Date; provided, however, that any Letter of Credit with a term not exceeding one year may provide for its renewal for additional periods not exceeding one year as long as (x) each of Borrower and such L/C Issuer have the option to prevent such renewal before the expiration of such term or any such period and (y) neither such L/C Issuer nor the Borrower shall permit any such renewal to extend such expiration date beyond the Revolving Credit Maturity Date.

(i) Advances Automatic; Participations. In the event that Agent or any Revolving Lender shall make any payment on or pursuant to any Letter of Credit Obligation, such payment shall then be deemed automatically to constitute a Revolving Credit Advance to Borrower under Section 1.1(a) of the Agreement regardless of whether a Default or Event of Default has occurred and is continuing and notwithstanding Borrower’s failure to satisfy the conditions precedent set forth in Section 2.2 of this Agreement, and each Revolving Lender shall be obligated to pay its Pro Rata Share thereof in accordance with the Agreement; provided, however, if such Revolving Credit Advance is for any reason not made, Borrower agrees to promptly reimburse (in any event within one (1) Business Day) Agent for each such payment and such obligation to reimburse shall be deemed an Obligation for all purposes under the Loan Documents. The failure of any Revolving Lender to make available to Agent for Agent’s own account its Pro Rata Share of any such Revolving Credit Advance or payment by Agent under or in respect of a Letter of Credit shall not relieve any other Revolving Lender of its obligation hereunder to make available to Agent its Pro Rata Share thereof, but no Revolving Lender shall be responsible for the failure of any other Revolving Lender to make available such other

Revolving Lender’s Pro Rata Share of any such payment. Nothing herein shall be construed to limit Lenders’ and Agent’s ability to accelerate such Revolving Credit Advance should an Event of Default otherwise have occurred and be continuing at the time such Revolving Credit Advance was made or thereafter.

(ii) If it shall be illegal or unlawful for Borrower to incur Revolving Credit Advances as contemplated by paragraph (b)(i) above because of an Event of Default described in Section 8.1(h) or (i) or otherwise or if it shall be illegal or unlawful for any Revolving Lender to be deemed to have assumed a ratable share of the reimbursement obligations owed to an L/C Issuer, or if the L/C Issuer is a Revolving Lender, then (A) immediately and without further action whatsoever, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation equal to such Revolving Lender’s Pro Rata Share (based on the Revolving Loan Commitments) of the Letter of Credit Obligations in respect of all Letters of Credit then outstanding and (B) thereafter, immediately upon issuance of any Letter of Credit, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation in such Revolving Lender’s Pro Rata Share (based on the Revolving Loan Commitments) of the Letter of Credit Obligations with respect to such Letter of Credit on the date of such issuance. Each Revolving Lender shall fund its participation in all payments or disbursements made under the Letters of Credit in the same manner as provided in the Agreement with respect to Revolving Credit Advances.

Cash Collateral.

(i) If Borrower is required to provide cash collateral for any Letter of Credit Obligations pursuant to the Agreement prior to the Revolving Credit Maturity Date, Borrower will pay to Collateral Agent for the ratable benefit of itself and the other Lenders cash or Cash Equivalents in an amount equal to 105% of the maximum amount then available to be drawn under each applicable Letter of Credit then outstanding. Such funds or Cash Equivalents shall be held by Collateral Agent in a cash collateral account (the “Cash Collateral Account”) maintained at a bank or financial institution reasonably acceptable to Agent. The Cash Collateral Account shall be in the name of Agent and shall be pledged to, and subject to the control of, Collateral Agent, for the benefit of itself and the other Lenders, in a manner satisfactory to Agent. Borrower hereby pledges and grants to Agent, on behalf of itself and the other Lenders, a security interest in all such funds and Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations and other Obligations, whether or not then due. The Agreement, including this Annex B, shall constitute a security agreement under applicable law.

(ii) If any Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Revolving Credit Maturity Date, Borrower shall either (A) provide cash collateral therefor in the manner described above, or (B) cause all such Letters of Credit and guaranties thereof, if any, to be canceled and returned, or (C) deliver a stand-by letter (or letters) of credit in guarantee of such Letter of Credit Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration (plus 30 additional days)

as, and in an amount equal to 105% of the aggregate maximum amount then available to be drawn under, the Letters of Credit to which such outstanding Letter of Credit Obligations relate and shall be issued by a Person, and shall be subject to such terms and conditions, as are be satisfactory to Agent in its sole discretion.

(iii) From time to time after funds or Cash Equivalents are deposited in the Cash Collateral Account by Borrower, whether before or after the Revolving Credit Maturity Date, Agent may direct the Collateral Agent to apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, and in such order as Agent may elect, as shall be or shall become due and payable by Borrower to Agent and Lenders with respect to such Letter of Credit Obligations and, upon the satisfaction in full of all Letter of Credit Obligations, to any other Obligations then due and payable.

(iv) Neither Borrower nor any Person claiming on behalf of or through Borrower shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that upon the Termination Date any funds remaining in the Cash Collateral Account shall be applied to other Obligations then due and owing and upon payment in full of such Obligations, any remaining amount shall be paid to Borrower or as otherwise required by law. Subject to being applied as provided above, interest earned on deposits in the Cash Collateral Account shall be for the account of Borrower.

Fees and Expenses. Borrower agrees to pay to Agent for the benefit of Revolving Lenders, as compensation to such Lenders for Letter of Credit Obligations incurred hereunder, (i) all costs and expenses incurred by Agent or any Lender on account of such Letter of Credit Obligations, and (ii) quarterly in arrears for any period during which any Letter of Credit Obligation shall remain outstanding, a fee (the “Letter of Credit Fee”) in an amount equal to 5.00% multiplied by the maximum amount available from time to time to be drawn under the applicable Letter of Credit. Such fee shall be paid to Agent for the benefit of the Revolving Lenders in arrears, on the last day of each calendar quarter and on the Revolving Credit Maturity Date. In addition, Borrower shall pay to any L/C Issuer, on demand, such fees (including all per annum fees), charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to any application or master agreement with Agent or the L/C Issuer under which such Letter of Credit is issued.

Request for Incurrence of Letter of Credit Obligations. Borrower shall give Agent at least three (3) Business Days’ prior written notice requesting the incurrence of any Letter of Credit Obligation, specifying the date such Letter of Credit Obligation is to be incurred, identifying Borrower and the beneficiary to which such Letter of Credit Obligation relates and describing the nature of the transactions proposed to be supported thereby. The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the L/C Issuer) and a completed application for such Letter of Credit in the form submitted by the L/C Issuer. Prior to the incurrence of the initial Letter of Credit Obligation, Borrower and Agent shall have entered into such master standby or documentary letter of credit agreements as may be required by Agent for the issuance of Letters of Credit. Notwithstanding anything contained herein to the contrary, Letter of Credit applications by Borrower and approvals by Agent and the L/C Issuer may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among Borrower, Agent and the L/C Issuer.

Obligation Absolute. The obligation of Borrower to reimburse Agent and Revolving Lenders for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities, and the obligations of each Revolving Lender to make payments to Agent with respect to Letters of Credit Obligations shall be unconditional and irrevocable. Such obligations of Borrower and Revolving Lenders shall be paid strictly in accordance with the terms hereof under all circumstances including the following:

(i) any lack of validity or enforceability of any Letter of Credit or the Letter of Credit Obligations, the Agreement or the other Loan Documents or any other agreement;

(ii) the existence of any claim, setoff, defense or other right that Borrower or any of its Affiliates or any Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), Agent, any Lender, or any other Person, whether in connection with the Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between Borrower or any of its Affiliates and the beneficiary for which the Letter of Credit was procured);

(iii) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv) payment by Agent (except as otherwise expressly provided in paragraph (g)(ii)(C) below) or any L/C Issuer under any Letter of Credit or guaranty thereof against presentation of a demand, draft or certificate or other document that does not comply with the terms of such Letter of Credit or such guaranty;

(v) any other circumstance or event whatsoever, that is similar to any of the foregoing; or

(vi) the fact that a Default or an Event of Default has occurred and is continuing.

Indemnification; Nature of Lenders’ Duties. (i) In addition to amounts payable as elsewhere provided in the Agreement, Borrower hereby agrees to pay and to protect, indemnify, and save harmless Agent and each Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees) that Agent or any Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or guaranty thereof, or (B) the failure of Agent or any Lender seeking indemnification or of any L/C Issuer to honor a demand for payment under any Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent solely as a result of the gross negligence or willful misconduct of Agent or such Lender (as finally determined by a court of competent jurisdiction).

(ii) As between Agent and any Lender and Borrower, Borrower assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by, beneficiaries of any Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law neither Agent nor any Lender shall be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; provided, that in the case of any payment by Agent under any Letter of Credit or guaranty thereof, Agent shall be liable to the extent such payment was made solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guaranty thereof; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they may be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guaranty thereof or of the proceeds thereof; (G) the credit of the proceeds of any drawing under any Letter of Credit or guaranty thereof; and (H) any consequences arising from causes beyond the control of Agent or any Lender. None of the above shall affect, impair, or prevent the vesting of any of Agent’s or any Lender’s rights or powers hereunder or under the Agreement.

(iii) Nothing contained herein shall be deemed to limit or to expand any waivers, covenants or indemnities made by Borrower in favor of any L/C Issuer in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between or among Borrower and such L/C Issuer, including an Application and Agreement for Documentary Letter of Credit or a Master Documentary Agreement and a Master Standby Agreement entered into with Agent.

ANNEX C

[INTENTIONALLY OMITTED]

C - 1

ANNEX D (Section 2.1(a))

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CREDIT AGREEMENT

CLOSING CHECKLIST

In addition to, and not in limitation of, the conditions described in Section 2.1 of the Agreement, pursuant to Section 2.1(a), the following items must be received by Agent in form and substance satisfactory to Agent on or prior to the Closing Date (each capitalized term used but not otherwise defined herein shall have the meaning ascribed thereto in Annex A to the Agreement):

A. Appendices. All Appendices to the Agreement, in form and substance reasonably satisfactory to Agent.

B. Notes. To the extent requested, duly executed originals of the Notes for each applicable Lender, dated as of the Closing Date.

C. Security Agreement. Duly executed originals of the Security Agreement, dated as of the Closing Date, and all instruments, documents and agreements executed pursuant thereto.

D. Insurance. Reasonably satisfactory evidence that the insurance policies required by Section 5.4 are in full force and effect, together with appropriate evidence showing loss payee and/or additional insured clauses or endorsements, as requested by Agent, in favor of Collateral Agent, for the benefit of itself and the other Lenders.

E. Security Interests and Code Filings. Evidence reasonably satisfactory to Agent that Collateral Agent for the benefit of itself and the other Lenders has a valid and perfected first priority security interest in the Collateral, including (x) such documents duly executed by each Credit Party (including applicable documents under the laws of any jurisdiction with respect to the perfection of Liens, including each jurisdiction in which Credit Party’s assets are physically located) as Agent may reasonably request in order to perfect its security interests in the Collateral and (y) copies of Code search reports listing all effective financing statements that name any Credit Party as debtor, together with copies of such financing statements, none of which shall cover the Collateral, except for those relating to the Prior Lender Obligations (all of which shall be terminated on the Closing Date) and Permitted Liens.

F. Payoff Letter; Termination Statements. Copies of a duly executed payoff letter, in form and substance reasonably satisfactory to Agent, by and between all parties to the Prior Lender loan documents evidencing repayment in full of all Prior Lender Obligations (excluding the letters of credit described on Disclosure Schedule (6.3)), together with (i) UCC-3 or other appropriate termination statements, in form and substance reasonably satisfactory to Agent, releasing all liens of Prior Lender upon any of the personal property of Borrower and any Subsidiary of Borrower and (ii) termination of all blocked account agreements, bank agency agreements or other similar agreements or arrangements or arrangements in favor of Prior Lenders or their agent or relating to the Prior Lender Obligations.

G. Intellectual Property Security Agreement. Duly executed originals of the Intellectual Property Security Agreement, dated as of the date of the Agreement and signed by Borrower and any Subsidiary of Borrower which owns Trademarks, Copyrights and/or Patents, as applicable, all in form and substance reasonably satisfactory to Agent, together with all instruments, documents and agreements executed pursuant thereto.

H. Guaranties. Guaranties executed by and each Guarantor in favor of Collateral Agent, for the benefit of itself and the other Lenders.

I. Letter of Direction. Duly executed originals of a letter of direction from Borrower addressed to Agent, on behalf of itself and Lenders, with respect to the disbursement on the Closing Date of the proceeds of the Loans to be made on that date.

J. Cash Management System; Blocked Account Agreements. Copies of duly executed tri-party blocked account agreements and securities account control agreements, reasonably satisfactory to Agent, with the banks as required by Section 5.11 of the Agreement.

K. Charter and Good Standing. For Parent and each Credit Party, such Person’s (i) charter and all amendments thereto, (ii) good standing certificates (including verification of tax status) in its state of organization and (iii) good standing certificates (including verification of tax status) and certificates of qualification to conduct business in each material jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, each dated a recent date prior to the Closing Date and certified by the applicable Secretary of State or other authorized Governmental Authority.

L. Bylaws and Resolutions. For Parent and each Credit Party, (i) such Person’s bylaws or limited liability company agreement, as applicable, together with all amendments thereto and ii) resolutions of such Person’s Board of Directors (or other governing body), approving and authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and the transactions to be consummated in connection therewith, each certified as of the Closing Date by such Person’s secretary or an assistant secretary as being in full force and effect without any modification or amendment.

M. Incumbency Certificates. For Parent and each Credit Party, signature and incumbency certificates of the officers or managers, as applicable, of each such Person executing any of the Loan Documents, certified as of the Closing Date by such Person’s secretary or an assistant secretary as being true, accurate, correct and complete.

N. Opinions of Counsel. Duly executed originals of opinions of counsel for the Credit Parties in form and substance reasonably satisfactory to Agent and Collateral Agent dated the Closing Date.

O. Pledge Agreements. Duly executed originals of the Pledge Agreement(s), each dated as of the date of the Agreement and accompanied by (as applicable) (i) share certificates representing all of the outstanding certificate Stock being pledged pursuant to such Pledge Agreements and stock powers for such share certificates executed in blank, (ii) duly executed control agreements with respect to all of the outstanding uncertificated Stock being pledged pursuant to such Pledge Agreements, and (iii) if any, the original instruments evidencing Indebtedness being pledged pursuant to such Pledge Agreements, duly endorsed in blank.

P. Appointment of Agent for Service. An appointment of Corporation Service Company, or other entity acceptable to Agent, as each Credit Party’s agent for service of process in the State of New York.

Q. Solvency Certificate. A solvency certificate with respect to the Credit Parties, on a consolidated basis, executed by an Authorized Signatory reasonably satisfactory in form and substance to Agent and issued by Holdings and Borrower (“Solvency Certificate”).

R. Borrower’s Closing Certificate. Duly executed originals of a Certificate, dated the Closing Date, stating that, since December 31, 2007 and the Closing Date, no event, change, condition or development has occurred, that alone or together with other events, could reasonably be expected to (a) have a Closing Date Material Adverse Effect, (b) have a material adverse effect on Borrower’s ability to pay any of the Loans or any of the other Obligations in accordance with the terms of the Agreement or any Guarantor’s ability to honor any guaranty obligations related to its Guaranty, (c) have a material adverse effect on the Collateral Agent’s or Agent’s Liens on behalf of itself and other Lenders, on the Collateral or the priority of such Liens, or (d) have a material adverse effect on Agent’s, Collateral Agent’s or any Lender’s rights and remedies under the Agreement and the other Loan Documents.

S. Waivers. Credit Parties shall have used commercially reasonable efforts to obtain landlord waivers and consents, bailee letters and mortgagee agreements in form and substance reasonably satisfactory to Agent, in each case as required pursuant to Section 5.8.

T. Subordination Agreements. The Mezzanine Subordination Agreement and any other Subordination Agreements, all duly executed by all parties thereto and in form and substance reasonably satisfactory to Agent, as Agent shall have deemed necessary or appropriate with respect to any Indebtedness of any Credit Party or any of the Collateral.

U. Audited Financials; Financial Condition. The Financial Statements, Projections and other materials set forth in Section 3.4, in each case in form and substance reasonably satisfactory to Agent.

V. Master Standby Agreement. A Master Agreement for Standby Letters of Credit duly executed by Borrower and Agent.

W. Master Documentary Agreement. A Master Agreement for Documentary Letters of Credit duly executed by Borrower and Agent.

X. Intercompany Notes. All duly executed Intercompany Notes required under the definition in Annex A of the term “Permitted Intercompany Transaction”.

Y. Assignment of Representations. A duly executed Assignment of Representations.

Z. Business Associate Agreement. A duly executed Business Associate Agreement.

ANNEX E (Section 4.1(a))

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CREDIT AGREEMENT

FINANCIAL STATEMENTS AND PROJECTIONS — REPORTING

Holdings and Borrower shall deliver or cause to be delivered to Agent (for the benefit of the Lenders), as indicated below (and Borrower shall provide a sufficient number of copies of such material for each Lender), the following:

(a) Monthly Financials. Within thirty (30) days after the end of each of the first two Fiscal Months of any Fiscal Quarter, financial information regarding Holdings and its Subsidiaries, consisting of (i) unaudited consolidated balance sheets as of the close of such Fiscal Month and the related consolidated statements of income and cash flows for that portion of the Fiscal Year ending as of the close of such Fiscal Month (subject to year-end adjustments and absence of footnotes) and (ii) unaudited consolidated statements of income and cash flows for such Fiscal Month, setting forth in comparative form the figures contained in the operating plan for such Fiscal Year and, commencing with such financial statements for the first full Fiscal Month ending after the one year anniversary of the Closing Date, for the corresponding period in the prior year, all prepared in accordance with GAAP (subject to year-end adjustments and absence of footnotes). Such financial information shall be accompanied by a Certificate of Borrower and Holdings that such financial information presents fairly in all material respects in accordance with GAAP (subject to year-end adjustments and the absence of footnotes) the financial position and results of operations of Holdings and its Subsidiaries, on a consolidated basis, in each case as at the end of such Fiscal Month and for that portion of the Fiscal Year then ended and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.

(b) Quarterly Financials. Within forty-five (45) days after the end of each Fiscal Quarter, consolidated financial information regarding Holdings and its Subsidiaries, certified by Borrower and Holdings, consisting of (i) unaudited balance sheets as of the close of such Fiscal Quarter and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Quarter (except that no cash flow statements shall be required for the fiscal quarter ending September 30, 2008, and the Financial Statements for such Fiscal Quarter shall be due within 60 days after the end of such Fiscal Quarter) and (ii) unaudited statements of income and cash flows for such Fiscal Quarter (except that no cash flow statements shall be required for the fiscal quarter ending September 30, 2008, and the Financial Statements for such Fiscal Quarter shall be due within 60 days after the end of such Fiscal Quarter), setting forth in comparative form the figures contained in the operating plan for such Fiscal Year and, commencing with such financial statements for the first full Fiscal Month ending after the one year anniversary of the Closing Date, for the corresponding period in the prior year, all prepared in accordance with GAAP (subject to year-end adjustments and the absence of footnotes). Such financial information shall be accompanied by (A) statement in reasonable detail (each, a “Compliance Certificate”) showing the calculations used in determining compliance with each of the Financial Covenants that is tested on a quarterly basis and (B) a Certificate of Borrower and Holdings that (1) such financial information presents fairly in accordance with GAAP (subject to year-end adjustments and the absence of footnotes) the financial position, results of operations and statements of cash flows of Holdings and its Subsidiaries in all material respects, on a consolidated basis, as at the end of such Fiscal Quarter and for that portion of the Fiscal Year then ended, (2) any other information presented is true, correct and complete in all material respects and (3) there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default. Concurrently with the delivery of any Compliance Certificate, Borrower shall deliver or cause to be delivered to Collateral Agent (a) written notice of any Commercial Tort Claims that arose in favor of any Credit Party or were acquired by it during the prior Fiscal Quarter and which could reasonably be expected to result in the payment of damages in excess of $500,000, and unless otherwise consented by Collateral Agent, such Person shall enter into a supplement to the Security Agreement, granting to Collateral Agent for the benefit of the Lenders, Liens in such Commercial Tort Claim, (b) written notice of any threatened abandonment or dedication or any adverse determination or development specified in Section 5(c)(i) of the Security Agreement or of any Patent, Trademark, or Copyright acquired by it with respect to which an application for registration was filed by the applicable Person in such prior Fiscal Quarter, which notice shall be in the form of Schedule IV to the Security Agreement revised to include such additional Collateral and (c) written notice of any new, terminated or other changes to corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral.

(c) Operating Plan. As soon as available, but not later than sixty (60) days after the end of the 2008 Fiscal Year and thirty (30) days after the end of each Fiscal Year ending thereafter, an annual operating plan for Holdings, on a consolidated basis, approved by the Board of Directors of Holdings, for the following Fiscal Year, which (i) includes a statement of all of the material assumptions on which such plan is based and (ii) includes monthly balance sheets, income statements and statements of cash flows for the following year.

(d) Annual Audited Financials. One hundred fifty (150) days after the end of the 2008 Fiscal Year, and within one hundred twenty (120) days after the end of each Fiscal Year ending thereafter, audited Financial Statements for Holdings and its Subsidiaries consisting of balance sheets and statements of income on a consolidated basis and retained earnings and cash flows on a consolidated basis (provided that such Financial Statements for Fiscal Year 2008 shall include Holdings and its Subsidiaries (other than ChartOne) for the full year, and ChartOne for the period from the Closing Date until the end of the Fiscal Year), setting forth in comparative form the figures contained in the operating plan for such Fiscal Year and, commencing with such financial statements for the 2010 Fiscal Year, for the previous Fiscal Year, which Financial Statements shall be prepared in accordance with GAAP and certified without qualification, by an independent certified public accounting firm of national standing selected by Holdings or any other independent certified public accounting firm selected by Holdings that is or otherwise acceptable to Agent. Such Financial Statements shall be accompanied by (i) a statement prepared in reasonable detail showing the calculations used in determining compliance with each of the Financial Covenants, (ii) commencing with the 2009 Fiscal Year, unless such accounting firm does not provide such certifications, a report from such accounting firm to the effect that, in connection with their audit examination, nothing has come to their attention to cause them to believe that a Default or Event of Default under Section 6.10 has occurred (or specifying those Defaults and Events of Default under Section 6.10 that they became aware of), it being understood that such audit examination extended only to accounting matters and that no special investigation was made with respect to the existence of Defaults or Events of Default and (iii) a Certificate of Borrower and Holdings that all such Financial Statements present fairly in accordance with GAAP the financial position, results of operations and statements of cash flows of Holdings and its Subsidiaries on a consolidated basis, as at the end of such Fiscal Year and for the period then ended, and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.

(e) Management Letters. Within five (5) Business Days after receipt thereof by any Credit Party, copies of all final management letters, exception reports or similar letters or reports received by such Credit Party from its independent certified public accountants.

(f) Default Notices. As soon as practicable, and in any event within five (5) Business Days after an executive officer of any Credit Party has actual knowledge of the existence of any Default, Event of Default or other event that has had a Material Adverse Effect, telephonic or telecopied notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day.

(g) SEC Filings and Press Releases. Promptly upon their becoming available, copies of: (i) all Financial Statements, reports, notices and proxy statements made publicly available by any Credit Party to its security holders generally; (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Credit Party with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority; and (iii) all press releases and other statements made available by any Credit Party to the public concerning material changes or developments in the Business of any such Person.

(h) Other Debt and Equity Notices. As soon as practicable, copies of all material written notices given or received by any Credit Party with respect to any of the Mezzanine Obligations or any Subordinated Debt of such Person, and, within five (5) Business Days after an executive officer of any Credit Party has actual knowledge of the existence of any matured or unmatured event of default with respect to any of the Mezzanine Obligations, or any Subordinated Debt, notice of such event of default.

(i) Supplemental Schedules. Supplemental disclosures, if any, required by Section 5.6.

(j) Litigation. Promptly upon learning thereof, notice of any Litigation commenced or threatened against any Credit Party that (i) seeks damages in excess of $3,000,000 in excess of any amounts covered by insurance, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets or against any Credit Party or ERISA Affiliate in connection with any Plan, or (iv) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liabilities in excess of $500,000.

(k) Insurance Notices. Disclosure of losses or casualties required by Section 5.4.

(l) Lease Default Notices. Within ten (10) Business Days after receipt thereof, copies of (i) any and all default notices received by any Credit Party under or with respect to any material leased location or public warehouse where material Collateral is located and that could, in the aggregate, reasonably be expected to result in a Material Adverse Effect, and (ii) such other notices or documents as Agent or Collateral Agent may reasonably request.

(m) ERISA. As soon as practicable, a copy of any Title IV Plan or notification of an obligation to contribute to a Multiemployer Plan (and a copy of such Plan if provided to such Credit Party or ERISA Affiliate), which any Credit Party or ERISA Affiliate adopts, maintains, contributes to, becomes obligated to contribute, or has any liability or contingent liability.

(n) Confidential Health Information. Within fifteen (15) Business Days after receipt thereof, copies of any complaints or notices received by Parent or any Credit Party alleging noncompliance with HIPAA. Notwithstanding anything in this Agreement to the contrary, the Loan Parties agree that they will not distribute or share confidential health information with the Agent or any Lender if the sharing or distribution of such information to the Agent or such Lender would be a violation of HIPAA and the Loan Parties further agree to identify any such health information and protect the Agent and the Lenders from the receipt thereof; provided that, Agent shall be permitted to receive confidential health information as it deems reasonably necessary subject to the terms of the Business Associate Agreement.

(o) Corporate and Trade Names. Together with the delivery of the annual audited financial statements, pursuant to subsection (d) of this Annex E, a list of all new corporate and trade names under which any of the Credit Parties have transacted business, with a certification by Borrower that such information is true, correct and complete in all material respects.

(p) Management Discussion and Analysis. Together with each delivery of the financial statements required by subsection (b) of this Annex E, a management discussion and analysis of the financial condition and results of operations of the Credit Parties for the portion of the Fiscal Year then elapsed and discussing the reasons for any significant variations from the operating plan for such period.

(q) Other Documents. Such other financial and other information respecting any Credit Party’s Business or financial condition as Agent or Collateral Agent may, from time to time, reasonably request, or Requisite Lenders shall require Agent or Collateral Agent to request.

ANNEX F (Section 6.10)

to

CREDIT AGREEMENT

FINANCIAL COVENANTS

Holdings and its Subsidiaries shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP consistently applied:

(a) Minimum Pre-Synergy Consolidated EBITDA. Holdings shall have, as of the last day of each Fiscal Quarter set forth below, Pre-Synergy Consolidated EBITDA for the Rolling Period ending on or before such date of not less than the following amounts, plus an amount equal to 82.5% of the historical Consolidated EBITDA of any Person acquired by a Credit Party during the relevant period for the Rolling Period most recently ended prior to such acquisition for which financial statements of such Person are available:

Fiscal Quarter Ending	Minimum Pre-Synergy Consolidated EBITDA
December 31, 2008	$28,500,000
March 31, 2009	$29,250,000
June 30, 2009	$30,600,000
September 30, 2009	$32,850,000
December 31, 2009	$35,750,000

(b) Minimum Fixed Charge Coverage Ratio. Holdings shall have, calculated on a consolidated basis solely for Holdings and its Subsidiaries, (x) for the Rolling Period ending on the last day of each Fiscal Quarter during the period of December 31, 2008 through March 31, 2011, a Fixed Charge Coverage Ratio of not less than 1.05 to 1.00 and (y) for the Rolling Period ending on the last day of each Fiscal Quarter during the period of June 30, 2011 and thereafter, a Fixed Charge Coverage Ratio of not less than 1.10 to 1.00.

For purposes of calculating Fixed Charge Coverage Ratio (A) for the Rolling Period ending as of December 31, 2008, consolidated Interest Expense shall be equal to the product of (x) consolidated Interest Expense for Fiscal Quarter ending December 31, 2008 times (y) four, (B) for the Rolling Period ending as of March 31, 2009, consolidated Interest Expense shall be equal to the product of (x) consolidated Interest Expense for the six months ending March 31, 2009 times (y) two and (C) for the Rolling Period ending as of June 30, 2009, consolidated Interest Expense shall be equal to the product of (x) consolidated Interest Expense for the nine months ending June 30, 2009 times (y) four-thirds. In addition for purposes of calculating the Fixed Charged Coverage Ratio, the Capital Expenditures for the Rolling Periods ending as of March 31, 2008 and June 30, 2008 shall be deemed to be $1,074,074 and $784,031, respectively.

(c) Maximum Total leverage Ratio. Holdings shall have, calculated on a consolidated basis solely for Holdings and its Subsidiaries, for the Rolling Period ending on the last day of each Fiscal Quarter set forth below, a Total Leverage Ratio of not more than the following:

Fiscal Quarter(s) Ending	Maximum Total Leverage Ratio:
December 31, 2008, March 31, 2009, June 30, 2009, September 30, 2009 and December 31, 2009	5.75 to 1.00
March 31, 2010 and June 30, 2010	5.50 to 1.00
September 30, 2010	5.25 to 1.00
December 31, 2010	5.00 to 1.00
March 31, 2011 and June 30, 2011	4.75 to 1.00
September 30, 2011	4.50 to 1.00
December 31, 2011	4.25 to 1.00
March 31, 2012 and June 30, 2012	4.00 to 1.00
September 30, 2012	3.75 to 1.00
December 31, 2012, March 31, 2013, June 30, 2013, September 30, 2013 and all Fiscal Quarters ending thereafter	3.50 to 1.00

(h) Senior Leverage Ratio. Holdings shall have, calculated on a consolidated basis solely for Holdings and its Subsidiaries for the Rolling Period on the last day of each Fiscal Quarter during the periods set forth below, a Senior Leverage Ratio of not more than the following:

Fiscal Quarter Ending	Maximum Senior Leverage Ratio:
December 31, 2008, March 31, 2009, June 30, 2009 and September 30, 2009	3.75 to 1.00
December 31, 2009, March 31, 2010 and June 30, 2010	3.50 to 1.00
September 30, 2010	3.25 to 1.00
December 31, 2010	3.00 to 1.00
March 31, 2011 and June 30, 2011	2.75 to 1.00
September 30, 2011	2.50 to 1.00
December 31, 2011	2.25 to 1.00
March 31, 2012, June 30, 2012, September 30, 2012, December 31, 2012, March 31, 2013, June 30, 2013, September 30, 2013 and each Fiscal Quarter ending thereafter	2.00 to 1.00

(i) Maximum Capital Expenditures. Holdings and its Subsidiaries on a consolidated basis shall not make Capital Expenditures during the following periods that exceed in the aggregate the amounts set forth opposite each of such periods:

Period	Maximum Capital Expenditures:
Closing Date through and including December 31, 2008	$3,500,000
Fiscal Year ending December 31, 2009	$7,000,000
Fiscal Year ending December 31, 2010	$5,000,000
Fiscal Year ending December 31, 2011	$5,000,000
Fiscal Year ending December 31, 2012	$7,500,000
Fiscal Year ending December 31, 2013	$7,500,000

; provided, however, that the amount of permitted Capital Expenditures referenced above will be increased in any period by (x) an amount equal to 5% of the revenues of any Person acquired by a Credit Party in accordance with this Agreement for the most recently ended four fiscal quarter period for which financial statements of such Person are available and (y) the positive amount equal to the lesser of (i) 50% of the amount of permitted Capital Expenditures for the immediately prior period (as increased pursuant to clause (y)), and (ii) the amount (if any), equal to the difference obtained by taking the Capital Expenditures limit specified above for the immediately prior period (as increased pursuant to clause (y)) minus the actual amount of any Capital Expenditures expended during such prior period (the “Carry Over Amount”), and for purposes of measuring compliance herewith, the Carry Over Amount shall be deemed to be the last amount spent on Capital Expenditures in that succeeding year.

Unless otherwise specifically provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP. All financial covenants hereunder shall be computed in accordance with GAAP consistently applied. That certain computations of financial covenants are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing. If any “Accounting Changes” (as defined below) occur and such changes result in a change in the calculation of the financial covenants or terms used in calculation of the financial covenants in the Agreement or any other Loan Document, then Borrower, Agent and Lenders agree to enter into negotiations in order to amend such provisions of the Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Borrower’s and its Subsidiaries’ financial condition and determining interest rate margins shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided, however, that the agreement of Requisite Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders. “Accounting Changes” means (i) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions), and (ii) changes in accounting principles concurred in by the Credit Parties’ certified public accountants. If Agent, Collateral Agent, Borrower and Requisite Lenders agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in the Agreement or in any other Loan Document with respect to the calculation of financial covenants shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. Unless and until Agent, Borrower and Requisite Lenders agree upon the required amendments with respect to any Accounting Change, then (i) all calculations of financial covenants, interest rate margins and other standards and terms in accordance with the Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change and (ii) Borrower shall deliver, together with any Financial Statements delivered pursuant to Annex E, a reconciliation of the calculation of the Financial Covenants set forth in such Financial Statements to the calculations of such Financial Covenants without regard to the applicable Accounting Change. For purposes of Section 8.1, a breach of a Financial Covenant contained in this Annex F shall be deemed to have occurred as of the last day of any specified measurement period, regardless of when the Financial Statements reflecting such breach are delivered to Agent and Collateral Agent, but only upon delivery of such Financial Statements.

ANNEX G (Section 9.9(a))

to

CREDIT AGREEMENT

LENDERS’ WIRE TRANSFER INFORMATION

G - 1

ANNEX H (Section 11.10)

to

CREDIT AGREEMENT

NOTICE ADDRESSES

(A)	If to Agent, Collateral Agent or GE Capital, at

General Electric Capital Corporation

500 West Monroe Street

Chicago, IL 60661

Attention: John Dale, HealthPort Account Manager

Telecopier No: (312) 463-3840

Telephone No.: (312) 463-2243

with copies (which shall not constitute notice) to:

Kilpatrick Stockton LLP

Suite 2800

1100 Peachtree Street

Atlanta, Georgia 30309

Attention: Raj Natarajan, Esq.

Telecopier No.: 404-541-3232

Telephone No.: 404-815-6396

and

General Electric Capital Corporation

Healthcare Financial Services

2 Bethesda Metro Center, Suite 600

Bethesda, MD 20814

Attention: General Counsel

Telecopier No.: (301) 664-9866

Telephone No.: (301) 961-1640

H - 1

(B)	If to the Credit Parties at

CT Technologies Intermediate Holdings, Inc.

875 N. Michigan Avenue

Suite 3640

Chicago, Illinois 60611

Attention: Gerald Hansberger

Telecopier No.: (312) 255-0060

Telephone No.: (312) 255-0077

with copies (which shall not constitute notice) to:

ABRY Partners, LLC

111 Huntington Avenue, 30th Floor

Boston, Massachusetts 02116

Attention: Hilary K. Grove

Telecopier No.: (617) 859-2959

Telephone No.: (617) 859-8797

and

Kirkland & Ellis LLP

153 East 53rd Street

New York, New York 10022

Attention: Armand Delia Monica

Telecopier No.: (212) 446-6460

Telephone No.: (212) 446-4755

H - 2

ANNEX I (from Annex A - Commitments definition)

to

CREDIT AGREEMENT

Lenders:

GENERAL ELECTRIC CAPITAL CORPORATION

Revolving Loan Commitment (including a Swing Line Commitment of $2,000,000):	$10,620,000.00
Term Loan Commitment:	$68,130,000.00

NEWSTAR WAREHOUSE FUNDING 2005 LLC

Revolving Loan Commitment:	$2,023,923.00
Term Loan Commitment:	$3,000,000.00

NEWSTAR CP FUNDING LLC

Revolving Loan Commitment:	$5,026,077.00
Term Loan Commitment:	$7,450,000.00

NEWSTAR SHORT TERM FUNDING LLC

Revolving Loan Commitment:	$1,330,000.00
Term Loan Commitment:	$11,170,000.00

NEWSTAR FINANCIAL, INC

Term Loan Commitment:	$33,750,000.00

BROWN BROTHERS HARRIMAN & CO

Revolving Loan Commitment:	$1,000,000.00
Term Loan Commitment:	$6,500,000.00

I - 1

EXHIBIT 1.1(a)(i)

FORM OF NOTICE OF REVOLVING CREDIT ADVANCE

Reference is made to that certain Credit Agreement, dated as of September 22, 2008, by and among CT TECHNOLOGIES INTERMEDIATE HOLDINGS, INC., as Borrower (“Borrower”), the other Credit Parties signatory thereto, GENERAL ELECTRIC CAPITAL CORPORATION, as agent (“Agent”), and the Lenders from time to time party thereto (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”). Capitalized terms used herein without definition are so used as defined in the Credit Agreement.

Borrower hereby gives notice, pursuant to Section 1.1(a) of the Credit Agreement, of Borrower’s request for a Revolving Credit Advance to be made on [                    ,             ] in the aggregate amount of [$                    ], to be made as [an Index Rate Loan] [a LIBOR Loan bearing interest at LIBOR and having LIBOR Period of              month(s)].

Borrower hereby (i) represents and warrants that all of the conditions contained in Section 2.2 of the Credit Agreement have been satisfied or waived on and as of the date hereof, and will continue to be satisfied or waived on and as of the date of the Advance(s) requested hereby, before and after giving effect thereto and to the application of the proceeds therefrom; and (ii) reaffirms the continuance of Collateral Agent’s Liens, on behalf of Secured Creditors, pursuant to the Collateral Documents.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Borrower has caused this Notice of Revolving Credit Advance to be executed and delivered by its Authorized Signatory as of the date first set forth above.

CT TECHNOLOGIES INTERMEDIATE HOLDINGS, INC.

By:

Name:

Title:

CT TECHNOLOGIES INTERMEDIATE HOLDINGS, INC.

NOTICE OF REVOLVING CREDIT ADVANCE

SIGNATURE PAGE

EXHIBIT 1.1(a)(ii)

FORM OF REVOLVING NOTE

$	__________

FOR VALUE RECEIVED, the undersigned, CT TECHNOLOGIES INTERMEDIATE HOLDINGS, INC., a Delaware corporation (“Borrower”), HEREBY PROMISES TO PAY to the order of                                                               (“Lender”), in lawful money of the United States of America and in immediately available funds, the amount of                                          DOLLARS ($                    ) or, if less, the aggregate unpaid principal amount of the Revolving Credit Advances made by Lender to or on behalf of Borrower pursuant to Section 1.1(a) of the Credit Agreement (as hereinafter defined). All capitalized terms, unless otherwise defined herein, shall have the respective meanings assigned to such terms in the Credit Agreement.

This Revolving Note is issued pursuant to that certain Credit Agreement, dated as of September 22, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Borrower, the other Credit Parties signatory thereto, the Lenders party thereto, and General Electric Capital Corporation, as Agent and Collateral Agent for the Lenders, is one of the Revolving Notes referred to therein, and is entitled to the benefit and security of the Loan Documents referred to therein, to which Credit Agreement reference is hereby made for a statement of all of the terms and conditions under which the loans evidenced hereby were made and are to be repaid. The principal balance of the Revolving Loan, the rates of interest applicable thereto and the date and amount of each payment made on account of the principal thereof, shall be recorded by Lender on its books; provided that the failure of Lender to make any such recordation shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Credit Agreement or this Revolving Note.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement. The terms of the Credit Agreement are hereby incorporated herein by reference.

If any payment on this Revolving Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon the occurrence and during the continuation of an Event of Default, this Revolving Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Time is of the essence of this Revolving Note. Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrower.

[Remainder of this page is intentionally left blank]

THIS REVOLVING NOTE SHALL BE INTERPRETED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

CT TECHNOLOGIES INTERMEDIATE HOLDINGS, INC.

By:
Name:
Title:

CT TECHNOLOGIES INTERMEDIATE HOLDINGS, INC.

REVOLVING NOTE

SIGNATURE PAGE

EXHIBIT 1.1(b)(ii)

FORM OF TERM LOAN NOTE

$	__________

FOR VALUE RECEIVED, the undersigned, CT TECHNOLOGIES INTERMEDIATE HOLDINGS, INC., a Delaware corporation, (“Borrower”), HEREBY PROMISES TO PAY to the order of                                                       (“Lender”), in lawful money of the United States of America and in immediately available funds, the amount of                                          DOLLARS ($                    ) or, if less, the aggregate unpaid principal amount of the Term Loan made by Lender to or on behalf of Borrower pursuant to Section 1.1(b) of the Credit Agreement (as hereinafter defined). All capitalized terms, unless otherwise defined herein, shall have the respective meanings assigned to such terms in the Credit Agreement.

This Term Loan Note is issued pursuant to that certain Credit Agreement, dated as of September 22, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Borrower, the other Credit Parties signatory thereto, the Lenders party thereto, and General Electric Capital Corporation, as Agent and Collateral Agent for the Lenders, is one of the Term Loan Notes referred to therein, and is entitled to the benefit and security of the Loan Documents referred to therein, to which Credit Agreement reference is hereby made for a statement of all of the terms and conditions under which the loans evidenced hereby were made and are to be repaid. The principal balance of the Term Loan, the rates of interest applicable thereto and the date and amount of each payment made on account of the principal thereof, shall be recorded by Lender on its books; provided that the failure of Lender to make any such recordation shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Credit Agreement or this Term Loan Note.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement. The terms of the Credit Agreement are hereby incorporated herein by reference.

If any payment on this Term Loan Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon the occurrence and during the continuation of an Event of Default, this Term Loan Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Time is of the essence of this Term Loan Note. Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrower.

[Remainder of this page is intentionally left blank]

THIS TERM LOAN NOTE SHALL BE INTERPRETED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

CT TECHNOLOGIES INTERMEDIATE HOLDINGS, INC.

By:
Name:
Title:

CT TECHNOLOGIES INTERMEDIATE HOLDINGS, INC.

TERM LOAN NOTE

SIGNATURE PAGE

EXHIBIT 1.1(c)(1)

FORM OF NOTICE OF INCREMENTAL FACILITY COMMITMENT

Reference is made to that certain Credit Agreement, dated as of September 22, 2008, by and among CT TECHNOLOGIES INTERMEDIATE HOLDINGS, INC., as Borrower (“Borrower”), the other Credit Parties party thereto, GENERAL ELECTRIC CAPITAL CORPORATION, as agent (“Agent”), and the Lenders from time to time signatory thereto (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”). Capitalized terms used herein without definition are so used as defined in the Credit Agreement.

Borrower hereby gives notice, pursuant to Section 1.1(c) of the Credit Agreement, that Borrower has obtained an agreement to provide an Incremental Facility Commitment with an effective date of                                  and in the aggregate amount of [$                            ] [to be made as [an Index Rate Loan] [a LIBOR Loan bearing interest at LIBOR and having LIBOR Period of              month(s)] [If the Incremental Facility is a New Term Loan: The terms with respect to the New Term Loan are as set forth on Schedule 2 attached hereto].

Borrower hereby (i) represents and warrants that all of the conditions contained in Section 2.2 of the Credit Agreement have been satisfied or waived on and as of the date hereof, and will continue to be satisfied or waived on and as of the date of the Incremental Facility Effective Date, before and after giving effect to the Incremental Facility Loans and to the application of the proceeds therefrom; and (ii) reaffirms the continuance of Collateral Agent’s Liens, on behalf of Secured Creditors, pursuant to the Collateral Documents.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Borrower has caused this Notice of Incremental Facility Commitment to be executed and delivered by its Authorized Signatory as of the date first set forth above.

CT TECHNOLOGIES INTERMEDIATE HOLDINGS, INC., a Delaware corporation

By:
Name:
Title:

[To be accepted and agreed to

by each Incremental Facility Lender]

[Schedule 1 – Lenders]

[Schedule 2 – Terms for Repayment]

[Exhibit A – Revised Projections]

CT TECHNOLOGIES INTERMEDIATE HOLDINGS, INC.

NOTICE OF INCREMENTAL FACILITY COMMITMENT

SIGNATURE PAGE

EXHIBIT 1.1(c)(2)

FORM OF INCREMENTAL FACILITY NOTE

$	, 20

FOR VALUE RECEIVED, the undersigned, CT TECHNOLOGIES INTERMEDIATE HOLDINGS, INC., a Delaware corporation (“Borrower”), HEREBY PROMISES TO PAY to the order of                                                       (“Lender”), in lawful money of the United States of America and in immediately available funds, the amount of                                          DOLLARS ($                    ) or, if less, the aggregate unpaid principal amount of the Incremental Facility Advances made by Lender to or on behalf of Borrower pursuant to Section 1.1(c) of the Credit Agreement (as hereinafter defined). All capitalized terms, unless otherwise defined herein, shall have the respective meanings assigned to such terms in the Credit Agreement.

This Incremental Facility Note is issued pursuant to that certain Credit Agreement, dated as of September 22, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Borrower, the other Credit Parties signatory thereto, the Lenders party thereto and General Electric Capital Corporation, as Agent and Collateral Agent for such Lenders, is one of the Incremental Facility Notes referred to therein, and is entitled to the benefit and security of the Loan Documents referred to therein, to which Credit Agreement reference is hereby made for a statement of all of the terms and conditions under which the loans evidenced hereby were made and are to be repaid.

The principal balance of the Incremental Facility Loans, the rates of interest applicable thereto and the date and amount of each payment made on account of the principal thereof, shall be recorded by Lender on its books; provided that the failure of Lender to make any such recordation shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Credit Agreement or this Incremental Facility Note.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Notice of Incremental Facility Commitment, dated                      , 20     (the “Notice”), and the Credit Agreement. The terms of the Notice and the Credit Agreement are hereby incorporated herein by reference.

If any payment on this Incremental Facility Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon the occurrence and during the continuation of an Event of Default, this Incremental Facility Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Time is of the essence of this Incremental Facility Note. Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrower.

[Remainder of this page is intentionally left blank]

THIS INCREMENTAL FACILITY NOTE SHALL BE INTERPRETED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

CT TECHNOLOGIES INTERMEDIATE HOLDINGS, INC.

By:
Name:
Title:

CT TECHNOLOGIES INTERMEDIATE HOLDINGS, INC.

INCREMENTAL FACILITY NOTE

SIGNATURE PAGE

EXHIBIT 1.1(d)(ii)

FORM OF SWING LINE NOTE

$	, 20

FOR VALUE RECEIVED, the undersigned, CT TECHNOLOGIES INTERMEDIATE HOLDINGS, INC., a Delaware corporation (“Borrower”), HEREBY PROMISES TO PAY to the order of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“Swing Line Lender”) at the offices of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as Agent (in such capacity, the “Agent”) at the Agent’s address at 500 West Monroe Street, Chicago, IL 60661, or at such other place as Agent may designate from time to time in writing to the undersigned, in lawful money of the United States of America and in immediately available funds, the amount of              AND              CENTS ($            ) or, if less, the aggregate unpaid principal amount of all Swing Line Advances made by Lender to or on behalf of Borrower pursuant to Section 1.1(d) of the Credit Agreement (as hereinafter defined). All capitalized terms, unless otherwise defined herein, shall have the respective meanings assigned to such terms in the Credit Agreement.

This Swing Line Note is issued pursuant to that certain Credit Agreement, dated as of September 22, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Borrower, the other Credit Parties signatory thereto, the Lenders party thereto, and General Electric Capital Corporation, as Agent and Collateral Agent for the Lenders, is one of the Swing Line Notes referred to therein, and is entitled to the benefit and security of the Loan Documents referred to therein, to which Credit Agreement reference is hereby made for a statement of all of the terms and conditions under which the loans evidenced hereby were made and are to be repaid. The date and amount of each Swing Line Advance made by Swing Line Lender to Borrower, the rate of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided that the failure of Agent to make any such recordation shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Credit Agreement or this Swing Line Note in respect of the Swing Line Advances made by Swing Line Lender to Borrower.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement. The terms of the Credit Agreement are hereby incorporated herein by reference.

If any payment on this Swing Line Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon the occurrence and during the continuation of an Event of Default, this Swing Line Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Time is of the essence of this Swing Line Note. Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrower.

[Remainder of this page is intentionally left blank]

THIS SWING LINE NOTE SHALL BE INTERPRETED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

CT TECHNOLOGIES INTERMEDIATE HOLDINGS, INC.

By:
Name:
Title:

CT TECHNOLOGIES INTERMEDIATE HOLDINGS, INC.

SWING LINE NOTE

SIGNATURE PAGE

EXHIBIT 1.5(e)

FORM OF NOTICE OF CONVERSION/CONTINUATION

The undersigned, solely in his/her capacity as an Authorized Signatory, hereby certifies on behalf of CT TECHNOLOGIES INTERMEDIATE HOLDINGS, INC., a Delaware corporation (the “Borrower”), pursuant to the provisions of that certain Credit Agreement dated as of September 22, 2008 (as hereafter amended, restated, modified or supplemented from time to time, the “Credit Agreement”) by and among the Borrower, the Credit Parties signatory thereto, the financial institutions party thereto (collectively, the “Lenders”) and General Electric Capital Corporation, as agent for the Lenders (in such capacity, the “Agent”), that:

The Borrower hereby notifies the Administrative Agent of the following [Conversion][Continuation] of Loans:

1. The Borrower requests a [Conversion] [Continuation] of [the Revolving Loans][the Term Loan] in the amount of $[            ] on [mm/dd/yy].

A.	Revolving Loans:

(1)	The Revolving Loans to be [Converted] [Continued] are [Index Rate Advances] [LIBOR Advances].

(3)	The Revolving Loans resulting from the [Conversion] [Continuation] will be [Index Rate Advances] [LIBOR Advances].

(4)	If the Revolving Loans resulting from the [Conversion] [Continuation] will be LIBOR Advances, the Interest Period for such Advances will be [ ] month[s].

B.	Term Loan:

(1)	The Borrower requests a [Conversion] [Continuation] of the Term Loan in the amount of $[ ] on [mm/dd/yy].

(2)	The Term Loan to be [Converted] [Continued] is an [Index Rate Advance] [LIBOR Advance].

(3)	The Term Loan resulting from the [Conversion] [Continuation] will be an [Index Rate Advance] [LIBOR Advance].

(4)	If the Term Loan resulting from the [Conversion] [Continuation] will be a LIBOR Advance, the Interest Period for such Advance will be [ ] month[s].

The foregoing instructions shall be irrevocable.

2. The undersigned hereby further certifies solely in his/her capacity as an Authorized Signatory that as of the date of this notice and after giving effect to the requests set forth herein, no Default or Event of Default exists and is continuing.

Capitalized terms used in this notice and not otherwise defined are used as defined in the Credit Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned, acting through an Authorized Signatory, has signed this notice, as of the              day of                     , 20    .

CT TECHNOLOGIES INTERMEDIATE HOLDINGS, INC., a Delaware corporation

By:
Name:
Title:

CT TECHNOLOGIES INTERMEDIATE HOLDINGS, INC.

NOTICE OF CONVERSION/CONTINUATION

SIGNATURE PAGE

EXHIBIT 9.1(a)

FORM OF ASSIGNMENT AGREEMENT

This Assignment Agreement (this “Agreement”) is made as of                          , 20     by and between                          (“Assignor Lender”) and                      (“Assignee Lender”) and, subject to the Credit Agreement, acknowledged and consented to by GENERAL ELECTRIC CAPITAL CORPORATION, in its capacity as Agent for the Lenders (“Agent”). All capitalized terms used in this Agreement and not otherwise defined herein will have the respective meanings set forth in the Credit Agreement as hereinafter defined.

RECITALS:

WHEREAS, CT Technologies Intermediate Holdings, Inc., a Delaware corporation (the “Borrower”), the other Credit Parties signatory thereto, General Electric Capital Corporation, as Lender and Agent for the Lenders, and the Lenders referred to therein (the “Lenders”) have entered into that certain Credit Agreement dated as of September 22, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) pursuant to which Assignor Lender has agreed to make certain Loans to, and incur certain Letter of Credit Obligations for, Borrower;

WHEREAS, Assignor Lender desires to assign to Assignee Lender [all/a portion] of its interest in the Loans (as described below), the Letter of Credit Obligations and the Collateral and to delegate to Assignee Lender [all/a portion] of its Commitments and other duties with respect to such Loans, Letter of Credit Obligations and Collateral;

WHEREAS, Assignee Lender desires to become a Lender under the Credit Agreement and to accept such assignment and delegation from Assignor Lender; and

WHEREAS, Assignee Lender desires to appoint Agent to serve as agent for Assignee Lender under the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions, and covenants herein contained, Assignor Lender and Assignee Lender agree as follows:

1.	ASSIGNMENT, DELEGATION, AND ACCEPTANCE

1.1. Assignment. Assignor Lender hereby transfers and assigns to Assignee Lender, without recourse and without representations or warranties of any kind (except as set forth in Section 3.2 below), [all/such percentage] of Assignor Lender’s right, title, and interest in [the Revolving Loan], [the Term Loan], [the Loans], [Letter of Credit Obligations], Loan Documents and Collateral as will result in Assignee Lender having as of the Effective Date (as hereinafter defined) a Pro Rata Share thereof, as follows:

Assignee Lender’s Loans	Principal Amount	Pro Rata Share
Revolving Loan	$	____	%
Term Loan	$	____	%

1.2. Delegation. Assignor Lender hereby irrevocably assigns and delegates to Assignee Lender [all/a portion] of its Commitments and its other duties and obligations as a Lender under the Loan Documents equivalent to [100%/        %] of Assignor Lender’s [Revolving Loan Commitment] [Term Loan Commitment] (such percentage representing a commitment of $                     ).

1.3. Acceptance by Assignee Lender. By its execution of this Agreement, Assignee Lender irrevocably purchases, assumes and accepts such assignment and delegation and agrees to be a Lender with respect to the delegated interest under the Loan Documents and to be bound by the terms and conditions thereof. By its execution of this Agreement, Assignor Lender agrees, to the extent provided herein, to relinquish its rights and be released from its obligations and duties under the Credit Agreement.

1.4. Effective Date. Such assignment and delegation by Assignor Lender and acceptance by Assignee Lender will be effective and Assignee Lender will become a Lender under the Loan Documents as of [the date of this Agreement] (“Effective Date”) and upon payment of the Assigned Amount and the Assignment Fee (as each term is defined below). Interest and Fees accrued prior to the Effective Date are for the account of Assignor Lender, and Interest and Fees accrued from and after the Effective Date are for the account of Assignee Lender.

2.	INITIAL PAYMENT AND DELIVERY OF NOTES

2.1. Payment of the Assigned Amount. Assignee Lender will pay to Assignor Lender, in immediately available funds, not later than 12:00 noon (New York time) on the Effective Date, an amount equal to its Lender’s Share of the then outstanding principal amount of the Loans as set forth above in Section 1.1 [together with accrued interest, fees and other amounts as set forth on Schedule 2.1] (the “Assigned Amount”).

2.2. Payment of Assignment Fee. [Assignor Lender and/or Assignee Lender] will pay to Agent, for its own account in immediately available funds, not later than 12:00 noon (New York time) on the Effective Date, the assignment fee in the amount of $3,500 (the “Assignment Fee”) if required pursuant to Section 9.1(a) of the Credit Agreement.

2.3. Execution and Delivery of Notes. Following payment of the Assigned Amount and the Assignment Fee, Assignor Lender will deliver to Agent the Notes, if any, previously delivered to Assignor Lender for redelivery to Borrower and Agent will, upon request by the Assignee Lender, obtain from Borrower for delivery to [Assignor Lender and] Assignee Lender, new executed Notes evidencing Assignee Lender’s [and Assignor Lender’s respective] Lender’s Share[s] in the Loans after giving effect to the assignment described in Section 1 above. Each new Note will be issued in the aggregate maximum principal amount of the [applicable] Commitment [of the Lender to whom such Note is issued] or [the Assignee Lender].

3.	REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1. Assignee Lender’s Representations, Warranties and Covenants. Assignee Lender hereby represents, warrants, and covenants the following to Assignor Lender and Agent:

(a) This Agreement is a legal, valid, and binding agreement of Assignee Lender, enforceable according to its terms;

(b) The execution and performance by Assignee Lender of its duties and obligations under this Agreement and the Loan Documents will not require any registration with, notice to, or consent or approval by any Governmental Authority;

(c) Assignee Lender is familiar with transactions of the kind and scope reflected in the Loan Documents and in this Agreement;

(d) Assignee Lender has made its own independent investigation and appraisal of the financial condition and affairs of Borrower, has conducted its own evaluation of the Loans and Letter of Credit Obligations, the Loan Documents and Borrower’s creditworthiness, has made its decision to become a Lender to Borrower under the Credit Agreement independently and without reliance upon Assignor Lender or Agent, and will continue to do so;

(e) Assignee Lender is entering into this Agreement in the ordinary course of its business, and is acquiring its interest in the Loans and Letter of Credit Obligations for its own account and not with a view to or for sale in connection with any subsequent distribution; provided, however, that at all times the distribution of Assignee Lender’s property shall, subject to the terms of the Credit Agreement, be and remain within its control;

(f) No future assignment or participation granted by Assignee Lender pursuant to Section 9.1 of the Credit Agreement will require Assignor Lender, Agent, or Borrower to file any registration statement with the Securities and Exchange Commission or to apply to qualify under the blue sky laws of any state; and

(g) As of the Effective Date, and subject to Section 1.13 of the Credit Agreement, Assignee Lender is entitled to receive payments of principal and interest in respect of the Obligations without deduction for or on account of any taxes imposed by the United States of America or any political subdivision thereof and Assignee Lender will indemnify Agent from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, or expenses that result from Assignee Lender’s failure to fulfill its obligations under the terms of Section 1.13(b) of the Credit Agreement or from any other inaccuracy in the foregoing.

3.2. Assignor Lender’s Representations, Warranties and Covenants. Assignor Lender hereby represents, warrants and covenants the following to Assignee Lender:

(a) Assignor Lender is the legal and beneficial owner of the Assigned Amount;

(b) This Agreement is a legal, valid and binding agreement of Assignor Lender, enforceable according to its terms;

(c) The execution and performance by Assignor Lender of its duties and obligations under this Agreement and the Loan Documents will not require any registration with, notice to or consent or approval by any Governmental Authority;

(d) Assignor Lender has full power and authority, and has taken all action necessary to execute and deliver this Agreement and to fulfill the obligations hereunder and to consummate the transactions contemplated hereby;

(e) Assignor Lender is the legal and beneficial owner of the interests being assigned hereby, free and clear of any adverse claim, lien, encumbrance, security interest, restriction on transfer, purchase option, call or similar right of a third party; and

(f) This Assignment by Assignor Lender to Assignee Lender complies, in all material respects, with the terms of the Loan Documents.

4.	LIMITATIONS OF LIABILITY

Neither Assignor Lender (except as provided in Section 3.2 above) nor Agent makes any representations or warranties of any kind, nor assumes any responsibility or liability whatsoever, with regard to (a) the Loan Documents or any other document or instrument furnished pursuant thereto or the Loans, Letter of Credit Obligations or other Obligations, (b) the creation, validity, genuineness, enforceability, sufficiency, value or collectibility of any of them, (c) the amount, value or existence of the Collateral, (d) the perfection or priority of any Lien upon the Collateral, or (e) the financial condition of Borrower or other obligor or the performance or observance by Borrower of its obligations under any of the Loan Documents. Neither Assignor Lender nor Agent has or will have any duty, either initially or on a continuing basis, to make any investigation, evaluation, appraisal of, or any responsibility or liability with respect to the accuracy or completeness of, any information provided to Assignee Lender which has been provided to Assignor Lender or Agent by Borrower. Nothing in this Agreement or in the Loan Documents shall impose upon the Assignor Lender or Agent any fiduciary relationship in respect of the Assignee Lender.

5.	FAILURE TO ENFORCE

No failure or delay on the part of Agent or Assignor Lender in the exercise of any power, right, or privilege hereunder or under any Loan Document will impair such power, right, or privilege or be construed to be a waiver of any default or acquiescence therein. No single or partial exercise of any such power, right or privilege will preclude further exercise thereof or of any other right, power, or privilege. All rights and remedies existing under this Agreement are cumulative with, and not exclusive of, any rights or remedies otherwise available.

6.	NOTICES

Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given will be in writing and addressed to the respective party as set forth below its signature hereunder, or to such other address as the party may designate in writing to the other.

7.	AMENDMENTS AND WAIVERS

No amendment, modification, termination, or waiver of any provision of this Agreement will be effective without the written concurrence of Assignor Lender, Agent and Assignee Lender.

8.	SEVERABILITY

Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. In the event any provision of this Agreement is or is held to be invalid, illegal, or unenforceable under applicable law, such provision will be ineffective only to the extent of such invalidity, illegality, or unenforceability, without invalidating the remainder of such provision or the remaining provisions of the Agreement. In addition, in the event any provision of or obligation under this Agreement is or is held to be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations in any other jurisdictions will not in any way be affected or impaired thereby.

9.	SECTION TITLES

Section and Subsection titles in this Agreement are included for convenience of reference only, do not constitute a part of this Agreement for any other purpose, and have no substantive effect.

10.	ACCEPTANCE OF LOAN DOCUMENTS

Assignee Lender acknowledges that it is subject to the terms and provisions of the Credit Agreement and the other Loan Documents.

11.	SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

12.	APPLICABLE LAW

THIS AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

13.	COUNTERPARTS

This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, will be deemed an original and all of which shall together constitute one and the same instrument.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

ASSIGNEE LENDER:	ASSIGNOR LENDER:

By:	By:
Name:	Name:
Title:	Title:

Notice Address:	Notice Address:

ACKNOWLEDGED AND CONSENTED TO:

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent

By:
Name:
Title:

CT TECHNOLOGIES INTERMEDIATE HOLDINGS, INC.[1]

By:
Name:
Title:

[1]	If required under Section 9.1(a) of the Credit Agreement.

CT TECHNOLOGIES INTERMEDIATE HOLDINGS, INC.

ASSIGNMENT AGREEMENT

SIGNATURE PAGE

SCHEDULE 2.1

Assignor Lender’s Loans

Principal Amount
Revolving Loan	$

Term Loan	$

Subtotal	$

Accrued Interest	$

Unused Line Fee	$

Other + or -	$

Total	$

All determined as of the Effective Date.

Disclosure Schedule 1.1(a)

Agent’s Representatives

General Electric Capital Corporation

GE Healthcare Financial Services

500 West Monroe Street, 13th Floor

Chicago, IL 60661

Attention: Blanca F. Arauz

Telecopier.: 866-399-6956

Telephone.: 312-441-6801

Disclosure Schedule 1.4

Sources and Uses; Funds Flow Memorandum

See attached.

[Funds flow to be attached]

Disclosure Schedule 3.1

Type of Entity; State of Organization

Entity	Type of Entity	State of Organization
CT Technologies Intermediate Holdings (Topco), Inc.	Corporation	Delaware

CT Technologies Intermediate Holdings, Inc.	Corporation	Delaware

Healthport Incorporated	Corporation	South Carolina

Smart Holding Corp.	Corporation	Delaware

HealthPort Technologies, LLC	Limited Liability Company	Georgia

SHS Holdings, LLC	Limited Liability Company	Georgia

Micro Innovations Inc.	Corporation	Missouri

ChartOne, Inc.	Corporation	Delaware

ChartOne, LLC	Limited Liability Company	Delaware

Disclosure Schedule 3.3

Approvals

None.

Disclosure Schedule 3.6

Real Estate and Leases

Leased Property:

Credit Party/Lessee	Property
Healthport Incorporated	8901 Farrow Road Building 200 Columbia, SC 29203

6975 Union Park Center, Suite 500 Midvale, UT 84047

193 Business Park Drive, Suite A Jackson, MS 39213

633 Davis Drive, Suite 100, Morrisville, NC 27560

Public Storage Unit A3056, 7975 Branch Avenue Clinton, MD 20735

2000 F Pomona Dr. Greensboro, NC 27407

1530 S. Evans Street Greenville, NC 27834

220 Storage 6500 Cole Rd Ridgeland, MS

Roper Mountain Rd. Self Storage Unit #1-9 1211 Roper Mountain Road Greenville, SC 29615

HealthPort Technologies, LLC	120 Bluegrass Valley Parkway, Alpharetta, GA 30005

2621 Sandy Plains Rd., Suite 301, Marietta, GA 30066

105-C Kilmayne Dr., Cary, NC 27511

160 Littleton Road, Suite, 202, Parsippany, NJ 07054

1330 Niagara Falls Blvd., Second Floor, Tonawanda, NY 14150

4700 Duke Drive, Suite 170, Mason, OH 45040

967 Murray-Holladay Road, Suite 3-B, Salt Lake City, UT 84117

Micro Innovations Inc.	2150, 2152, 2160, and 2180 North Fox Hollow Drive, Nixa, MO 65714

1904 N. Lecompte Rd. Springfield, MO 65802

342, 344, and 364 Midway Circle,
Nixa, MO 65714

3 New England Executive Park
Suite 200 (2nd Floor)
Burlington, MA 01803

Station House Office Building
Suite 128 & 130
900 Haddon Avenue
Collingswood, NJ 08108

545 E. John Carpenter Freeway
Suite 700
Irving, TX 75062

Prologis Park North Las Vegas, Building I
4031 N. Pecos Road, Suite 103
North Las Vegas, NV 89115

47 Main Street
2nd Floor
Waterville, ME

Subleased Property:

Credit Party/Subtenant	Property
ChartOne, Inc.	1004 Avenue N Piano, TX 75074

8246 Sandy Court Jessup, MD

Credit Party/Sublessor	Property
Micro Innovations, Inc.	2150, 2152 and 2180 North Fox Hollow Drive, Nixa, MO 65714

Disclosure Schedule 3.7

Labor Matters

Collective Bargaining Agreement:

1. Collective Bargaining Agreement dated as of May 7, 2004 by and between the League of Voluntary Hospitals and Homes of New York and 1199/SEIU United Healthcare Workers East.

Disclosure Schedule 3.8

Ventures; Outstanding Stock

Subsidiaries:

Credit Party	Shareholders	Percentage Owned
CT Technologies Intermediate Holdings (Topco), Inc.	CT Technologies Holdings, LLC	100%
CT Technologies Intermediate Holdings, Inc.	CT Technologies Intermediate Holdings (Topco), Inc.	100%
Healthport Incorporated	CT Technologies Intermediate Holdings, Inc.	100%
Smart Holdings Corp.	CT Technologies Intermediate Holdings, Inc.	100%
HealthPort Technologies, LLC	Smart Holdings Corp.	100%
Micro Innovations Inc.	HealthPort Technologies, LLC	100%
SHS Holdings, LLC	HealthPort Technologies, LLC	100%
ChartOne, Inc.	HealthPort Technologies, LLC	100%
ChartOne, LLC	ChartOne, Inc.	100%

Investments:

Credit Party	Company Owned by such Credit Party	Percentage Owned
HealthPort Technologies, Inc.	Proacsys, LLC	21%

Disclosure Schedule 3.11

Tax Matters

ChartOne, Inc.

1. Sales and Use Tax audit ongoing by the State of California for the period January 2005 through March 2007.

2. Sales and Use Tax audit ongoing by the Commonwealth of Massachusetts for the period April 2004 through March 2007.

3. Income Tax audit ongoing by the City of Detroit, Michigan for the 2006 tax year.

4. State of Nevada Department of Taxation sales tax audit of HealthPort Technologies, LLC.

5. State of Alabama Department of Revenue sales tax audit of HealthPort Technologies, LLC.

Disclosure Schedule 3.12

ERISA Plans

1. League/1199SEIU/Health Care Industry Job Security Fund

2. League/1199SEIU Training and Upgrading Fund

3. 1199SEIU National Benefit Fund

4. 1199SEIU Health Care Employees Pension Fund

5. 1199SEIU Employer Child Care Fund

6. 1199SEIU Hospital League Health Care Industry Planning and Placement Fund

Disclosure Schedule 3.13

Litigation

None.

Disclosure Schedule 3.14

Brokers

None.

Disclosure Schedule 3.15

Intellectual Property

HealthPort Technologies, LLC

Registered U.S. Trademark DOCUSTORE, registration no. 2,840,050, registered May 11, 2004.

Registered U.S. Trademark EDISCLOSE, registration no. 3,005,660, registered Oct. 11, 2005.

Registered U.S. Trademark ESMARTLOG, registration no. 2,928,431, registered Feb. 22, 2005.

Registered U.S. Trademark QUICKVIEW, registration no. 2,647,284, registered Nov. 5, 2002.

Registered U.S. Trademark SMARTLINK, registration no. 2,928,863, registered Mar. 1, 2005.

Registered U.S. Trademark $D$PAYONLINE, registration no. 3,073,370, registered Mar. 28, 2006.

Registered U.S. Trademark SDS SMART DOCUMENT SOLUTIONS, registration no. 3,025,359, registered Dec. 13, 2005.

Pending U.S. Trademark registration (intent-to-use application) for design, serial no. 78/935,755, filed Jul. 24, 2006.

Pending U.S. Trademark registration (intent-to-use application) SDS COMPREHENSIVE HEALTH INFORMATION SOLUTIONS and design, serial no. 78/937,155, filed Jul. 25, 2006.

Micro Innovations Inc.

Registered U.S. Trademark HEALTHPORT, registration no. 3,040,396, registered Jan. 10, 2006.

Registered U.S. Trademark NAUVALIS HEALTHCARE SOLUTIONS, registration no. 3,200,348, registered Jan. 23, 2007.

License Agreement dated December 29, 2006 by and among Blue Cross Blue Shield of South Carolina, a South Carolina mutual insurance company and Companion Technologies Corporation, a South Carolina corporation.

Domain Name	Expires	Domain Name	Expires
smartdocumentsolutions.net	July 15, 2007	quickviewdirect.com	April 19, 2008
smartdocsolutions.net	August 15, 2007	sdsnotwhatyouthink.com	April 27, 2008
smartdocsolutions.com	August 15, 2007	gosmartclinics.com	May 24, 2008
absoluteer.com	September 4, 2007	smarttrack.us	July 22, 2008
recordtrack.net	September 8, 2007	esmartlog.com	November 14, 2008
requesttrack.net	September 8, 2007	getmesam.com	January 3, 2009
smartrecordonline.com	October 17, 2007	hcaview.com	June 13, 2009
smarthealthfile.com	October 19, 2007	emrweb.net	August 24, 2009

roitransmit.com	October 28, 2007	tirneforsds.com	September 12, 2009
smartpayonline.net	November 19, 2007	mydocustore.com	October 23, 2009
smarthealthservices.com	December 29, 2007	nauvalissystems.com	November 11, 2009
smartpayonline.com	January 10, 2008	nauvalishealth.com	November 11, 2009
sdspayonline.net	January 13, 2008	nauvalis.com	November 11, 2009
sdspayonline.com	January 13, 2008	smart-hospital.com	February 23, 2010
sdscorp.net	February 2, 2008	gosrnarthospital.com	February 23, 2010
sdssolutions.net	February 2, 2008	gosmartclinic.com	February 23, 2010
smartsds.com	February 3, 2008	smartdocumentsolutions.org	March 26, 2010
reli-imaging.net	February 21, 2008	smartdocumentsolutions.com	March 26, 2010
reli-imaging.com	February 21, 2008	smartcorporation.net	April 12, 2010
sdshealth.com	March 22, 2008	smartcorp.net	June 7, 2010
sdshealth.net	March 22, 2008	mysdshealthport.com	June 7, 2010
qvdirect.net	April 19, 2008	mysdshealthport.net	June 7, 2010
quickviewdirect.net	April 19, 2008

HealthPort - The Company has knowledge of the following two prior uses of the mark “HealthPort”: (i) Long Island Jewish Hospital launched a HealthPort system in December 2002; and (ii) the domain name “healthport.net” was registered by a third party on February 28, 2002.

Credit Party	Trade Names/Styles
Healthport Incorporated	Companion Practice Management
Companion PM
Companion Claims Connect
Companion EMR
Companion Electronic Medical Records
Companion Direct
Companion Technologies Corporation
Companion EnterpriseEDI
P.A.I.D. System
PAID IV
PAID IV+
Companion Systems, Inc.

HealthPort Technologies, LLC	SDS
Smart Document Solutions
SmartDocs
Smartcorp
Smart Professional Photocopy Corporation
Smart corporation
JAS Imaging
Smart Partner
EMR Web
MPI Cleanup
Smartscan

SHS Holdings, LLC	SHS Holdings

Micro Innovations Inc.	Micro Innovations

ChartOne, Inc.	None

ChartOne, Inc.

1.	Trademarks Owned by ChartOne, Inc. and its Subsidiaries

Mark	Jurisdiction	Status	App. No./Reg. No.	App. Date/Reg. Date
CHARTING A BETTER WAY	U.S. Federal	Registered	2608967	08/20/2002
CHARTONE	U.S. Federal	Registered	2732550	07/01/2003

2.	Patents Owned by ChartOne, Inc. and its Subsidiaries

Patent	Application #	File Date	Status
EHI	09/589,647	06/07/2000	Pending

3.	Unregistered Marks and Trade or Corporate Names Owned by ChartOne, Inc. and its Subsidiaries:

a.	eWebRelease

b.	Responds

c.	OptiSure

d.	ChartOne Logos (see attached)

4.	Domain Names Owned by ChartOne, Inc. and its Subsidiaries:

Domain Name	Expiry Date
www.chartone.com	02/14/2011
www.chartrelease.com	12/15/2013
www.chartone.us	01/01/2018

5.	Software Owned by ChartOne, Inc. and its Subsidiaries

a.	eWebRelease

b.	Responds

Patent Infringement Claim

Document Generation Corp. v. Allmeds. Inc. - Case No. 3:07-cv-00841-GPM-DGW; Healthport Technologies, Inc. is a defendant in this case.

Disclosure Schedule 3.16

Financing Statements

CT Technologies Intermediate Holdings (Topco), Inc.	Delaware
CT Technologies Intermediate Holdings, Inc.	Delaware
Healthport Incorporated	South Carolina
Smart Holdings Corp.	Delaware
HealthPort Technologies, LLC	Georgia
Micro Innovations Inc.	Missouri
SHS Holdings, LLC	Georgia
ChartOne, Inc.	Delaware
ChartOne, LLC	Delaware

Disclosure Schedule 3.17

Environmental Matters

None.

Disclosure Schedule 3.18

Insurance

Type of Insurance	Insurer	Amount of Coverage	Renewal/Expiration Date
Property	St. Paul Fire & Marine Ins. Co.	$33,705,584	7/1/2009
General Liability	St. Paul Fire & Marine Ins. Co.	$3,000,000	7/1/2009
Business Auto	St. Paul Fire & Marine Ins. Co.	$1,000,000	7/1/2009
Commercial Umbrella	St. Paul Fire & Marine Ins. Co.	$20,000,000	7/1/2009
Representations and Warranties	Nutmeg Ins. Co.	$13,000,000	6/15/2013
Director’s and Officer’s Liability/EPLI/Fiduciary	American Int’l Speciality Lines Ins. Co.	$6,000,000	7/1/2010
Director’s and Officer’s Liability (Run-Off)	American Int’l South Insurance Co.	$3,000,000	6/15/2013
Blanket Crime	Zurich American	$1,000,000	7/1/2009
Limit of Liability (Tech, Internet Pro, MPL, Media, Security/Privacy Liability)	American International Speciality Lines Insurance Co.	$5,000,000	7/1/2009
Workers Compensation	Zurich American Insurance Company	$1,000,000	3/1/2009

Disclosure Schedule 3.19

Deposit and Disbursement Accounts

Disclosure Schedule 3.24

Bonding, Licenses

None.

Disclosure Schedule 5.1

Corporate Trade Names

Corporate Names/Trade Names

Entity	Trade Names/Styles	Date Used
HealthPort Incorporated	Companion Practice Management	Current
Companion PM
Companion Claims Connect
Companion EMR
Companion Electronic Medical Records
Companion Direct
Companion Technologies Corporation
Companion EnterpriseEDI
P.A.I.D. System
PAID IV
PAID IV+
Companion Systems, Inc.

HealthPort Technologies, LLC	SDS	Current
Smart Document Solutions
SmartDocs
Smartcorp
Smart Professional Photocopy Corporation
Smart corporation
JAS Imaging
Smart Partner
EMR Web
MPI Cleanup
Smartscan

SHS Holdings, LLC	SHS Holdings	Current

Micro Innovations Inc.	Micro Innovations	Current
Nauvalis

ChartOne, Inc.	None	—

ChartOne, LLC	None	—

Disclosure Schedule 5.8

Landlord’s Agreements, Mortgage Agreements, Bailee Letters and Real Estate Purchases

Credit Party/Lessee	Property
Healthport Incorporated	8901 Farrow Road Building 200 Columbia, SC 29203

HealthPort Technologies, LLC	120 Bluegrass Valley Parkway, Alpharetta, GA 30005

Micro Innovations Inc.	1904 N. LecompteRd. Springfield, MO 65802

ChartOne, Inc.	545 E. John Carpenter Freeway Suite 700 Irving, TX 75062

Disclosure Schedule 6.2

Investments

Credit Party	Company Owned by such Credit Party	Percentage Owned	Credit Party	Company Owned by such Credit Party
HealthPort Technologies, LLC	Proacsys, LLC	21%	HealthPort Technologies, LLC	Proacsys, LLC

Disclosure Schedule 6.3

Indebtedness

Letter of Credit No. 7413967 in the amount of $320,000.00 dated March 31, 2004 by Bank of America, N.A., as issuer for Smart Document Solutions, LLC, as the account party, in favor of Liberty Mutual Insurance Company, as beneficiary.

Standby Letter of Credit No. TPTS - 334175 in the amount of $326,400.00 issued June 15, 2007 by J.P. Morgan Chase Bank, N.A., as issuer, for Smart Document Solutions, LLC, as the account party, in favor of Bank of America, N.A., as beneficiary, backstopping that certain Letter of Credit No. 7413967 in the amount of $320,000 dated March 31, 2004 by Bank of America, N.A., as issuer for Smart Document Solutions, LLC, as the account party, in favor of Liberty Mutual Insurance Company, as beneficiary.

Letter of Credit No. 68014806 in the amount of $1,080,579.00 as amended September 19, 2006, by Bank of America, N.A., as issuer for Smart Document Solutions, LLC, as the account party, in favor of Royal Bank of Canada, as beneficiary.1

Standby Letter of Credit No. TPTS - 334174 in the amount of $1,102,190.58 issued June 15, 2007 by J.P. Morgan Chase Bank, N.A., as issuer, to Smart Document Solutions, LLC, as the account party, for Bank of America, N.A., as beneficiary, backstopping that certain Letter of Credit No. 68014806 in the amount of $1,080,579 as amended September 19, 2006, by Bank of America, N.A., as issuer for Smart Document Solutions, LLC, as the account party, in favor of Royal Bank of Canada, as beneficiary.

Letter of Credit No. SBLC - 11348 in the amount of $51,194.50 dated September 29, 2004 by Pacific Business Funding as issuer for ChartOne, Inc., as the account party, in favor of MA-New England Executive Park, L.L.C., as beneficiary.

Letter of Credit No. SBLC - 11347 in the amount of $41,880.10 dated September 29, 2004 by Pacific Business Funding as issuer for ChartOne, Inc., as the account party, in favor of TX-545 E. John Carpenter Freeway Limited, as beneficiary.

[1]	The L/C Issuer has issued a replacement Letter of Credit on the Closing Date with respect to this letter of credit and, as such, this letter of credit shall be cancelled shortly.

Disclosure Schedule 6.4

Transactions with Affiliates

Promissory Note, Security Agreement and Guarantee issued on May 29, 2008 by Patrick J. Haynes, III in favor of HealthPort Technologies, LLC in the principal amount of $250,000

Promissory Note, Security Agreement and Guarantee issued on July 11, 2008 by Patrick J. Haynes, III in favor of HealthPort Technologies, LLC in the principal amount of $100,000

Promissory Note, Security Agreement and Guarantee issued on July 15, 2008 by Patrick J. Haynes, III in favor of HealthPort Technologies, LLC in the principal amount of $150,000

Promissory Note, Security Agreement and Guarantee issued on July 31, 2008 by Patrick J. Haynes, III in favor of HealthPort Technologies, LLC in the principal amount of $250,000

Promissory Note issued by Jake Reynolds in favor of Companion Technologies Corporation (n/k/a HealthPort, Inc.) in the original principal amount of $18,769.03.

Disclosure Schedule 6.7

Existing Liens

Cash collateral securing (i) Letter of Credit No. SBLC - 11348 in the amount of $51,194.50 dated September 29, 2004 by Pacific Business Funding as issuer for ChartOne, Inc., as the account party, in favor of MA-New England Executive Park, L.L.C., as beneficiary and (ii) Letter of Credit No. SBLC - 11347 in the amount of $41,880.10 dated September 29, 2004 by Pacific Business Funding as issuer for ChartOne, Inc., as the account party, in favor of TX-545 E. John Carpenter Freeway Limited, as beneficiary.